================================================================================


         SECURED SUPER-PRIORITY DEBTOR-IN-POSSESSION FINANCING AGREEMENT


                          Dated as of January 24, 2002

                              AMENDED AND RESTATED
                             as of February 4, 2002


                                      among


                            HARVARD INDUSTRIES, INC.,
                       HARVARD TRANSPORTATION CORPORATION,
                                       and
                            HAYES-ALBION CORPORATION
                    as Debtors-In-Possession and as Borrowers

                TRIM TRENDS CANADA LIMITED and 177192 CANADA INC.
                                  as Guarantors

                       THE CIT GROUP/BUSINESS CREDIT, INC.
              as Administrative Agent, Collateral Agent and Lender

                               CITICORP USA, INC.
                         as Syndication Agent and Lender

                                  CITIBANK N.A.
                                 as Issuing Bank


                                   $35,000,000


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


                                TABLE OF CONTENTS
                                                                            Page
SECTION 1.          DEFINITIONS................................................3

       1.1      Certain Defined Terms..........................................3
       1.2      Construction of Certain Terms.................................32
       1.3      GAAP Terminology..............................................32
       1.4      No Presumption in Construction................................33
       1.5      Independence of Provisions....................................33
       1.6      Inactive Guarantor............................................33

SECTION 2.          CONDITIONS PRECEDENT......................................34

       2.1      Conditions Precedent to Initial Loans on the Initial Closing
                  Date........................................................34
       2.2      Conditions to Each Extension of Credit........................37
       2.3      Conditions Relating to Issuance of Letters of Credit..........40

SECTION 3.          AMOUNT AND TERM OF LOANS..................................40

       3.1      Revolving Loans...............................................40
       3.2      Covenants Involving Accounts and Inventory....................42
       3.3      Representations Regarding Accounts and Inventory..............42
       3.4      Establishment of Blocked Accounts; Matters Relating to
                  Accounts....................................................43
       3.5      Reports Involving Accounts and Related Matters................45
       3.6      Revolving Loan Account........................................45
       3.7      Overadvance Due on Demand.....................................48

SECTION 4.          LETTERS OF CREDIT.........................................48

       4.1      Letter of Credit Commitment...................................48
       4.2      Procedure for Issuance of Letters of Credit...................49
       4.3      Reimbursement Agreement.......................................50
       4.4      Responsibilities of Issuing Bank..............................50
       4.5      L/C Participations............................................51
       4.6      Reimbursement Obligations.....................................51
       4.7      Payments by Revolving Facility Lenders........................52
       4.8      Reimbursement Obligations Absolute............................52
       4.9      Actions and Reliance by the Issuing Bank......................53

SECTION 5.          TERMINATION OR REDUCTION OF COMMITMENTS; REIMBURSEMENT AND
                      LOAN OBLIGATIONS GENERALLY..............................53

       5.1      Revolving Line of Credit......................................53
       5.2      Letter of Credit Sub-Line.....................................54
       5.3      Reimbursement and Loan Obligations Generally..................54

SECTION 6.          PREPAYMENTS OF LOANS......................................54

       6.1      Prepayments...................................................54
       6.2      Optional Prepayment of Revolving Loans........................54
       6.3      Mandatory Application of Certain Proceeds.....................54
       6.4      Mandatory Application of Insurance Proceeds and Sale of Asset
                  Proceeds....................................................55

SECTION 7.          COLLATERAL FOR OBLIGATIONS................................55

       7.1      Grant of Security Interest....................................55
       7.2      Related Collateral Matters....................................57
       7.3      Certain Dealings, Rights and Matters Relating to Collateral...57
       7.4      Continuing Nature of Security Interest and Rights.............61
       7.5      Administrative Agent's Exercise of Rights and Remedies........61
       7.6      Application of Credit Balances as Security; Loan Account
                  Charges.....................................................61
       7.7      Insurance on Collateral.......................................61
       7.8      Taxes Relating to Collateral..................................63
       7.9      Mortgages.....................................................64
       7.10     Plan Confirmation.............................................64
       7.11     Modifications.................................................64

SECTION 8.          REPRESENTATIONS; WARRANTIES AND COVENANTS.................65

       8.1      Representations and Warranties................................65
       8.2      Covenants.....................................................72
       8.3      Final Order; Administrative Priority; Lien Priority; Payment
                  of Claims...................................................81
       8.4      Indemnification...............................................82

SECTION 9.          INTEREST, FEES AND EXPENSES INVOLVING OBLIGATIONS.........84

       9.1      Revolving Loans...............................................84
       9.2      L/C Participation Fees........................................84
       9.3      Charges Relating to Letters of Credit.........................85
       9.4      Other Expenses................................................85
       9.5      Commitment Fee................................................85
       9.6      DIP Facility Fee..............................................85
       9.7      Administrative Management Fee.................................86
       9.8      Other Charges of the Administrative Agent.....................86
       9.9      Taxes.........................................................86
       9.10     Revolving Loan Account Charges................................87
       9.11     Capital Adequacy Changes......................................87
       9.12     Additional Costs..............................................88

SECTION 10.         POWERS INVOLVING OBLIGATIONS; OBLIGATIONS ABSOLUTE........89

       10.1     Power of Attorney.............................................89
       10.2     Joint and Several Liability of Borrowers......................90

SECTION 11.         EVENTS OF DEFAULT AND REMEDIES............................92

       11.1     Events of Default.............................................92
       11.2     Remedies Upon an Event of Default and Otherwise...............96
       11.3     Right of Set-Off..............................................99

SECTION 12.         TERMINATION..............................................100

SECTION 13.         MISCELLANEOUS............................................100

       13.1     Waivers......................................................100
       13.2     Entire Agreement.............................................100
       13.3     Usury........................................................101
       13.4     Severability.................................................101
       13.5     Waiver of Jury Trial.........................................101
       13.6     Notices......................................................102
       13.7     Certain Notices..............................................104
       13.8     Governing Laws...............................................104
       13.9     Intentionally Deleted........................................104
       13.10    Headings.....................................................104
       13.11    Replacement of Promissory Note...............................104
       13.12    Counterparts.................................................105
       13.13    Waiver of Claims.............................................105
       13.14    Assignments and Participations...............................105
       13.15    Currency.....................................................108
       13.16    Rate of Interest for Canadian Companies......................108
       13.17    Amendments; Waivers..........................................108
       13.18    Confidentiality..............................................109
       13.19    Contribution.................................................109

SECTION 14.         AGREEMENT BETWEEN THE LENDERS............................110

       14.1     Disbursements................................................110
       14.2     Lender and Administrative Agent Adjustments..................111
       14.3     Statement of Accounts........................................112
       14.4     Sharing of Payments..........................................112
       14.5     Pro Rata Responsibility......................................112

SECTION 15.         AGENTS AND ISSUING BANK..................................113

       15.1     Appointment of Agent.........................................113
       15.2     Delegation...................................................113
       15.3     Exculpatory Provisions.......................................113
       15.4     Reliance.....................................................114
       15.5     Notice of Default............................................114
       15.6     Non-Reliance on Agents, Issuing Bank and Other Lenders.......114
       15.7     Indemnification by Lenders...................................115
       15.8     The Agents and the Issuing Bank in Their Individual
                  Capacities.................................................115

       15.9     Successor Agents.............................................116
       15.10    Arrangements Requiring Consent of Lenders; Administrative
                  Agent's Discretion.........................................116
       15.11    Nonconsenting Lenders........................................117
       15.12    Refund of Payments...........................................117
       15.13    Relationship.................................................117

SECTION 16.         GUARANTY.................................................117

       16.1     Guaranty.....................................................117
       16.2     Guaranty Obligations Unconditional...........................118
       16.3     Waivers......................................................120
       16.4     Subrogation..................................................121
       16.5     Reaffirmation of Pre-Petition Agreements.....................121

EXHIBITS
        Exhibit A - Form of Revolving Loan Promissory Note
        Exhibit B - Form of Interim Order
        Exhibit C - Form of Secretary's Certificate
        Exhibit D - Form of Officer's Certificate
        Exhibit E - Form of Notice of Borrowing
        Exhibit F - Form of Assignment and Transfer Agreement
        Exhibit G - Form of Participating Customer Agreement Matters


SCHEDULES
         Schedule 1 - Litigation
         Schedule 2 - Capital Stock
         Schedule 3 - Certain Indebtedness and Permitted Encumbrances
         Schedule 4 - Certain Financial Obligations
         Schedule 5 - Taxes
         Schedule 6 - ERISA Matters
         Schedule 7 - Environmental Matters
         Schedule 8 - Intellectual Property Matters
         Schedule 9 - Guarantors
         Schedule 10 - Collective Bargaining Agreements
         Schedule 11 - Visteon/American Axle Participating Customer Agreement

         SECURED SUPER-PRIORITY DEBTOR-IN-POSSESSION FINANCING AGREEMENT dated as of January 24, 2002, Amended and Restated as of February 4, 2002 (the "First Amendment Date") with effect as of January 24, 2002 and, among HARVARD INDUSTRIES, INC., a Delaware corporation (hereinafter, "Harvard"), HARVARD TRANSPORTATION CORPORATION, a Michigan corporation and HAYES-ALBION CORPORATION, a Michigan corporation, as debtors and debtors-in-possession in cases pending under Chapter 11 of the Bankruptcy Code (as defined below) (each individually a "Borrower" and together with Harvard, the "Borrowers"); THE CIT GROUP/BUSINESS CREDIT, INC., a New York corporation, with offices located at 1211 Avenue of the Americas, New York, NY 10036 (hereinafter "CIT"), as administrative agent and collateral agent for the Lenders (in such capacities, the "Administrative Agent"); CITICORP USA, INC., a Delaware corporation, with offices located at 388 Greenwich Street, New York, NY 10013 (hereinafter, "CUSA"), as syndication agent in connection with the Loans referred to below (in such capacity, the "Syndication Agent"), each Lender (as that term is defined below) party hereto from time to time; CITIBANK, N.A. ("Citibank"), as issuing bank in respect of Letters of Credit as contemplated herein (the "Issuing Bank"); and 177192 CANADA INC. and TRIM TRENDS CANADA LIMITED (each individually a "Guarantor" and collectively, the "Guarantors"), as joint and several obligors in respect of the Obligations (as defined below), in the case of the Borrowers, or, in the case of the Guarantors, as joint and several guarantors of the Harvard Obligations (as defined below) and, severally, as obligors in respect of their own Reimbursement Obligations, if any (as defined below).

                                    RECITALS

         On January 15, 2002 (the "Filing Date"), the Borrowers each filed voluntary petitions with the United States Bankruptcy Court for the District of New Jersey (the "Bankruptcy Court") initiating the Cases (as defined below) and have continued in the possession of their assets and in the management of their businesses pursuant to Sections 1107 and 1108 of the Bankruptcy Code.

         The Borrowers are parties to that certain Agreement dated May 31, 2001 (the "Pre-Petition Credit Agreement") among CIT, CUSA, Citibank and the Pre-Petition Borrowers (as defined herein) and certain related security and mortgage or other collateral documents and agreements relating thereto (collectively, the "Pre-Petition Agreements").

         On the Filing Date, the total obligations due and owing to the Lenders from the Pre-Petition Borrowers under the Pre-Petition Agreements was approximately $41,107,277 (the "Pre-Petition Obligations") of which approximately $18,185,000 was and continues to be owing as Term Loans (as defined in the Pre-Petition Agreements) (the "Pre-Petition Term Loans"), approximately $16,850,000 was and continues to be owing as Revolving Loans (as defined in the Pre-Petition Agreements) (the "Pre-Petition Revolving Loans"), and approximately $6,072,277 in letters of credit for which Borrowers are liable (the "Pre-Petition L/C Obligations"). The Pre-Petition Obligations of the Borrowers to the Lenders are secured by valid, perfected liens on and security interests in substantially all of the real and personal property and interests in such property that the Borrowers owned on the Filing Date and may own thereafter, and the products and proceeds thereof, all as set forth in the Pre-Petition Agreements.

         The Borrowers have requested that the Lenders extend a line of credit in an aggregate principal amount not to exceed $35,000,000.00 to the Borrowers as debtors and debtors in possession under the Bankruptcy Code, which $35,000,000.00 shall be used to pre-pay the Pre-Petition Revolving Loans, to pay Obligations hereunder which arise out of Pre-Petition L/C Obligations and for working capital of the Borrowers as provided herein. The Pre-Petition Borrowers have agreed to make adequate protection payments to the Lenders in respect of the Pre-Petition Term Loans.

         The Borrowers, the Guarantors, the Lenders, the Administrative Agent, the Syndication Agent and the Issuing Bank are parties to that certain Secured Super-Priority Debtor-In-Possession Financing Agreement dated as of January 24, 2002 (the "Original Agreement"), and have agreed that the Original Agreement shall be amended and restated as set forth herein, to implement amendments contemplated in the Original Agreement and restate the amended terms and conditions upon which, among other things, the Lenders and the Issuing Bank have agreed to make available to the Borrowers such post-petition loans and other extensions of credit (including those already made available under the Original Agreement); each of the Guarantors has agreed to ratify and confirm its guaranty of the obligations of the Borrowers, and to confirm that the guaranty extends to the Obligations and each of the Borrowers and Guarantors has agreed to provide or cause to be provided to the Agents, the Issuing Bank and the Lenders the following (each as more fully described herein):

                  (a) with respect to the obligations of the Borrowers under the Loan Documents, subject to the Carve-Out, an allowed administrative expense claim in the Cases pursuant to Section 364(c)(1) of the Bankruptcy Code having priority over all administrative expenses of the kind specified in Sections 503(b), 507(b) and 546(c) of the Bankruptcy Code;

                  (b) with respect to the obligations of the Borrowers under the Loan Documents, subject to the Carve-Out and the United States Trustees Fees, a perfected first priority lien, pursuant to Sections 364(c)(2) and 364(d)(1) of the Bankruptcy Code, upon all of the Collateral;

                  (c) with respect to the obligations of the Borrowers and the Pre-Petition Borrowers under the Pre-Petition Agreements, an order of the Bankruptcy Court authorizing the Borrowers and the Pre-Petition Borrowers to affirm and continue the Pre-Petition Agreements and to authorize the Loans under this Agreement to be used to pay off in part certain outstanding obligations under the Pre-Petition Agreements; and

                  (d) as to the Guarantors, a confirmation of the continued guaranty, and security therefore, pursuant to the terms of the Pre-Petition Agreements and hereunder.

         Accordingly, the parties hereto hereby agree as follows:

SECTION 1.        DEFINITIONS

         1.1 Certain Defined Terms. The following terms shall have the meanings indicated below.

         Access and Security Agreement shall mean the Access and Security Agreement dated as of January 1, 2001, between Harvard and Pottstown, on the one hand, and General Motors Corporation, on the other hand, each of the three Access and Security Agreements dated as of the same date between Harvard and Hayes-Albion, on the one hand, and General Motors Corporation, on the other hand, relating to the Hayes-Albion facility in Jackson, Michigan, the Trim-Trends facility in Bryan, Ohio, and the Trim-Trends facility in Spencerville, Ohio, and the Access and Security Agreement referred to in the Visteon/American Axle Participating Customer Agreement and each other access and security or similar agreement with other Participating Customers of any Borrower facility entered into with the prior written consent of the Lenders and the Junior Lien Lender in connection with a Participating Customer Agreement with such customer.

         Accounts shall mean all of an Obligor's now existing and future: (a) accounts (as defined in the UCC), and any and all other receivables (whether or not specifically listed on schedules furnished to the Administrative Agent), including, without limitation, all accounts created by, or arising from, all of such Obligor's sales, leases, rentals of goods or renditions of services to its customers, including but not limited to, those accounts arising under such Obligor's trade names or styles, or through any of such Obligor's divisions; (b) any and all instruments, documents, chattel paper (including electronic chattel paper) (all as defined in the UCC); (c) unpaid seller's or lessor's rights (including rescission, replevin, reclamation, repossession and stoppage in transit) relating to the foregoing or arising therefrom; (d) rights to any goods represented by any of the foregoing, including rights to returned, reclaimed or repossessed goods; (e) reserves and credit balances arising in connection with or pursuant hereto; (f) guarantees, supporting obligations, payment intangibles and letter of credit rights (all as defined in the UCC); (g) insurance policies or rights relating to any of the foregoing; (h) general intangibles pertaining to any and all of the foregoing (including all rights to payment, including those arising in connection with bank and non-bank credit cards), and including books and records and any electronic media and software thereto; (i) notes, deposits or property of account debtors securing the obligations of any such account debtors to such Obligor; and (j) cash and non-cash proceeds (as defined in the UCC) of any and all of the foregoing.

         Administrative Management Fee shall mean the sum of $6,250.00 payable per month, on or after May 31, 2002, which shall be paid to the Administrative Agent, for its own account, in accordance with Paragraph 9.7 of Section 9 hereof.

         Accounts Receivable Availability shall mean 85% of Eligible Accounts Receivable.

         Administrative Agent shall have the meaning specified in the recitals hereto.

         Agents shall mean each of the Administrative Agent and the Syndication Agent.

         Agreement means the Secured Super-Priority Debtor-In-Possession Financing Agreement identified in the Recitals hereto as the Original Agreement, as Amended and Restated herein.

         Approved Fund shall mean any Fund that is advised or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or Affiliate of an entity that administers or manages a Lender.

         Assignment and Transfer Agreement shall mean an Assignment and Transfer Agreement in the form of Exhibit F hereto.

         Authorized Officer shall mean with respect to an Obligor, the chairman of the board of directors, the chief executive officer or the president of that Obligor or, with respect to financial matters, the chief financial officer or comptroller of that Obligor, in each case, acting in that Person's capacity as such (or any other officer of the relevant Obligor who is duly authorized to take the relevant action or issue the relevant certification or other document on behalf of that Obligor as contemplated herein or in another relevant Loan Document).

         Availability shall mean, at any time of calculation, the amount by which: (i) the Borrowing Base exceeds (ii) the outstanding aggregate amount of all Obligations.

         Availability Reserve shall mean the sum of the following items as calculated in relation to the Obligors: (a) (i) the sum of the lesser of (A) three (3) months' rental payments or similar charges for leased premises or other Collateral locations for which the Administrative Agent has not received a landlord's waiver in form and substance reasonably satisfactory to the Administrative Agent and (B) the aggregate value of Collateral at such location (subject to the final sentence of this definition), plus (ii) three (3) months' estimated payments plus any other fees or charges owing by any Obligor to any applicable warehousemen or third party processor (as determined by the Administrative Agent in its reasonable business judgment), provided that any of the foregoing amounts shall be adjusted from time to time hereafter upon (x) delivery to the Administrative Agent of any such acceptable waiver, (y) the opening or closing of a Collateral location and/or (z) any change in the amount of rental, storage or processor payments or similar charges, (b) the Carve-Out Reserve, and (c) any reserve which the Administrative Agent may reasonably require from time to time pursuant to this Agreement (including without limitation, for Letters of Credit issued pursuant to Paragraph 4.2(b) of Section 4 hereof, for certain Insurance Proceeds, pursuant to Paragraph 7.7(e) of
Section 7 hereof) and, in respect of Eligible Accounts Receivable, a dilution reserve for each percentage point, or portion of a percentage point, by which actual dilution exceeds five percent (5%). For purposes of clause (a)(i)(B) of this definition, the value of any Collateral at a location shall be as determined by the Administrative Agent in its reasonable business judgment and may, among other things, take into account a value ascribed by it to the books and records of any Obligor maintained at such location which may relate to any Collateral. However, it is understood that the value so ascribed may not exceed the amount specified in clause (a)(i)(A) for such location.

         Bankruptcy Code shall mean each of the United States Bankruptcy Code, 11 U.S.C. ss.ss. 101 et seq.

         Bankruptcy Court shall have the meaning set forth in the recitals hereto or shall mean any court having competent jurisdiction over the Cases.

         Beneficiary shall have the meaning set forth in Paragraph 16.1(a) of
Section 16 hereof.

         Blocked Accounts shall have the meaning set forth in Paragraph 3.4(b) of Section 3 hereof.

         Borrowers shall have the meaning specified in the recitals hereto.

         Borrowing Base shall mean the sum of (x) the Accounts Receivable Availability and (y) the lesser of (I) the Inventory Loan Cap and (II) the sum of 60% of Eligible Raw Materials Inventory, 25% of Eligible Work-in-Process Inventory, and 60% of Eligible Finished Goods Inventory (each at the lower of cost or market, on a first in first out basis) and (z) the Supplemental Availability (as applicable at the relevant time), less any applicable Availability Reserves.

         Borrowing Base Certificate shall mean a certificate, in form and substance satisfactory to the Agents, of the Borrowers signed by an Authorized Officer of Harvard certifying as to the amount calculated by the Borrowers, in accordance with this Agreement, to be the Borrowing Base on the date of such certificate, setting out in reasonable detail the basis for such calculation, together with a schedule setting out with respect to each of the Obligors, as at the same date, its outstanding Eligible Accounts Receivable, the value of its Eligible Raw Material Inventory, Eligible Work-in-Process Inventory and Eligible Finished Goods Inventory, in each case at the lower of cost or market, on a first in, first out basis as well as all other matters required to be set forth therein pursuant to Paragraph 8.2(h)(v) of Section 8 of this Agreement.

         Budget shall mean a projected budget of the Borrowers to be delivered by Harvard to the Administrative Agent and the Junior Lien Lender, prepared on a consolidated basis, setting forth the anticipated sources and uses of cash, including but not limited to professional fees and expenses for the period beginning on the Filing Date through and including the Termination Date, prepared in a manner and using assumptions, consistent with financial statements and the projections provided by the Borrowers to Pre-Petition Lenders under the Pre-Petition Agreements, and in form and substance reasonably satisfactory to the Administrative Agent and the Lenders.

         Business Day shall mean any day on which the Administrative Agent and the principal office in New York City of Citibank are open for business.

         Canadian Deposit Account shall have the meaning set forth in Paragraph 2.1(p) of Section 2 of this Agreement.

         Capital Expenditures shall mean, for any period, the aggregate expenditures of the Obligors during such period on account of, property, plant, equipment or similar fixed assets that, in conformity with GAAP, are required to be reflected in the balance sheets of the Obligors, including, without limitation, the portion of each Capital Lease.

         Capital Lease shall mean any lease of property (whether real, personal or mixed) to the extent that, in conformity with GAAP, it is or should be accounted for as a capital lease or a Capital Expenditure in the balance sheets of the Obligors.

         Carve-Out shall mean, subject to the remainder of this provision regarding calculations and limitations, the aggregate allowed unpaid fees and expenses of professional persons under Sections 330 and 331 of the Bankruptcy Code retained pursuant to an order or orders of the Bankruptcy Court up to the amounts that are generally consistent with the total amount of professionals' fees and expenses in the Budget for the relevant period, which fees and expenses have accrued, so long as such accrual is prior to the date which is five (5) Business Days after notice of the Termination Date is given to Borrowers; provided, however, that the Carve-Out shall not include, apply to or be available for (i) any fees or expenses incurred by any party, including the Borrowers or any committee of creditors or professional persons acting for them,
(A) to the extent they exceed the applicable Permitted Carve-Out Claim Amount (as defined below) at any time or (B) in connection with the investigation (including discovery proceedings, initiation or prosecution of any claims, causes of action, adversary proceeding, or other litigation) against the Administrative Agent, the Lenders or the Issuing Bank or any of them, including challenging the amount, validity, perfection, priority or enforceability of or asserting any defense, counterclaim or offset to, the Obligations or the security interests and Liens of them as secured parties in respect thereof or
(ii) any success fee of any investment banks; and provided further, however, that the Borrowers and the Guarantors shall be permitted to pay compensation and reimbursement of expenses allowed and payable under Sections 330 and 331 of the Bankruptcy Code, as the same may be due and payable, and the same shall reduce the Carve-Out. The foregoing listed types of qualifying claims of professional persons ("Professional Claims") constituting the Carve-Out shall at any time be limited to the following maximum amounts (the "Permitted Carve-Out Claim Amount" at that time): (i) for the period commencing January 15, 2002 through January 30, 2002, $300,000 in respect only of (A) Professional Claims that are not Creditors' Committee Professional Claims and (B) to the extent allowed by an order of the Bankruptcy Court, reasonable fees and expenses incurred prior to the Filing Date; and (ii) thereafter, the sum of (A) the Permitted Carve-Out Claim Amount as at the last day of the preceding month plus (B) an amount for each month beginning with February 2002 and ending with June 2002 which shall be added with effect on the last day of the relevant month, equal to (i) $500,000 for Professional Claims other than Creditors' Committee Professional Claims less the aggregate amount of all such Professional Claims that have been paid at or before the time, and (ii) $50,000 for Creditors' Committee Professional Claims, less the aggregate amount of all Creditors' Committee Professional Claims that have been paid at or before the time. Any Professional Claims that at any time exceed the relevant Permitted Carve-Out Claim Amount applicable at the time will not fall within the Carve-Out, regardless of whether they are included in the Budget and the Agents, the Issuing Bank and the Lenders shall have no duty to inquire as to or otherwise with respect to the determination of Professional Claims that are or are not at any time within the Carve-Out. For purposes of the foregoing, "Creditors' Committee Professional Claims" shall mean any and all Professional Claims in respect of fees and expenses of counsel and other professionals acting on behalf of the Creditors' Committee or any member thereof (or any agent of any of them). The Carve-Out shall be in addition to, and therefore shall not include, any retainers held on the date of this Agreement by any professionals in respect of Professional Claims.

         Carve-Out Reserve shall equal an amount, adjusted at the last Business Day of each Fiscal Month, which equals the then existing Permitted Carve-Out Claim Amount (as that term is defined in the preceding definition of the term "Carve-Out").

         Cases shall mean each of the cases of the Borrowers pursuant to Chapter 11 of the Bankruptcy Code pending in the Bankruptcy Court.

         Cash Collateral has the meaning specified in Section 363(a) of the Bankruptcy Code.

         Cash Collateral Account shall have the meaning set forth in Paragraph 2.1(q) of Section 2 hereof.

         Citibank Base Rate shall mean , for any period, a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall be equal at all times to the highest of:

         (a) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank's base rate;

         (b) the sum (adjusted to the nearest quarter of one percent (0.25%) or, if there is no nearest quarter of one percent (0.25%), to the next higher quarter of one percent (0.25%) of

                  (i) 0.50% per annum plus

                  (ii) the rate per annum obtained by dividing (A) the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average being determined weekly on each Monday (or, if any such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three New York certificate of deposit dealers of recognized standing selected by Citibank, by (B) a percentage equal to one hundred percent (100%) minus the average of the daily percentages specified during such three-week period by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) for Citibank in respect of liabilities consisting of or including (among other liabilities) three-month U.S. dollar nonpersonal time deposits in the United States, plus

                  (iii) the average during such three-week period of the maximum annual assessment rates estimated by Citibank for determining the then current annual assessment payable by Citibank to the Federal Deposit Insurance Corporation (or any successor) for insuring U.S. dollar deposits in the United States; and

         (c) the sum of (i) one-half of one percent (0.50%) per annum plus (ii) the Federal Funds Rate.

         Code shall mean the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

         Collateral shall have the meaning set forth in Paragraph 7.1 of Section 7 of this Agreement.

         Collective Borrowers shall mean each and all of the Borrowers, as specified in Paragraph 3.6(b) of Section 3 of this Agreement.

         Commitment shall mean each Lender's commitment in accordance with this Agreement to make Revolving Loans and acquire L/C Participations (the "Revolving Credit Commitment"), in the amount of their respective pro rata shares of the Revolving Credit Commitment set forth in the schedules prepared by the Administrative Agent or the Assignment and Transfer Agreement executed by the relevant Lender, and the commitment of the Issuing Bank to issue Letters of Credit pursuant to Section 4 of this Agreement.

         Commitment Fee shall: (a) mean the fee due the Administrative Agent, for allocation among the Lenders, at the last Business Day of each month beginning with the month in which the Initial Closing Date occurs, and (b) be determined by multiplying (i) the difference between (A) the Revolving Credit Facility and (B) the sum, for that month, of (x) the average daily balance of Revolving Loans plus (y) the average daily balance of the Letter of Credit Undrawn Amounts for that month, by (ii) one half of one percent (0.50%) per annum, calculated on the basis of the number of days in that month and a year of 360 days.

         Consolidated Balance Sheet shall mean a consolidated or compiled, as applicable, balance sheet for the Obligors and their consolidated subsidiaries, eliminating all inter-company transactions and prepared in accordance with GAAP.

         Consolidating Balance Sheet shall mean (subject to Paragraph 1.3 of this Section 1) a Consolidated Balance Sheet plus individual balance sheets for the Obligors and their consolidated subsidiaries, showing all eliminations of intercompany transactions, including a balance sheet for each of the Obligors exclusively, all prepared in accordance with GAAP.

         Consultant shall have the meaning set forth in subparagraph (f) of Paragraph 8.2 of this Agreement.

         Copyrights shall mean all of each of the Obligors' present and hereafter acquired copyrights, copyright registrations, recordings, copyright applications, designs, styles, marks, prints and labels bearing any of the foregoing, copyright licenses, and all of the Obligors' cash and non-cash proceeds thereof.

         Current Assets shall mean those assets of the Obligors which, in accordance with GAAP, are classified as current.

         Current Liabilities shall mean those liabilities of the Obligors which, in accordance with GAAP, are classified as "current," provided however, that, notwithstanding GAAP, the Revolving Loans and the current portion of Permitted Indebtedness shall be considered "current liabilities."

         Default shall mean any event specified in Section 11 hereof, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, event or act, has been satisfied.

         Default Rate of Interest shall mean a rate of interest per annum equal to the sum of: (a) two percent (2%) and (b) the applicable increment over the Citibank Base Rate (as set forth in Paragraph 9.1 or Paragraph 9.2 of Section 9 hereof) plus the Citibank Base Rate, which shall apply to the Reimbursement Obligations as provided in Paragraph 4.6 of Section 4 of this Agreement and to all other Obligations or Guaranty Obligations (as applicable) due from the Obligors as provided in Paragraph 9.1(c) of Section 9 of this Agreement.

         Depository Account shall mean a collection account subject to the Administrative Agent's control.

         DIP Facility Fee has the meaning set forth in Paragraph 9.6 of Section 9 of this Agreement.

         Disposition shall mean any transaction, or series of related transactions, pursuant to which any Obligor or any of its subsidiaries sells, assigns, transfers or otherwise disposes of any property or assets (whether now owned or hereafter acquired) to any other Person, in each case, whether or not the consideration therefor consists of cash, securities or other assets owned by the acquiring Person, excluding any sales of Inventory in the ordinary course of business on ordinary business terms (and it is understood that any items disposed of pursuant to a Participating Customer Agreement shall not be treated as effected in the ordinary course of business).

         Documents of Title shall mean all of each of the Obligors' present and future documents (as defined in the UCC), and any and all warehouse receipts, bills of lading, shipping documents, chattel paper, instruments and similar documents, all whether negotiable or not and all goods and Inventory relating thereto and all cash and non-cash proceeds of the foregoing.

         Doehler Jarvis Plan shall mean the Doehler Jarvis Pension Plan for Wage Basis Employees.

         EBITDA shall mean, for any applicable period, pro forma combined net income of Trim Trends and the Trim Trends Division minus (to the extent included in determining net income) each of the following to the extent distributable to Trim Trends and the Trim Trends Division: (A) income tax credits, (B) interest income, (C) gains from extraordinary items, (D) aggregate non-cash net gains (but not any aggregate net loss) arising from the sale, exchange or other disposition of capital assets, (E) any other non-cash gains that would have been included in consolidated net income under GAAP but for this provision, and (F) any other income that does not arise in the ordinary course of business; plus (to the extent included in determining net income) each of the following: (A) any provision for income taxes, (B) interest expense, (C) the amount of any non-cash charges (including amortization, depreciation and the non-cash portion of imputed interest on employee post-retirement benefits other than pension benefits), (D) amortized debt discount and (E) any aggregate non-cash net loss arising from the sale, exchange or other disposition of capital assets. All items and classifications relevant to the determination of EBITDA for a period shall be determined in accordance with GAAP applied on a basis consistent with its application in the audited financial statements of the Obligors for the Fiscal Year ended September 30, 2000.

         Eligible Accounts Receivable shall mean, as to any Obligor, the gross amount of such Obligor's Trade Accounts Receivable, other than Excluded Albion Receivables, that are subject to a valid, first priority and fully perfected security interest in favor of the Administrative Agent, on behalf of the Agents, the Issuing Bank and the Lenders subject as to priority only to the Carve-Out and the United States Trustees Fees, which conform to the warranties contained herein and which, at all times, continue to be acceptable to the Administrative Agent in the exercise of its reasonable business judgment, less, without duplication, the sum of:

         (a) any returns, discounts, claims, credits and allowances of any nature (whether issued, owing, granted, claimed or outstanding), and

         (b) reserves for any such Trade Accounts Receivable that arise from or are subject to or include:

                  (i) sales (A) to the United States, any state or other governmental entity of or in the United States or to any agency, department or division thereof, except for any such sales as to which such Obligor has complied with the Assignment of Claims Act of 1940 or (B) to Canada, any province or other governmental entity of or in Canada or to any agency, department or division thereof, except where the Administrative Agent is satisfied that the Administrative Agent holds a valid perfected first priority security interest in the Accounts Receivable, in any case covered by (A) or (B), any other applicable statute, rules or regulation, to the Administrative Agent's satisfaction in the exercise of its reasonable business judgment;

                  (ii) foreign sales, other than sales which otherwise comply with all of the other criteria for eligibility hereunder and are (x) secured by letters of credit (in form and substance satisfactory to the Administrative Agent) issued or confirmed by, and payable at, banks having a place of business in the United States, or (y) to customers located in Canada provided such Accounts do not exceed $5,000,000.00 in the aggregate at any one time;

                  (iii) Accounts that remain unpaid more than ninety (90) days from original invoice date;

                  (iv) contra accounts;

                  (v) sales to any other Obligor, any subsidiary, or to any company affiliated with the Obligors in any way;

                  (vi) bill and hold (deferred shipment) or consignment sales;

                  (vii) sales to any customer which is: (A) insolvent, (B) the debtor in any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under any federal, state law or provincial, (C) negotiating, or has called a meeting of its creditors for purposes of negotiating, a compromise of its debts, or (D) financially unacceptable to the Agents or has a credit rating unacceptable to the Agents;

                  (viii) all sales to any customer if fifty percent (50%) or more of the aggregate U.S. dollar amount (or equivalent) of all outstanding invoices to such customer are unpaid more than ninety (90) days from invoice date;

                  (ix) pre-billed receivables and receivables arising from progress billing;

                  (x) an amount representing returns, discounts, claims, credits, allowances and applicable terms;

                  (xi) sales not payable in United States or Canadian currency; and

                  (xii) any other reasons deemed necessary by the Lenders less any reserves required by the Administrative Agent in its reasonable discretion, and which are customary either in the commercial finance industry or in the lending practices of either of the Agents and/or the Lenders. It is understood that any payment due under the GM Transition Supply Agreement, or any similar agreement to the extent such agreement provides for a lump sum or scheduled payments to the applicable Obligors not in the ordinary course and not in the form of per item price adjustments will not be included in Eligible Accounts Receivable.

         Eligible Assignee shall mean (a) a Lender or any Affiliate or Approved Fund of such Lender, (b) a commercial bank having total assets in excess of $5,000,000,000, (c) a finance company, insurance company, other financial institution or fund reasonably acceptable to the Administrative Agent, regularly engaged in making, purchasing or investing in loans and having a net worth, determined in accordance with GAAP, in excess of $500,000,000 (or, to the extent net worth is less than such amount, a finance company, insurance company, other financial institution or fund, reasonably acceptable to the Administrative Agent or (d) a savings and loan association or savings bank organized under the laws of the United States or any State thereof having a net worth, determined in accordance with GAAP, in excess of $500,000,000.

         Eligible Finished Goods Inventory shall mean, as to any Obligor, the gross amount of such Obligor's Inventory, other than Excluded Albion Inventory, that is subject to a valid, first priority and fully perfected security interest in favor of the Administrative Agent, on behalf of the Agents, the Issuing Bank and the Lenders subject as to priority only to the Carve-Out and the United States Trustees Fees, and which conforms to the warranties contained herein and which, at all times, continues to be acceptable to the Administrative Agent in the exercise of its reasonable business judgment, less, without duplication, any
(a) Inventory at the relevant time treated as Eligible Raw Materials Inventory or Eligible Work-in-Process Inventory or other raw materials or work-in-process or OMC Reserve Inventory or Tooling, (b) supplies, (c) Inventory not present in the United States or Canada or constituting a test count variance, (d) Inventory returned or rejected by any of such Obligor's customers (other than goods that are undamaged and re-sellable in the normal course of business) and goods to be returned to such Obligor's suppliers, (e) Inventory in transit to third parties (other than such Obligor's agents or warehouses), or in the possession of a warehouseman, bailee, third party processor, or other third party, unless such warehouseman, bailee or third party has executed a notice of security interest agreement (in form and substance satisfactory to the Administrative Agent) and the Administrative Agent, on behalf of the Lenders, the Agents and the Issuing Bank, shall have a first priority perfected security interest in such Inventory, and (f) less any reserves required by the Administrative Agent in its reasonable discretion, including without limitation for special order goods, discontinued, slow-moving and obsolete Inventory, market value declines, bill and hold (deferred shipment), consignment sales, shrinkage and any applicable customs, freight, duties and Taxes.

         Eligible Inventory shall mean all (a) Eligible Finished Goods Inventory, (b) Eligible Raw Material Inventory and (c) Eligible Work-in-Process Inventory.

         Eligible Raw Materials Inventory shall mean, as to any Obligor, the gross amount of such Obligor's Inventory, other than Excluded Albion Inventory, which consists of raw materials and is subject to a valid, first priority and fully perfected security interest in favor of the Administrative Agent, on behalf of the Lenders, the Agents and the Issuing Bank subject as to priority only to the Carve-Out and the United States Trustees Fees, and which conforms to the warranties contained herein and which, at all times, continues to be acceptable to the Administrative Agent in the exercise of its reasonable business judgment, less, without duplication, any such raw materials Inventory
(a) at the relevant time treated as Eligible Finished Goods Inventory or Eligible Work-in-Process Inventory or OMC Reserve Inventory or Tooling, (b) not present in the United States or Canada or constituting a test count variance,
(c) not usable in the normal course of such Obligor's business to produce Eligible Finished Goods Inventory, whether as a result of obsolescence or otherwise, (d) in transit to third parties (other than such Obligor's agents or warehouses), or in the possession of a warehouseman, bailee, third party processor, or other third party, unless such warehouseman, bailee or third party has executed a notice of security interest agreement (in form and substance satisfactory to the Administrative Agent) and the Administrative Agent, on behalf of the Lenders, the Agents and the Issuing Bank, shall have a first priority perfected security interest in such Inventory, and (e) less any reserves required by the Administrative Agent in its reasonable discretion, including without limitation for market value declines, shrinkage and any applicable customs, freight, duties and Taxes.

         Eligible Work-in-Process Inventory shall mean, as to any Obligor, the gross amount of such Obligor's Inventory, other than Excluded Albion Inventory, that is subject to a valid, first priority and fully perfected security interest in favor of the Administrative Agent, on behalf of the Lenders, the Agents and the Issuing Bank subject as to priority only to the Carve-Out and the United States Trustees Fees, and which conforms to the warranties contained herein and which, at all times, continues to be acceptable to the Administrative Agent in the exercise of its reasonable business judgment, less, without duplication, any
(a) Inventory at the relevant time treated as Eligible Raw Materials Inventory or Eligible Finished Goods Inventory or OMC Reserve Inventory or Tooling, (b) supplies, (c) Inventory not present in the United States or Canada or constituting a test count variance, (d) Inventory not usable in the ordinary course of such Obligor's business to produce Eligible Finished Goods Inventory and goods to be returned to such Obligor's suppliers, (e) Inventory in transit to third parties (other than such Obligor's agents or warehouses), or in the possession of a warehouseman, bailee, third party processor, or other third party, unless such warehouseman, bailee or third party has executed a notice of security interest agreement (in form and substance satisfactory to the Administrative Agent) and the Administrative Agent, on behalf of the Lenders, the Agents and the Issuing Bank, shall have a first priority perfected security interest in such Inventory, and (f) less any reserves required by the Administrative Agent in its reasonable discretion, including without limitation for obsolete Inventory, market value declines, shrinkage and any applicable customs, freight, duties and Taxes.

         Environmental Laws shall mean all international, national, state, provincial, regional, federal, municipal and local laws (including, without limitation, principles of common law and decisional law), statutes, treaties, codes, ordinances, rules, regulations, decrees, judgments, directives, binding policies, permits, authorizations, consents, licenses, or orders relating to or addressing the environment (including, without limitation, natural resources) or the health or safety of humans or other living organisms.

         Equipment shall mean, as to any Obligor, all of such Obligor's present and hereafter acquired equipment (as defined in the UCC) including, without limitation, all machinery, equipment, furnishings and fixtures, and all additions, substitutions and replacements thereof, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto and all proceeds thereof of whatever sort.

         ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and the rules and regulations promulgated thereunder from time to time.

         ERISA Affiliate shall mean any corporation or trade or business which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as any Borrower or is under common control (within the meaning of Section 414(c) of the Code) with any Borrower.

         ERISA Event shall mean (a) with respect to a Plan subject to Title IV of ERISA, a Reportable Event or an event described in Section 4068 of ERISA, (b) the withdrawal of any Borrower or ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a "substantial employer", as such term is defined in Section 4001(a)(2) of ERISA, or the incurrence of liability by any Borrower or ERISA Affiliate under Section 4064 of ERISA upon the termination of a Multiple Employer Plan, (c) providing notice of intent to terminate a Plan pursuant to Section 4041(c) of ERISA or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, (d) the institution of proceedings to terminate a Plan by the PBGC under Section 4042 of ERISA, (e) a complete or partial withdrawal by any Borrower or ERISA Affiliate from a Multiemployer Plan,
(f) a failure by any Borrower or ERISA Affiliate to make required contributions to a Plan, (g) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Borrower or ERISA Affiliate, (h) an application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code with respect to any Single Employer Plan, (i) the imposition of a lien upon any Borrower or ERISA Affiliate pursuant to Section 412 of the Code or Section 302 of ERISA, (j) any event or condition that results in the reorganization or insolvency of a Multiemployer Plan under Section 4241 or 4245 of ERISA, (k) any Borrower or ERISA Affiliate engages in a Prohibited Transaction or otherwise becomes liable with respect to a Prohibited Transaction, or (l) any breach by Harvard of the Agreement Between Harvard Industries, Inc. and the PBGC, dated October 15, 1998 and as hereafter amended, or any action by the PBGC to enforce the terms of such agreement.

         Event(s) of Default shall have the meaning set forth in Paragraph 11.1 of Section 11 of this Agreement.

         Excluded Albion Inventory shall mean all Inventory of Hayes-Albion which is used for production of a Participating Customer which is party to a Participating Customer Agreement if such Inventory is created after the date of such agreement and is purchased by such customer on terms set forth in such agreement.

         Excluded Albion Receivables shall mean all Trade Accounts Receivable payable to Hayes-Albion by any Participating Customer which is party to a Participating Customer Agreement relating to the facility in Albion, Michigan, and which arises after the effective date of such agreement.

         Excluded Property shall mean any contract, lease, license or other agreement that contains a provision prohibiting the assignment or grant of a security interest therein without the consent of another Person to the extent (but only to the extent) that such consent has not been obtained and the prohibition either exists on the date of this Agreement or, after the date of this Agreement is included in such contract, lease, license or other agreement with the prior written consent of the Agents and Required Revolving Facility Lenders (other than any of the foregoing constituting an account or a general intangible for money due or to be come due to which Section 9-318(4) of the UCC applies). Notwithstanding anything set forth herein to the contrary, the Administrative Agent will be deemed to have, and at all times to have had, a security interest in the proceeds of such Excluded Property which, as to priority, is subject only to the Carve-Out and the United States Trustees Fees.

         Excluded Stock shall mean capital stock of the subsidiaries of the Borrowers that are organized outside the United States representing thirty-five percent (35%) of their capital stock on the Initial Closing Date.

         Federal Funds Rate shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

         Federal Reserve Board shall mean the Board of Governors of the Federal Reserve System.

         Filing Date shall have the meaning set forth in the recitals of this Agreement.

         Final Order shall mean an order of the Bankruptcy Court pursuant to Sections 363 and 364 of the Bankruptcy Code and Bankruptcy Rule 4001, approving this Agreement and the other Loan Documents and authorizing the incurrence by the Borrowers of permanent post-petition secured and super-priority indebtedness in accordance with this Agreement, and as to which no stay has been entered and which has not been reversed, modified, vacated or overturned, and which is in form and substance satisfactory to the Agents.

         Final Closing Date shall mean the date that this Agreement has been duly executed by the parties and delivered to the Administrative Agent, after approval by the Final Order of the Bankruptcy Court.

         First Amendment Date shall have the meaning set forth in the title of this Agreement.

         First Day Orders means those orders presented to the Bankruptcy Court for consideration on the first day of the Cases, regardless of whether such orders are entered on the first day of the Cases or shortly thereafter.

         Fiscal Month shall mean, with respect to the Obligors, the successive periods ending January 15, 2002, February 24, 2002, March 24, 2002, April 28, 2002, May 26, 2002 and June 23, 2002.

         Fiscal Year shall mean each twelve (12) month period commencing on October 1 of each year and ending on the following September 30.

         Fund shall mean any investment fund or commingled investment vehicle (however organized) that invests in commercial loans or advances made under credit agreements.

         Funded Debt shall mean, with respect to the Obligors, without duplication, the aggregate of all Indebtedness of the Obligors other than any referred to in clause (b) of the definition of "Indebtedness" or in clause (d) of that definition, to the extent that such Indebtedness under clause (d) arises in respect of Indebtedness under clause (b) or clause (d) of that definition including PIK interest. Without limiting the foregoing, Funded Debt shall include the Obligations (including the L/C Obligations), the Guaranty Obligations and the obligations of the Obligors under the Junior Lien Financing Documents.

         GAAP shall mean generally accepted accounting principles in the United States as in effect from time to time and for the period as to which such accounting principles are to apply, provided that in the event any of the Obligors modifies its accounting principles and procedures as applied as of the Initial Closing Date, such Obligor shall provide to the Agents and the Lenders such statements of reconciliation as shall be in form and substance acceptable to the Agents.

         GECC shall mean General Electric Capital Corporation.

         General Intangibles shall mean, as to any Obligor, all of each of such Obligor's present and hereafter acquired general intangibles (as defined in the UCC), and shall include, without limitation, all present and future right, title and interest in and to: (a) all Trademarks, tradenames, corporate names, business names, logos and any other designs or sources of business identities, (b) Patents, together with any improvements on said Patents, utility models, industrial models, and designs, (c) Copyrights, (d) trade secrets, (e) licenses, permits and franchises, (f) all applications with respect to the foregoing, (g) all right, title and interest in and to any and all extensions and renewals, (h) goodwill with respect to any of the foregoing, (i) any other forms of similar intellectual property, (j) all customer lists, distribution agreements, supply agreements, blue prints, indemnification rights and Tax refunds, together with all monies and claims for monies now or hereafter due and payable in connection with any of the foregoing or otherwise, and all cash and non-cash proceeds thereof, including, without limitation, the proceeds or royalties of any licensing agreements between such Obligor and any licensee of any such Obligor's General Intangibles other than Excluded Property.

         GM Transition Supply Agreement shall mean the Transition Supply Agreement dated as of January 1, 2001 between Harvard and Pottstown, on the one hand, and General Motors Corporation, on the other hand.

         Governmental Authority shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         Guarantors shall mean each of Trim Trends Canada Limited and 177192 Canada Inc.

         Guaranty shall have the meaning set forth in Paragraph 16.1(a) of
Section 16 of this Agreement.

         Guaranty Obligations shall have the meaning set forth in Paragraph 16.1(c) of Section 16 of this Agreement.

         Harvard Obligations shall have the meaning set forth in Paragraph 16.1(a) of Section 16 of this Agreement.

         Hayes-Albion shall mean Hayes-Albion Corporation or any successor.

         Hedging Agreement shall mean, in relation to any Person, (a) any interest rate protection agreement, interest rate future, interest rate option, interest rate swap, interest rate cap or other interest rate hedge or arrangement to which that Person is a party and (b) any other agreement, transaction or other arrangement for the transfer or assumption of risk and/or exposure to fluctuations in currency exchange rates, credit risk or any other variable that is not within that Person's control.

         Inactive Guarantor shall mean 177192 Canada Inc.

         Indebtedness shall mean, without duplication, in relation to any Person, all liabilities, contingent or otherwise, which are any of the following: (a) obligations in respect of borrowed money (including obligations in respect of interest that is capitalized or paid in kind (PIK interest)), (b) obligations (contingent or other) in respect of any Hedging Agreement or the deferred purchase price of property, services or assets, other than Inventory,
(c) Capital Lease obligations, (d) the maximum available amount of all standby letters of credit or acceptances issued or created for the account of such Person and (e) all other indebtedness of another Person assumed or guaranteed by such Person, in respect of which such Person is secondarily liable, or which are secured by a lien on any property of such Person, to the extent there is recourse to such Person in respect of such liabilities, or to the extent of the fair market value of the property which is subject to such lien, if less. The Indebtedness of a Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or joint venturer, but only to the extent to which there is recourse to such Person for the payment of such Indebtedness.

         Initial Closing Date shall mean the second Business Day after the date that this Agreement has been approved by the Interim Order of the Bankruptcy Court and executed by the parties hereto.

         Insurance Proceeds shall mean proceeds or payments from an insurance carrier with respect to any loss, casualty or damage to Collateral.

         Intercompany Transfer shall mean any sale, lease, license, assignment, transfer or other disposition (including without limitation any dividend or distribution) of assets of any of the Obligors or any subsidiary of any of them that is to another Obligor.

         Intercreditor Agreement shall mean the Lien Intercreditor Agreement entered into among the Pre-Petition Lenders, Hilco Capital LP, and CIT as the Administrative Agent under the Pre-Petition Credit Agreement, dated as of May 31, 2001.

         Interest Expense shall mean the total interest obligations (paid or accrued) of the Obligors, determined in accordance with GAAP, applied on a consistent basis with the latest audited financial statements of the Obligors.

         Interim Order shall mean the order of the Bankruptcy Court, dated January 24, 2002, entered into in connection with the Cases and authorizing this Agreement on an interim basis which is substantially similar to Exhibit B hereto or is otherwise in form and substance satisfactory to the Agents.

         Inventory shall mean, as to any Obligor, all of such Obligor's present and hereafter acquired inventory (as defined in the UCC) and including, without limitation, all merchandise, inventory and goods, and all additions, substitutions and replacements thereof, wherever located, together with all goods and materials used or usable in manufacturing, processing, packaging or shipping same in all stages of production from raw materials through work-in-process to finished goods.

         Inventory Loan Cap shall mean the amount of $10,000,000.

         Investment Property shall mean all present and hereafter acquired investment property (as defined in the UCC), including, without limitation, (a) all securities and capital stock or other interests in any other Person whether certificated or uncertificated; all warrants, options and other rights to acquire securities, capital stock or other interests in any other Person; all securities entitlements; and all securities accounts, together with all financial assets credited thereto; (b) all accessions and additions to, substitutions for, and replacements, products and proceeds of any of the foregoing, and, to the extent not otherwise included, all (c) payments under insurance, or (d) any indemnity, warranty, guaranty or letter of credit, payable by reason of loss or damage to or otherwise with respect to any of the foregoing, and (e) any and all supporting obligations in respect of any of the foregoing.

         IP Collateral shall mean all of the following:

                  (i) all Patents, including, without limitation, the patents and applications, listed on (1) Schedule A and (2) Schedule Foreign Patents attached to the IP Security Agreement referred to in the Pre-Petition Credit Agreement (which is hereby incorporated in and made a part hereof) along with any and all
                  (a) inventions and improvements described and claimed therein,
                  (b) any and all reissues and renewals, divisions, continuations, extensions and continuations-in-part thereof,
                  (c) all income, royalties, damages and payments now and hereafter due and/or payable in connection therewith, including, without limitation, damages and payments for past, present or future infringements thereof, and (d) rights to sue for past, present or future infringements thereof (all of the foregoing are sometimes hereinafter individually and/or collectively referred to as the "Patent Collateral");

                  (ii) all Trademarks, including federal, state and common law trademark registrations and/or applications and tradenames including, without limitation, the trademarks and applications, if any, listed on (1) Schedule B and (2) Schedule Foreign Trademarks attached to the IP Security Agreement referred to in the Pre-Petition Credit Agreement (which is hereby incorporated in and made a part hereof), and any and all (a) reissues and/or renewals thereof, and (b) all income, royalties, damages and payments now and hereafter due and/or payable in connection therewith, including, without limitation, damages and payments for past, present or future infringements thereof and rights to sue for past, present or future infringements thereof (all of the foregoing are sometimes hereinafter individually and/or collectively referred to as the "Trademark Collateral");

                  (iii) all Copyrights, including, without limitation, registrations, recordings and applications in the United States Copyright office, including, without limitation, any thereof referred to in Schedule C attached to the IP Security Agreement referred to in the Pre-Petition Credit Agreement (which is hereby incorporated in and made a part hereof);

                  (iv) any Copyright License, Patent License or Trademark License, including, without limitation, such licenses, if any, listed on Schedule D attached to the IP Security Agreement referred to in the Pre-Petition Credit Agreement (which is hereby incorporated in and made a part hereof) along with (a) any renewals, extensions, supplement and continuations thereof, (b) all income, royalties, damages and payments now and hereafter due and/or payable in connection therewith, including, without limitation, damages and payments for past, present or future breaches thereof, (c) rights to sue for past, present or future breaches thereof, and (d) any other rights to use, exploit or practice any or all of the patents, trademarks or copyrights pertaining thereto (all of the foregoing are sometimes referred to herein individually and/or collectively as the "License Collateral");

                  (v) all goodwill of any Obligor's business connected with and symbolized by the Trademarks and other general intangibles, including, without limitation, know-how, trade secrets, customer lists, proprietary information, inventions, methods, procedures and formulae;

                  (vi) all cash and non-cash proceeds of the foregoing described in clauses (i) through (v) of this definition, and, to the extent not otherwise included, any payments under any insurance, indemnity, warranty or guarantee or letter of credit payable with respect to any of the foregoing described in clauses (i) through (v) of this definition;

                  (vii) payments (in any form whatsoever) made or due and payable to any Obligor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of any of the foregoing described in clauses (i) through (v) of this definition by any Governmental Authority (or any person acting under color of a Governmental Authority);

                  (viii) instruments representing obligations to pay amounts in respect of any products of any of the foregoing described in clauses (i) through (v) of this definition; and

                  (ix) other amounts from time to time paid or payable under or in connection with any of any of the foregoing described in clauses (i) through (v) of this definition.

                  (x) all books, records, ledger cards, files, correspondence, computer programs, tapes, disks, and related data processing software (owned by any Obligor or in which it has an interest) that at any time evidence or contain information relating to any IP Collateral or are otherwise necessary or helpful in the use thereof, collection thereof or realization thereupon.

         IP Interests shall have the meaning set forth in Paragraph 7.3(b) of
Section 7 of this Agreement.

         Issuing Bank shall mean Citibank (understood to include any successor), as issuer of any Letter of Credit (or, in substitution for Citibank, any Lender or Affiliate of a Lender acceptable to the Agents, Harvard and the Required Financing Facility Lenders which assumes all functions, rights and obligations under the Loan Documents given to the Issuing Bank, pursuant to an agreement with and in form and substance satisfactory to Harvard and the Agents and the institution previously acting as the Issuing Bank).

         Junior Lien Financing Agreement shall mean that certain Agreement dated as of May 31, 2001 between the Junior Lien Lender, the Pre-Petition Borrowers and the Guarantors.

         Junior Lien Financing Documents shall mean the Junior Financing Agreement, the promissory notes provided for therein, the Securities Purchase Agreement and the security documents provided for therein, providing for liens junior to the liens of the Pre-Petition Agreements, and any other ancillary loan and security agreements executed from time to time in connection with Junior Secured Obligations, the Junior Secured Guaranty Obligations or the Junior Financing Agreement.

         Junior Lien Lender means Hilco Capital LP, in its capacity as lender under the Junior Lien Financing Agreement and, where relevant in the context, in its capacity as party to the other Junior Lien Financing Documents.

         Junior Secured Guaranty Obligations shall have the meaning set forth in Paragraph 14.2(b) of Section 14 of the Junior Financing Agreement.

         Junior Secured Obligations shall mean all indebtedness and other obligations of the Borrowers, or any one of them, which may at any time be owing by the Borrowers or any one of them to the Junior Lien Lender under or in respect of any of the Junior Lien Financing Documents or the transactions or interests contemplated therein, whether such indebtedness is absolute or contingent, joint or several, matured or unmatured, direct or indirect and whether the Borrowers are liable to the Junior Lien Lender for such indebtedness and obligations as principal, surety, endorser, guarantor or otherwise. Junior Secured Obligations shall also include indebtedness owing to the Junior Lien Lender by the Borrowers or any one of them under any Junior Lien Financing Document or under any other agreement or arrangement now or hereafter entered into between the Borrowers and the Junior Lien Lender; indebtedness or obligations incurred by, or imposed on, the Junior Lien Lender as a result of environmental claims arising out of any of the Borrowers' operations, premises or waste disposal practices or sites in accordance with the Junior Financing Agreement and the Borrowers' liability to the Junior Lien Lender as maker or endorser of any promissory note or other instrument for the payment of money in connection with other Junior Secured Obligations. However, the Junior Secured Obligations shall not include any such obligations to the extent they arise after the Filing Date unless they arise pursuant to the terms of the Junior Lien Financing Documents as in effect prior to the Filing Date, subject only to such amendments or other modifications as are contemplated in the Initial Order or the Final Order or another order submitted for approval by the Bankruptcy Court with the prior written consent of the Agents and the Lenders.

         L/C Application shall have the meaning set forth in Paragraph 4.2(a) of
Section 4 of this Agreement.

         L/C Eligible Account Parties shall mean each of the Borrowers and Trim Trends.

         L/C Obligations shall mean at any time, an amount equal to the sum of
(a) the Pre-Petition L/C Obligations (for so long as they remain "Letter of Credit Undrawn Amounts" under the Pre-Petition Credit Agreement), (b) the aggregate of the Letter of Credit Undrawn Amounts at the time and (c) the aggregate of the Reimbursement Obligations at the time.

         L/C Participant shall mean each Revolving Facility Lender.

         L/C Participation shall have the meaning set forth in Paragraph 4.5 of
Section 4 of this Agreement.

         L/C Participation Fee shall mean the fee the Administrative Agent and the Revolving Facility Lenders may charge the Borrowers under Paragraph 9.3 of
Section 9 of this Agreement for: (a) making extensions of credit by taking L/C Participations hereunder, and/or (b) otherwise aiding the L/C Eligible Account Parties, or any one of them, in obtaining Letters of Credit, all pursuant to
Section 4 hereof.

         Lender shall mean each financial institution or other entity that (a) is listed on the signature pages hereof as a "Lender" or (b) from time to time becomes a party hereto by execution of an Assignment and Transfer Agreement.

         Letter of Credit Sub-Line shall mean the commitment of the Issuing Bank to issue Letters of Credit, pursuant to Section 4 hereof, in an aggregate amount of up to $10,000,000 outstanding at any time (subject to reduction as contemplated in this Agreement), and the commitment of the Revolving Facility Lenders to assist the Borrowers in obtaining those Letters of Credit by taking L/C Participations.

         Letter of Credit Undrawn Amounts shall mean, at any time, the aggregate undrawn and unexpired face amount of all Letters of Credit outstanding at such time and Pre-Petition L/C Obligations while they remain "Letter of Credit Undrawn Amounts" as that term is defined in the Pre-Petition Credit Agreement).

         Letters of Credit shall mean all letters of credit issued in accordance with Section 4 hereof by the Issuing Bank for or on behalf of any of the L/C Eligible Account Parties.

         Line of Credit shall mean the aggregate commitment of the Lenders (a) to make Revolving Loans pursuant to Section 3 of this Agreement, and (b) as Issuers, to assist any of the L/C Eligible Account Parties in opening Letters of Credit pursuant to Section 4 of this Agreement provided that nothing herein shall be deemed to increase any Lender's commitment hereunder, as it shall be set forth in the applicable schedules prepared by the Administrative Agent or in the Assignment and Transfer Agreements executed by such Lender, and the aggregate amount of all such commitments shall not exceed $35,000,000.00.

         Loan Documents shall mean this Agreement, the Promissory Notes, the L/C Applications, the Reimbursement Agreements, the other closing documents and any other ancillary loan and security agreements executed from time to time in connection with the Obligations, the Guaranty Obligations or this Agreement, all as may be renewed, amended, extended, increased or supplemented from time to time.

         Loans shall mean the Revolving Loans.

         Material Adverse Change shall mean a material adverse change in (i) the ability of the Obligors to perform their respective obligations under the Loan Documents or (ii) the ability of the Agents and the Lenders to enforce the Loan Documents or (iii) the ability of the Borrowers to carry out their business plan as delivered pursuant to Paragraph 2.2(i) of
Section 2 of this Agreement within the context of the Budget.

         Material Adverse Effect shall mean a material adverse effect on (i) the ability of the Obligors to perform their respective obligations under the Loan Documents or (iii) the ability of the Agents and the Lenders to enforce the Loan Documents.

         Multiemployer Plan shall mean a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA to which any Borrower or ERISA Affiliate is making or accruing an obligation to make contributions, or with respect to which it has any liability.

         Multiple Employer Plan shall mean a Single Employer Plan, which (a) is maintained for employees of any Borrower or ERISA Affiliate and at least one Person other than any of the Borrowers or ERISA Affiliates or (b) was so maintained and in respect of which any Borrower or ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such Plan has been or were to be terminated.

         Net Cash Proceeds shall mean, (i) with respect to any Disposition by any Obligor or any of its subsidiaries, the amount of cash received (directly or indirectly) from time to time (whether as initial consideration or through the payment of deferred consideration) by or on behalf of such Obligor or such subsidiary, in connection therewith after deducting therefrom only (A) the amount of any Indebtedness secured by any lien permitted by Paragraph 8.2(k)(i) on any asset (other than Indebtedness assumed by the purchaser of such asset) which is required to be, and is, repaid in connection with such Disposition (other than Indebtedness under this Agreement), (B) reasonable expenses related thereto incurred by such Obligor or such subsidiary in connection therewith, (C) transfer taxes paid to any taxing authorities by such Obligor or such subsidiary in connection therewith, and (D) net income taxes to be paid in connection with such Disposition (after taking into account any tax credits or deductions and any tax sharing arrangements) and (ii) with respect to the issuance or incurrence of any Indebtedness by any Obligor or any of its subsidiaries, or the sale or issuance by any Obligor or any of its subsidiaries of any shares of its capital stock, the aggregate amount of cash received (directly or indirectly) from time to time (whether as initial consideration or through the payment of deferred consideration) by or on behalf of such Obligor or such subsidiary in connection therewith, after deducting therefrom only (A) reasonable brokerage commissions, underwriting fees and discounts, legal fees and similar fees and commissions, (B) transfer taxes paid by such Obligor or such subsidiary in connection therewith and (C) net income taxes to be paid in connection therewith (after taking into account any tax credits or deductions and any tax sharing arrangements).

         Nonconsensual Overadvances shall mean Overadvances to the extent they exist as a result of (a) a decline in the value of any of the Collateral, (b) any act or omission of any Borrower or Guarantor in violation of this Agreement or (c) any other circumstance that is not caused by the Administrative Agent or any of the Lenders.

         Obligations shall mean all Pre-Petition L/C Obligations and all loans, advances and extensions of credit made or to be made hereunder or under any of the other Loan Documents, and includes, as to the Guarantors, the continued obligations under the guaranty of the

Borrowers' Obligations, as continued, extended and restated hereunder, including those made by the restatement or the reaffirmation of the Pre-Petition Obligations, by the Administrative Agent, the Issuing Bank or the Lenders to the Borrowers, or any one of them, or to others for the Borrowers' account in respect of any of the Loans (including, without limitation, all Revolving Loans and all L/C Obligations); any and all Indebtedness and obligations which may at any time be owing by the Borrowers or any one of them to either Agent, the Issuing Bank or any of the Lenders howsoever arising, whether now in existence or incurred by the Borrowers or any one of them from time to time hereafter; whether principal, interest fees, costs, expenses or otherwise; whether secured by pledge, lien upon or security interest in any of the Collateral, or any assets or property of any Person, firm, entity or corporation; whether such Indebtedness is absolute or contingent, joint or several, matured or unmatured, direct or indirect and whether the Borrowers are liable to either Agent, the Issuing Bank or any of the Lenders for such Indebtedness as principal, surety, endorser, guarantor or otherwise. Obligations shall also include all other Indebtedness owing to either Agent, the Issuing Bank or any of the Lenders by the Borrowers or any one of them under any Loan Document (including the obligations owing from time to time by the Borrowers to the Lenders by way of subrogation of such Lenders to the rights of the Issuing Bank in respect of the Letters of Credit), or under any other agreement or arrangement now or hereafter entered into between the Borrowers and either Agent, the Issuing Bank or the Lenders in connection with any of the Loan Documents; Indebtedness or obligations incurred by, or imposed on, an Agent, the Issuing Bank or any of the Lenders as a result of environmental claims arising out of any of the Borrowers' operations, premises or waste disposal practices or sites; and the Borrowers' liability to either Agent, the Issuing Bank or any of the Lenders as maker or endorser of any promissory note or other instrument for the payment of money; the Borrowers' liability to either Agent, the Issuing Bank or any of the Lenders under any instrument of guaranty or indemnity, or arising under any guaranty, endorsement or undertaking which such Agent, the Issuing Bank and/or such Lender may make or issue to others for the Borrowers' account, including any accommodation extended with respect to L/C Applications, an Agent's and/or a Lender's or the Issuing Bank's acceptance of drafts or an Agent's and/or a Lender's or Issuing Bank's endorsement of notes or other instruments for the Borrowers' account and benefit in connection with other Obligations.

         Obligor shall mean each of the Borrowers and each of the Guarantors.

         OMC Reserve Inventory shall mean, at any time, reserve for unsaleable Inventory manufactured for Outboard Marine Corporation which was purchased or manufactured prior to December 31, 2000, that is maintained on the books and records of any Obligor in a manner satisfactory to the Administrative Agent.

         Operating Cash Flow shall mean EBITDA less Capital Expenditures consistently applied.

         Operating Leases shall mean all leases of property (whether real, personal or mixed) other than Capital Leases.

         Orders shall mean the Interim Order and/or the Final Order, as applicable.

         Other Collateral shall mean, as to any Obligor, the Cash Collateral Account and all of such Obligor's now owned and hereafter acquired lockbox, blocked accounts and any other deposit accounts maintained with any bank or financial institutions into which the proceeds of Collateral are or may be deposited; all cash and other monies and property in the possession or control of the any Agent, the Issuing Bank and/or any of the Lenders; all books, records, ledger cards, disks and related data processing software at any time evidencing or containing information relating to any of the Collateral described herein or otherwise necessary or helpful in the collection thereof or realization thereon; and all cash and non-cash proceeds of the foregoing; and all contract rights, letters of credit, letter of credit rights, claims and causes of action, including all payment intangibles (as defined in the UCC) which are not otherwise described herein as Collateral, all governmental approvals, licenses, franchises and authorizations, to the maximum extent permitted by applicable law, in each case other than Excluded Property.

         Out-of-Pocket Expenses shall mean all of the Agents' (and the Lenders' upon the occurrence of an Event of Default which is not waived by the Required Lenders), Issuing Bank's present and future reasonable expenses (including reasonable fees and expenses of counsel) incurred relative to this Agreement or any other Loan Documents and the exercise of rights and remedies hereunder and under the other Loan Documents and Pre-Petition Security Documents (including without limitation, all due diligence, syndication efforts and all efforts in connection with monitoring and/or enforcing compliance with the terms of this Agreement and any other Loan Document) whether incurred heretofore or hereafter; which expenses shall include, without being limited to: the cost of record searches, all costs and expenses incurred by the Agents or the Issuing Bank in opening bank accounts, depositing checks, receiving and transferring funds, and wire transfer charges, any charges imposed on an Agent due to returned items and "insufficient funds" of deposited checks and the applicable Agent's standard fees relating thereto, any amounts paid by, incurred by or charged to, an Agent and/or a Revolving Facility Lender by the Issuing Bank in connection with an L/C Participation or a Reimbursement Obligation in respect of any Letter of Credit or in connection with an L/C Application or other like document which pertain either directly or indirectly to such Letter of Credit, and any drafts thereunder, travel, lodging and similar expenses of any Agent's personnel in connection with inspecting and monitoring the Collateral for the Obligations and the Guaranty Obligations from time to time hereunder, any applicable counsel fees and disbursements relating to documenting, advising and enforcing the Obligations and the Guaranty Obligations (which shall be understood to include, without limitation, subsequent to the Initial Closing Date, the Agents' and Issuing Bank's standard fees and their standard allocated fees and expenses of internal counsel relating to any and all modifications, waivers, releases, amendments or additional collateral with respect to this Agreement, the Collateral and/or the Obligations and the Guaranty Obligations), fees and taxes relative to the filing of financing statements, all expenses, costs and fees set forth in Paragraph 9.5 of Section 9 of this Agreement, and title insurance premiums, real estate survey costs, costs of preparing, recording mortgages/deeds of trust against the Real Estate, and, in connection with the monitoring and enforcing of the Junior Lien Financing Documents, the travel, lodging and similar expenses of the Junior Lien Lender's personnel and the reasonable fees and expenses of counsel for the Junior Lien Lender.

         Overadvance Rate shall mean a rate equal to one-half of one percent (1/2%) per annum in excess of the applicable contract rate of interest determined in accordance with Paragraph 9.1(a) of Section 9 of this Agreement.

         Overadvances shall mean the amount by which (a) the sum of all outstanding Revolving Loans, Letters of Credit and advances made hereunder exceed (b) the Borrowing Base.

         Participating Customer shall mean each of Visteon Corporation and American Axle & Manufacturing, Inc. in Albion, Michigan and each other customer of a Borrower which enters into a Participating Customer Agreement.

         Participating Customer Agreement shall mean each of the Visteon/American Axle Participating Customer Agreement and each other agreement as to some or all of the matters set forth in Exhibit G attached hereto and/or such other matters as the Lenders and the Junior Lien Lender approve, which may, with the prior written consent of the Lenders and the Junior Lien Lender, be entered into by any Borrower with any of its customers.

         Patents shall mean as to any Obligor, such Obligor's present and hereafter acquired patents, patent applications, patent registrations, any reissues or renewals thereof, any inventions and improvements claimed thereunder, patent licenses, and all patent rights with respect thereto and all income, royalties, cash and non-cash proceeds thereof.

         PBGC shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor thereto.

         Permitted Asset Transfer shall mean any sale, lease, license, assignment, transfer or other disposition of assets of any of the Obligors that is any of the following:

         (i)   a sale of Inventory in the ordinary course of business;

         (ii) a license of intellectual property in the ordinary course of business;

         (iii) a sale, exchange or other disposition of obsolete or surplus Equipment in the ordinary course of business; and

         (iv) a sale expressly provided for in any Participating Customer Agreement as in effect on the date of such agreement, provided the sale is consummated against receipt of the required payment;

provided that the aggregate Net Cash Proceeds to any Obligor of such sale, exchange, license or other disposition of assets, are paid upon consummation of the sale, exchange, license or disposition to the Administrative Agent for application to repayment of the Revolving Loans or the Pre-Petition Term Loans or, if applicable, as otherwise required by Section 7 of this Agreement.

         Permitted Encumbrances shall (A) in relation to Trim Trends, have the meaning given to the term in the Pre-Petition Credit Agreement and (B) in relation to any Borrower, (i) with respect to obligations outstanding prior to the Filing Date, have the meaning given to the term in the Pre-Petition Credit Agreement, and (ii) with respect to obligations arising on or after the Filing Date, mean:

         (a) security deposits for utility services and security deposits for vendors (not to exceed $1,500,000 in the aggregate);

         (b) liens granted to customers under access and security agreements which have received the prior written consent of the Agents and the Lenders;

         (c) liens granted to the Administrative Agent by the Obligors or any of them to secure the Obligations and/or the Guaranty Obligations arising under this Agreement or the Loan Documents;

         (d) statutory liens of landlords and liens of carriers, warehousemen, bailees, mechanics, materialmen and other like liens imposed by law, except for liens imposed by any Environmental Laws, created in the ordinary course of business and for amounts not yet due (or which are being contested in good faith, by appropriate proceedings or other appropriate actions which are sufficient to prevent imminent foreclosure of such liens) and with respect to which adequate reserves or other appropriate provisions are being maintained by each of the Obligors, as applicable, in accordance with GAAP; and

         (e) Tax liens which are not yet due and payable or which are being diligently contested in good faith by the Obligors by appropriate proceedings, or which are due and not paid as a result of the filing of the Cases, and which liens are not (x) filed on any public records, (y) other than with respect to Real Estate, senior to the liens of the Administrative Agent; or (z) for Taxes due the United States or Canada or any state or province thereof having similar priority statutes, as further set forth in Paragraph 7.8 hereof; and

         (f) liens granted pursuant to any Access and Security Agreement, as in effect on the date of such agreement.

There shall be no Permitted Encumbrances in relation to the Inactive Guarantor.

         Permitted Indebtedness shall exclude all Indebtedness in respect of Hedging Agreements but otherwise shall mean: (a) current Indebtedness maturing in less than one year and incurred in the ordinary course of business for raw materials, supplies, equipment, services, Taxes or labor; (b) Indebtedness arising under the Letters of Credit and this Agreement; (c) the Pre-Petition Obligations; (d) the Junior Secured Obligations; (e) deferred Taxes and other expenses incurred in the ordinary course of business; (f) other Indebtedness existing on the date of execution of this Agreement and listed in the most recent financial statements and the Budget delivered to the Agents, the Issuing Bank and the Lenders or otherwise disclosed to the Agents, the Issuing Bank and the Lenders in writing prior to the Final Closing Date; (g) Indebtedness between or among the Obligors (provided that any instruments evidencing such Indebtedness are Pledged Notes); and (h) Indebtedness under a Participating Customer Agreement as in effect on the date of such agreement.

         Permitted Liquidation shall mean, in relation to any Obligor, its dissolution or liquidation at or after the transfer of all its remaining assets in an Intercompany Transfer or otherwise as agreed upon in writing in advance by the Agents and Required Revolving Facility Lenders.

         Person shall mean an individual, corporation, limited liability company, partnership, association, joint-stock company, trust, unincorporated organization, joint venture or other enterprise or entity or Governmental Authority.

         Plan shall mean any Single Employer Plan or Multiemployer Plan.

         Plan Liability shall mean any liabilities relating to or in respect of any Plan.

         Plan of Reorganization shall mean a Plan of Reorganization filed in the Cases.

         Pledged Notes shall mean all promissory notes now or hereafter owned by any of the Obligors.

         Pledged Stock shall mean any and all of the capital stock (other than Excluded Stock) of all subsidiaries of the Borrowers and the Guarantors now or hereafter held by any of the Borrowers or the Guarantors.

         Pottstown shall mean Pottstown Precision Casting, Inc.

         PPSA shall mean the Personal Property Security Act (Ontario) as in effect from time to time.

         Pre-Petition Agents means the "Administrative Agent", the "Collateral Agent" and the "Syndication Agent" as defined in the Pre-Petition Credit Agreement.

         Pre-Petition Borrowers means the Borrowers, Doehler-Jarvis, Inc., Doehler-Jarvis Greeneville, Inc., Pottstown Precision Casting, Inc., Harvard Industries Risk Management, Inc., Doehler-Jarvis Toledo, Inc., Harman Automotive, Inc. and KWCI Liquidating Corporation.

         Pre-Petition Collateral means the "Collateral" as defined in the Pre-Petition Credit Agreement.

         Pre-Petition Credit Agreement shall have the meaning specified in the recitals hereto.

         Pre-Petition L/C Obligations shall have the meaning specified in the recitals hereto.

         Pre-Petition Lenders means the "Lenders" as defined in the Pre-Petition Credit Agreement.

         Pre-Petition Agreements shall have the meaning specified in the recitals hereto.

         Pre-Petition Obligations shall have the meaning specified in the recitals hereto.

         Pre-Petition Revolving Loan shall have the meaning specified in the recitals hereto.

         Pre-Petition Security Documents shall mean the Security Documents referred to in the Pre-Petition Credit Agreement.

         Pre-Petition Term Loans shall have the meaning specified in the recitals hereto.

         Pre-Petition Term Loan A means the "Term Loan A" as defined in the Pre-Petition Credit Agreement.

         Pre-Petition Term Loan B means the "Term Loan B" as defined in the Pre-Petition Credit Agreement.

         Prohibited Transaction shall mean any transaction set forth in Section 406 of ERISA or Section 4975 of the Code for which there is no applicable statutory, regulatory or administrative exemption (including a class exemption or an individual exemption).

         Promissory Note shall mean the note, in the form of Exhibit A attached hereto, delivered by the Borrowers to the Administrative Agent to evidence the loans made under the Revolving Credit Facility pursuant to, and repayable in accordance with this Agreement.

         Real Estate shall mean each of the Obligors' fee and/or leasehold interests in the real property, including any such real property which has been, or will be, encumbered, mortgaged, pledged or assigned to the Administrative Agent or its designee.

         Register shall have the meaning specified in Paragraph 13.14(d) of
Section 13 hereof.

         Reimbursement Agreement shall have the meaning set forth in Paragraph
4.3 of Section 4 of this Agreement.

         Reimbursement Obligations shall mean at any time the aggregate of the liabilities of each of the L/C Eligible Account Parties to reimburse the Issuing Bank pursuant to Section 4 for amounts that at or before that time have been drawn under Letters of Credit (from the date of the drawing, regardless of whether any notice remains to be given or any period remains to lapse before such reimbursement is due).

         Reorganization shall mean, with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

         Reportable Event shall mean any of the events set forth in Section 4043(c) of ERISA other than those events for which the notice requirement has been waived under applicable regulations.

         Required Lenders shall mean, in relation to any matter, the Lenders and, if applicable, other Persons whose consent or approval is required under Paragraph 13.17 in relation to such matters.

         Required Revolving Facility Lenders shall mean, at any time, the Revolving Facility Lenders whose aggregate Revolving Credit Commitments and outstanding Revolving Loans and L/C Participations at the time total more than fifty percent (50%) of the Revolving Credit Commitments and outstanding Revolving Loans and L/C Participations at the time.

         Requirements of Law shall mean, as to any Person, the certificate of incorporation or by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

         Revolving Credit Availability shall mean the available credit under the Revolving Credit Facility which will be subject to the Borrowing Base and such Availability Reserves as the Agents in their sole discretion deem appropriate; provided, however, that the Revolving Credit Availability shall not be an amount less than zero.

         Revolving Credit Commitment shall have the meaning set forth in the definition of "Commitment" herein.

         Revolving Credit Percentage shall mean, as to any Revolving Facility Lender at any time, the percentage which such Lender's Revolving Credit Commitment then constitutes of the aggregate Revolving Credit Commitments (or, at any time after the Revolving Credit Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Revolving Loans then outstanding constitutes of the aggregate principal amount of the Revolving Loans then outstanding).

         Revolving Credit Facility shall mean the aggregate commitment of the Revolving Facility Lenders to make loans and advances to the Borrowers pursuant to Section 3 of this Agreement and to acquire L/C Participations pursuant to
Section 4 hereof, in the aggregate amount of up to $35,000,000.00 outstanding at any time (subject, except for purposes of the calculation of the Commitment Fee and the DIP Facility Fee, to the Revolving Credit Availability during the period from the Initial Closing Date through (but excluding) the Termination Date).

         Revolving Facility Lender shall mean each Lender with a Revolving Credit Commitment or an outstanding Revolving Loan.

         Revolving Loan Account(s) shall mean the account or accounts on the Administrative Agent's books, in each Borrower's name (or the names of the Borrowers collectively) in which each Borrower will be charged with all applicable Obligations under this Agreement.

         Revolving Loans shall mean the loans and advances made, from time to time, to or for the account of the Borrowers by the Administrative Agent on behalf of the Lenders pursuant to Section 3 of this Agreement and, subject to Paragraph 4.5 of Section 4 of this Agreement, the Reimbursement Obligations that become Revolving Loans from time to time hereunder pursuant to Paragraph 4.6 of
Section 4 of this Agreement and all other Obligations that arise hereunder or under any other Loan Document that are charged from time to time to the Revolving Loan Account(s), as authorized herein or therein.

         Secured Transaction Laws shall mean the Uniform Commercial Code as the same may be amended and in effect from time to time in the State of New York, and the Personal Property Security Act (Ontario), the expression Secured Transaction Laws meaning each and every of these personal security statutes.

         Settlement Date shall mean the date, weekly (and more frequently, at the discretion of the Administrative Agent, upon the occurrence of an Event of Default or a continuing decline or increase of the Revolving Loans) on which the Administrative Agent and the Lenders shall settle amongst themselves so that (x) the Administrative Agent shall not have, as the Administrative Agent, any money at risk and (y) on such Settlement Date the Lenders shall each have a pro rata amount (proportionate to their respective Commitments) of all outstanding Revolving Loans made (or deemed made) for the Lenders by the Administrative Agent provided that each Settlement Date for a Lender shall be a Business Day on which such Lender and its bank are open for business.

         Single Employer Plan shall mean a "single-employer plan", as defined in
Section 4001(a)(15) of ERISA, which any Borrower or ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or under which any Borrower or ERISA Affiliate has any liability.

         Stock Purchase Agreement shall mean the Stock Purchase Agreement delivered by Harvard under the Junior Lien Financing Documents.

         Supplemental Availability shall mean (i) during February 2002, $1,500,000 and (ii) thereafter, $2,000,000.

         Super-Priority Claim shall mean a perfected first priority claim pursuant to Section 364(c)(1) of the Bankruptcy Code.

         Taxes shall mean all federal, state, provincial, municipal and other governmental taxes, levies, charges, claims and assessments which are or may be due from the Borrowers or the Guarantors (as applicable) with respect to their business, operations, Collateral or otherwise.

         Termination Date shall be, and all Obligations of the Borrowers to the Agents, the Issuing Bank and the Lenders will become due and payable, without notice or demand, upon the earliest to occur of the following: (a) thirty (30) Business Days after the Interim Order is entered, unless the Bankruptcy Court enters a Final Order that, among other things, approves the Interim Order, including the repayment of the Pre-Petition Revolving Loans as provided in this Agreement, prior to such time; (b) June 30, 2002; (c) the date this Agreement is otherwise terminated for any reason whatsoever pursuant to the terms herein; (d) the effective date of any plan of reorganization for any of the Borrowers in the Cases; or (e) May 31, 2002, unless the requirements of the Trim Trends Sale are fulfilled as and when required in the definition of that term.

         Tooling shall mean all tooling, fixtures, gauges, jigs, patterns, casting patterns, dyes, cavities, moulds and documentation together with any accessions, attachments, parts, accessories, substitutions, replacements and appurtenances to any of the foregoing, but excluding machinery, Equipment and Equipment spare parts.

         Trade Accounts Receivable shall mean, with respect to an Obligor, that portion of such Obligor's Accounts which arises from the sale of Inventory or the rendition of services in the ordinary course of such Obligor's business.

         Trademarks shall mean, as to any Obligor, all of such Obligor's present and hereafter acquired trademarks, trademark registrations, trademark applications, tradenames, trade styles, service marks, prints and labels (on which any of the foregoing may appear), reissues and renewals of the foregoing, trademark licenses, internet domain names and URLs and any trademark rights of the Obligors pertaining to any of the foregoing, together with the goodwill associated therewith, and all of the Obligors' cash and non-cash proceeds thereof.

         Trim Trends shall mean Trim Trends Canada Limited (or any successor).

         Trim Trends Division shall mean the Trim Trends division of Hayes-Albion.

         Trim Trends Sale shall refer to the following events: (i) the filing, by the Obligors, of a motion with the Bankruptcy Court pursuant to Section 363 of the Bankruptcy Code (the "Section 363 Motion") seeking the approval of a sale of the Trim Trends Division and Trim Trends, pursuant to Section 363 of the Bankruptcy Code subject to higher and better offers, by March 31, 2002, and (ii) the Borrowers, effecting a closing of such sale within forty-five (45) days of the entry of the order approving the Section 363 Motion.

         UCC shall mean the Uniform Commercial Code as the same may be amended and in effect from time to time in the State of New York.

         Unfunded Pension Liabilities shall mean, with respect to any Single Employer Plan, any amount by which the present value of the aggregate benefit liabilities under the Plan (whether or not vested), determined as of the date of such Plan's most recent actuarial report on the basis of the actuarial assumptions specified for funding purposes in such report, exceeds the aggregate current value of the assets of such Plan allocable to such benefit liabilities as specified in such report. For purposes of this definition of "Unfunded Pension Liabilities," the term "benefit liabilities" has the meaning specified in Section 4001 of ERISA and the terms "current value" and "present value" have the meaning specified in Section 3 of ERISA.

         United States shall mean the United States of America.

         United States Trustees Fees shall mean the statutory unpaid fees of the United States Trustee in the Cases.

         U.S. dollar or $ shall mean lawful currency of the United States.

         Visteon/American Axle Participating Customer Agreement shall mean the Accommodation Agreement, dated as of February 4, 2002, executed and delivered on or before the First Amendment Date, in the form attached as Schedule 11 hereto, among Visteon Corporation, American Axle & Manufacturing, Inc., Hayes-Albion, the Administrative Agent, the Lenders, the Issuing Bank and the Junior Lien Lender.

         Voluntary Overadvances shall mean the Revolving Loans (if any) that constitute Overadvances at the time they are made and shall exclude Nonconsensual Overadvances.

         Withdrawal Liability shall have the meaning set forth under Part I of Subtitle E of Title IV of ERISA.

         Working Capital shall mean Current Assets in excess of Current Liabilities.

         1.2 Construction of Certain Terms. (a) As used in this Agreement, (i) the words "hereof," "herein" and "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement, and Paragraph, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified; (ii) the words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation,"
(iii) the word "or" shall not be exclusive, (iv) the word "will" shall be construed to have the same meaning and effect as the word "shall" and (v) the plural form of any term defined in the singular in this Agreement shall merely express the grammatical plural of that defined term unless otherwise expressly provided herein.

         (b) Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to that agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein),
(ii) any reference herein to any Person shall be construed to include that Person's successors and assigns (without prejudice to any restrictions on transfer or other consequences of a transfer contemplated herein), (iii) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (iv) as applied to any transaction or action by any Borrower, the expression "ordinary course of business" shall be understood to have the same meaning it would have had if the transaction or action had occurred before the Filing Date, and (v) any reference to documents that are ancillary to this Agreement will include the Access and Security Agreements and the Participating Customer Agreements, any letter of credit delivered thereunder and any instrument or document delivered in connection with any such letter of credit.

         1.3 GAAP Terminology. (a) As used herein, and in the other Loan Documents, accounting terms relating to any Obligor or any of its subsidiaries that are not defined in Paragraph 1.1 of Section 1 and accounting terms that are partly defined in Paragraph 1.1 of Section 1, to the extent not defined, shall have the respective meanings given to them under GAAP, except as otherwise provided in such Loan Document. All financial statements that any Obligor is required to deliver hereunder shall be prepared in accordance with GAAP applied on a consistent basis, except as otherwise expressly prescribed herein, subject to the following paragraph and except that any financial statements which are not audited shall not be required to have footnotes.

         (b) If GAAP changes while any of the Obligations or Guaranty Obligations remains outstanding or any Lender or the Issuing Bank has any further commitment to make a Loan or issue a Letter of Credit hereunder and, as a result, the financial covenants set forth in subparagraphs (h) and (i) of Paragraph 8.2 of Section 8 would be calculated in a manner or with components different from those applicable prior to the change, (i) the Obligors and the Lenders will enter into good faith negotiations to amend this Agreement in such respects as are necessary to conform those financial covenants as criteria for evaluating the Obligors' financial condition to substantially the same criteria as were effective prior to the relevant change in GAAP and (ii) the Obligors shall be deemed to be in compliance with those financial covenants during the period of 30 days beginning with the effective date of that change in GAAP if and to the extent that the Obligors would have been in compliance therewith under GAAP if the change had not occurred and compliance were tested applying GAAP as in effect immediately before the change. At the end of that period of 30 days, if an amendment of the kind described above has not been executed by all parties to this Agreement, GAAP as modified by the relevant change shall automatically be taken into account in determining whether the Obligors are in compliance with those financial covenants.

         (c) Any reference in this Agreement or other Loan Documents to "consolidating" balance sheets or other financial statements or to "consolidating" Borrowing Base computations shall mean such balance sheets, financial statements or Borrowing Base computations (in a format submitted to and accepted by the Lenders) showing consolidating entries only for the major entities listed below, some of which consist of multiple entities (and such other entities as may become successors or transferees of any of the business owned or operated on the date of this Agreement by any entity listed below (if such business would be consolidated in accordance with GAAP) and any other direct or indirect subsidiary of Harvard, if consolidating balance sheets or other financial statements are hereafter prepared by any such other subsidiary):

         Hayes-Albion (excluding Trim Trends)
         Harvard Transportation Corporation
         Trim Trends
         Harvard Electronics
         Pottstown
         Harvard Corporate/Other

         1.4 No Presumption in Construction. Neither this Agreement nor any other Loan Document nor any uncertainty or ambiguity herein or therein shall be construed or resolved against any Lender, any Agent, or the Issuing Bank under any rule of construction or otherwise merely by virtue of being a party involved in its drafting. On the contrary, this Agreement and the other Loan Documents have been reviewed by each of the parties and their counsel and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the parties.

         1.5 Independence of Provisions. All agreements and covenants herein and in the other Loan Documents shall be given independent effect so that, if a particular action or condition is prohibited by the terms of any such agreement or covenant, the fact that such action or condition would be permitted within the limitations of another agreement or covenant shall not be construed as allowing such action to be taken or condition to exist.

         1.6 Inactive Guarantor. Notwithstanding anything else to the contrary elsewhere in this Agreement (including the definitions of the term "Permitted Asset Transfer" and "Intercompany Transfer") none of the terms of this Agreement or any other Loan Documents shall be interpreted to permit, or constitute the consent by the Agents, the Issuing Bank or the Lenders to any transaction or action by the Inactive Guarantor (other than those incidental to maintaining its existence and compliance with the Loan Documents or its liquidation or dissolution) or by any other Obligor with the Inactive Guarantor.

SECTION 2.        CONDITIONS PRECEDENT

         2.1 Conditions Precedent to Initial Loans on the Initial Closing Date. The obligation of the Administrative Agent, on behalf of the Lenders, and the Lenders to make the initial Loans to be made by them hereunder are subject to the satisfaction of, extension of or waiver in writing of, on or prior to, the Initial Closing Date, the following conditions precedent:

         (a) Interim Order. The Administrative Agent shall have received a copy of an order of the Bankruptcy Court in substantially the form of Exhibit B (the "Interim Order") and the Interim Order shall be in full force and effect and shall not have been vacated, reversed, modified or amended and there shall be no stay of the performance of any obligation of any of the Obligors. The parties hereto acknowledge that the foregoing shall not preclude the entry of any order of the Bankruptcy Court approving or authorizing an amendment or modification of this Agreement or any other Loan Document or the Interim Order, which amendment or modification shall be acceptable to the Lenders whose consent would be required pursuant to Section 13.17 to waive the default created by such amendment or modification.

         (b) Satisfactory Proceedings. All proceedings taken in connection with the execution of this Agreement, the making of the Loans, and the execution and delivery of all other Loan Documents and all documents and papers relating thereto shall be satisfactory to the Administrative Agent and its counsel. The Administrative Agent and its counsel shall have received copies of such documents and papers as the Administrative Agent or its counsel may reasonably request in connection therewith, all in form and substance satisfactory to the Administrative Agent and its counsel.

         (c) Loan Documents; Additional Documents. On or before the Initial Closing Date, the Obligors shall have delivered to the Lenders (or to the Administrative Agent for the Lenders with sufficient originally executed copies, where appropriate, for each Lender and counsel to the Administrative Agent) duly executed copies of this Agreement or counterparts hereof and all the other Loan Documents and such other documents, instruments, certificates, opinions and the following with respect to such Obligor, each, unless otherwise noted, dated the Initial Closing Date.

         (d) Secretary's Certificate. The Administrative Agent shall have received a certificate of the Secretary or Assistant Secretary of each Obligor (each, a "Secretary's Certificate") dated as of the Initial Closing Date (except that the items required in subparagraph (i) below may be delivered on or before the Final Closing Date), substantially in the form of Exhibit C hereto, which certificate shall include:

               (i) certified copies of each such Person's respective Certificate or Articles of Incorporation or Certificate of Formation or foreign equivalent, which shall be certified and be accompanied by a good standing certificate (in long form if available from such jurisdiction) or foreign equivalent, if any, from the jurisdiction of its organization and good standing certificates, from the jurisdiction in which it is incorporated and from the jurisdiction in which it has its principal place of business (other than a good standing certificate in respect of Harvard from the state of Delaware), each to be dated a recent date prior to the Final Closing Date;

               (ii) copies of the respective By-Laws or operating agreement or foreign equivalent of such Person;

               (iii) resolutions of the Board of Directors or Board of Managers of such Person, as the case may be, approving and authorizing the execution, delivery, and performance of the Loan Documents to which it is a party, certified as of the Initial Closing Date by the corporate secretary or assistant secretary of such Person as being in full force and effect without modification or amendment; and

               (iv) signature and incumbency certificates of officers of such Person executing the Loan Documents to which it is a party.

         (e) Officer's Certificate. The Administrative Agent shall have received a certificate of each of the Obligors, executed by an Authorized Officer in each case, satisfactory in form and substance to the Agents (each, an "Officer's Certificate"), dated as of the Initial Closing Date, substantially in the form of Exhibit D hereto, certifying that (i) the representations and warranties of such Obligor contained herein and in the other Loan Documents to which such Obligor is a party are true and correct in all material respects on and as of the Initial Closing Date; (ii) such Obligor is in compliance with all of the terms and provisions set forth herein and in the other Loan Documents to which such Obligor is a party; and (iii) no Default or Event of Default has occurred.

         (f) Budget. On or before the Initial Closing Date, the Lenders shall have received the Budget, executed by an Authorized Officer of Harvard.

         (g) Absence of Default; No Material Adverse Change. No Default or Event of Default shall have occurred and be continuing and no Material Adverse Change shall have occurred and the making of the Loans (or the issuance of any Letter of Credit) shall not violate any requirement of law and shall not be enjoined temporarily, preliminarily or permanently.

         (h) Legal Restraints/Litigation. Other than the Cases, as of the Initial Closing Date, there shall be no: (x) litigation, investigation or proceeding (judicial or administrative) pending or threatened against the Obligors, or any one of them, or their assets, by any agency, division or department of any county, city, state, provincial or federal government arising out of this Agreement or any of the other Loan Documents; (y) injunction, writ or restraining order restraining or prohibiting the financing arrangements contemplated under this Agreement and the other Loan Documents; or (z) suit, action, investigation or proceeding (judicial or administrative) pending against the Obligors, or any one of them, or their assets, which, in the opinion of the Required Revolving Facility Lenders (i) could reasonably be expected to result in a Material Adverse Change or, except as set forth in Schedule 1 hereto, if adversely determined, could reasonably be expected to have a Material Adverse Effect, or (ii) restrains, prevents or imposes or can reasonably be expected to impose materially adverse conditions upon the Loans or the transactions contemplated under this Agreement.

         (i) Financials; Projections. The Lenders shall have received and the Required Revolving Facility Lenders shall be satisfied with (i) the Budget and
(ii) the Obligors' business plan, which shall include a financial forecast, including, without limitation, cash projections and projections of Revolving Credit Availability, in a format previously submitted to and accepted by the Lenders and in substance reasonably satisfactory to the Required Revolving Facility Lenders, on a monthly basis through the Termination Date.

         (j) Disbursement Authorization. The Borrowers shall have delivered to the Administrative Agent all information necessary for the Administrative Agent and the Lenders to issue wire transfer instructions on behalf of each of the Borrowers for the initial and subsequent loans and/or advances to be made under this Agreement including, but not limited to, disbursement authorizations in form acceptable to the Agents.

         (k) Casualty Insurance. Each of the Obligors shall have delivered to the Administrative Agent evidence satisfactory to the Required Revolving Facility Lenders that casualty insurance policies listing the Administrative Agent as an additional insured, loss payee or mortgagee, as the case may be, are in full force and effect, all as set forth in Paragraph 8.2(c) of Section 8 of this Agreement (and the certificates evidencing such insurance shall be issued on form Accord 27).

         (l) Schedules. Each Obligor or its counsel shall have provided the Administrative Agent with updated schedules of: (i) all of such Obligor's and its subsidiaries' (A) Trademarks, (B) Patents, and (C) Copyrights, as applicable, and all in such detail as to provide appropriate recording information with respect thereto, (ii) any tradenames, (iii) monthly rental payments for any leased premises or any other premises where any Collateral may be stored or processed, (iv) all insurance policies of any nature maintained by an Obligor, (v) all joint ventures or partnerships engaged in by an Obligor with any other Person, and (vi) existing Indebtedness and Permitted Encumbrances, as well as all other schedules required by this Agreement or any of the other Loan Documents, all of the foregoing in form and substance satisfactory to the Required Revolving Facility Lenders; provided, however, that if certain schedules as described above are substantially similar to those schedules delivered by the Borrowers to the Administrative Agent in connection with the Pre-Petition Credit Agreement, Harvard shall provide to the Administrative Agent, a certificate executed by an Authorized Officer, in form and substance satisfactory to the Agents and the Lenders, certifying that such schedule(s) are reaffirmed as of such date.

         (m) Consents; Requirements of Law. All necessary governmental and third party consents and approvals necessary in connection with this Agreement and the transactions contemplated hereby shall have been obtained (without the imposition of any conditions that are not reasonably acceptable to the Required Revolving Facility Lenders) including without limitation, the Orders of the Bankruptcy Court, and shall remain in effect, unless the failure to obtain and keep in effect any such third-party consent and approval has been disclosed to the Agents and, other than the Plan Liability, such failure could not reasonably be expected to result in a Material Adverse Change; and all applicable governmental filings shall have been made and all applicable waiting periods shall have expired without in either case any action being taken by any competent authority. There shall not exist any law or regulation in the judgment of the Lenders that restrains, prevents or imposes materially adverse conditions upon this Agreement or the transactions contemplated hereby other than the entry by the Bankruptcy Court of the Interim Order or the Final Order, as applicable.

         (n) Fees; Expenses. All fees and expenses (including, without limitation, reasonable fees and expenses of counsel) required to be paid to the Agents, the Issuing Bank and the Lenders on or before the Initial Closing Date shall have been paid.

         (o) Access and Security Agreements; Transition Agreement. The Agents and the Lenders shall have received a certification from the chief executive officer of Harvard that the Obligors are not in violation of any terms of the Access and Security Agreements (other than a default attributable solely to the Pre-Petition Lenders' having ceased to provide financing under the Pre-Petition Credit Agreement) or Transition Agreement as well as certified copies of amendments to each such agreement satisfactory to the Required Revolving Facility Lenders, reflecting the security interests provided under the Loan Documents to the Administrative Agent.

         (p) Canadian Collateral Account. The Administrative Agent and the Required Revolving Facility Lenders shall be satisfied with all matters relating to arrangements for payment of Accounts due from time to time to Trim Trends, and any other active Obligor organized in Canada, directly to an account of Trim Trends established and maintained with Canadian Imperial Bank of Commerce (the "Canadian Deposit Account"), with acknowledgment by that depositary of the security interest granted by the relevant Guarantor to the Administrative Agent for the benefit of the Lenders, the Agents and the Issuing Bank (including waiver by that depositary of any right of setoff that it might otherwise have in respect of that account).

         (q) Cash Collateral Account. The Lenders shall be satisfied with all arrangements relating to the establishment of an account subject to the lien created by this Agreement and the control of the Administrative Agent, with a depository institution satisfactory to the Lenders, established for amounts that the Borrowers may be required to maintain as Cash Collateral pursuant to this Agreement (the "Cash Collateral Account").

         (r) Junior Lien Lender Consent. The Administrative Agent shall have received not later than the date of entry of the Interim Order, a consent of the Junior Lien Lender to the terms of this Agreement and matters relating thereto which are relevant to the Intercreditor Agreement, in form and substance satisfactory to the Agents, the Issuing Bank and the Lenders.

Upon the execution of this Agreement and the initial disbursement of Loans and issuance of Letters of Credit, all of the above Conditions Precedent shall have been deemed satisfied or waived as set forth above in the introductory paragraph of Paragraph 2.1 of this Section 2 or as the Obligors and the Administrative Agent shall otherwise agree in writing.

         2.2 Conditions to Each Extension of Credit. Subject to the terms of this Agreement, the agreement of the Administrative Agent on behalf of the Lenders, the Agents and the Issuing Bank to make any extension of credit requested to be made by it to any of the Borrowers on any date (including without limitation, the initial extension of credit hereunder, unless otherwise specified below in this Paragraph), is subject to the satisfaction of the following conditions precedent:

         (a) Representations and Warranties. After giving effect to the extension of credit requested to be made on such date, each of the representations and warranties made by each of the Obligors in or pursuant to this Agreement or any other Loan Document shall be true and correct in all material respects on and as of such date as if made on and as of such date except those which are expressly made only as of the Initial Closing Date and, insofar as the representations and warranties relate to Participating Customer Agreements, Access and Security Agreements, Permitted Indebtedness and Permitted Encumbrances, only as to such agreements, indebtedness and Liens which qualify as Participating Customer Agreements, Access and Security Agreements, Permitted Indebtedness and Permitted Encumbrances, respectively, on the relevant date, and if the Administrative Agent or the Lenders shall so request, the Obligors shall deliver to the Administrative Agent a certificate to that effect.

         (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extension of credit requested to be made on such date.

         (c) Interim Order. At any time prior to the entry of the Final Order, the Interim Order shall be in full force and effect and shall not have been stayed, revised, modified or amended in any respect except for such modifications and amendments agreed to by the Administrative Agent.

         (d) Final Order. A Final Order approving the financing contemplated in this Agreement (the "Final Order"), shall have been entered by the Bankruptcy Court within thirty (30) days of the commencement of the Cases. On the date of the funding of any Loan at any time after that day, other than any Loan funded prior to the date the Final Order is issued, the Final Order shall be in full force and effect and shall not have been revised, stayed, modified or amended except for such modifications and amendments agreed to by the Administrative Agent. Unless the Administrative Agent shall have joined in or expressly consented in writing to the same, there shall be no motion pending: (i) to revise, modify or amend the Final Order or (ii) to permit any administrative expense or unsecured claim against any Borrower existing or hereafter arising, of any kind or nature whatsoever, to have administrative priority as to such Borrower equal or superior to the priority of the lien and security interest granted herein to the Administrative Agent for the benefit of the Agents, the Issuing Bank and the Lenders in respect of the Obligations, except for the Carve-Out and the United States Trustees Fees, or (iii) to grant or permit the grant of a lien on any property or assets of the Borrowers.

         (e) No Material Adverse Change. No Material Adverse Change shall have occurred as of such date or after giving effect to the extension of credit requested to be made on such date.

         (f) Requirements of Law. The extension of credit requested to be made on such date shall not violate any Requirement of Law and no Requirement of Law shall be applicable in the judgment of the Lenders, in each case that restrains, prevents, enjoins or imposes materially adverse conditions upon the transactions contemplated by the Loan Documents or the rights of the Obligors or any of their subsidiaries freely to transfer or otherwise dispose of, or to create any lien on, any properties now owned or hereafter acquired by any of them.

         (g) Pleadings. The Administrative Agent shall have received copies of all pleadings, motions and other documents filed on behalf of all Obligors with the Bankruptcy Court, and all proceedings taken in connection with the execution and delivery of this Agreement and the other

Loan Documents and the making of the Loans, shall be in form and substance satisfactory to the Agent and the Lenders.

         (h) Officer's Certificate. With respect to the first Loan made on or after the First Amendment Date, the Administrative Agent shall have received a certificate of each of the Obligors, executed by an Authorized Officer in each case, satisfactory in form and substance to the Agents (each, an "Officer's Certificate"), dated as of the First Amendment Date, substantially in the form of Exhibit D hereto, certifying that (i) the representations and warranties of such Obligor contained herein and in the other Loan Documents to which such Obligor is a party are true and correct in all material respects on and as of the First Amendment Date; (ii) such Obligor is in compliance with all of the terms and provisions set forth herein and in the other Loan Documents to which such Obligor is a party; and (iii) no Default or Event of Default has occurred.

         (i) Opinion. With respect to any Loans to be made on or after the date of entry of the Final Order, the Administrative Agent shall have received an opinion of legal counsel to the Guarantors in form and substance satisfactory to the Administrative Agent and the Lenders.

         (j) Covenants. With respect to any Loans to be made on or after the date of entry of the Final Order, the Obligors, the Agents, the Issuing Bank, the Lenders and the Junior Lien Lender shall have agreed to the terms of an amendment or amendments to this Agreement providing for (i) reporting to the Administrative Agent of the information that will enable it and the Lenders to monitor whether the operations of the Hayes-Albion facility in Albion, Michigan and in Rock Valley, Iowa are being conducted on a cash neutral basis, (ii) one or more agreements (in addition to the Visteon/American Axle Participating Customer Agreement) with customers of the type authorized by paragraph 18 of the Interim Order to become Permitted Indebtedness and Permitted Encumbrances under this Agreement and the other Loan Documents within a framework satisfactory to the Agents, the Lenders and the Junior Lien Lender, (iii) the maintenance by Trim Trends and the Trim Trends Division of EBITDA, on a consolidated basis, at levels satisfactory to the Agents and the Lenders, and (iv) such related matters as the Agents and the Lenders shall determine to be reasonable in the circumstances.

         (k) Other Matters. With respect to any Loans to be made after the Initial Closing Date and before the date of entry of the Final Order, the Lenders shall be satisfied as to the progress in the negotiation of the amendments contemplated in the preceding subparagraph. In addition, with respect to any Loans to be made on or after the First Amendment Date, the Lenders shall have received either (i) confirmation that the Budget and projections delivered pursuant to Paragraphs 2.1(f) and 2.1(i) of this Section 2 require no modification in light of the arrangements contemplated in the Visteon/American Axle Participating Customer Agreement and the prohibitions herein on use of proceeds in Paragraph 8.2(r) of Section 8 or (ii) a modified Budget and modified projections satisfying the requirements set forth in the definition of the term "Budget" and in Paragraph 2.1(i), reflecting those factors, and the Required Revolving Facility Lenders shall be satisfied with such confirmation and the data supporting it or with such revised Budget and projections.

Each borrowing by the Borrowers hereunder shall constitute a representation and warranty by the Borrowers to the Agents, the Lenders and the Issuing Bank as of the date of such loan or advance that each of the representations, warranties and covenants contained in this Agreement and the other Loan Documents have been satisfied and are true and correct, in all material respects, except those expressly made only as of the Initial Closing Date and the Final Closing Date, as applicable, and except as the Borrowers and the Agents and/or the Required Revolving Facility Lenders shall otherwise agree herein or in a separate writing.

         2.3 Conditions Relating to Issuance of Letters of Credit. The obligation of the Issuing Bank to issue any Letter of Credit as contemplated in
Section 4 of this Agreement is subject to the satisfaction of each of conditions precedent set forth above in this Section 2 (as if the related request for issuance of the Letter of Credit were a request for a borrowing from the Administrative Agent on behalf of the Revolving Facility Lenders) as well as such additional conditions precedent as are set forth in Section 4 and any related L/C Application or Reimbursement Agreement. For all purposes of this
Section 2, a renewal of a Letter of Credit shall be treated as the issuance of a Letter of Credit.

SECTION 3.        AMOUNT AND TERM OF LOANS

         3.1 Revolving Loans. (a) Until the Termination Date, the Administrative Agent and the Lenders, severally, agree, subject to the terms and conditions of this Agreement, from time to time, and within the Revolving Credit Availability (but subject to the provisions of this Agreement on Overadvances), to make loans and advances to the Borrowers on a revolving basis (i.e. subject to the limitations set forth herein, the Borrowers may borrow, repay and re-borrow Revolving Loans). Such loans and advances to the Borrowers shall be joint and several obligations of the Borrowers and shall be in amounts not to exceed the Borrowing Base. Except as otherwise expressly provided in Paragraph 15.10 of
Section 15 hereof, Voluntary Overadvances shall be made by the Administrative Agent only with the consent of all the Lenders, and in all cases, subject to any additional terms that the Administrative Agent and/or the Lenders deem necessary.

         (b) Borrowing Requests and Procedures. (i) Whenever the Borrowers desire the Administrative Agent, on behalf of the Lenders, to make a Revolving Loan pursuant to this Section 3, Harvard shall give the Administrative Agent a notice in writing specifically in the form of Exhibit E hereto (a "Notice of Borrowing") or irrevocable telephonic notice confirmed promptly in writing, specifying (A) the amount to be borrowed, and (B) the requested borrowing date (which shall be a Business Day and shall be prior to the Termination Date). All requests for Revolving Loans pursuant to this provision must be received by an officer of the Administrative Agent no later than 1:00 P.M. New York time on any borrowing date. The procedure for Revolving Loans to be made on a requested borrowing date may be such other procedure as is mutually satisfactory to Harvard and the Administrative Agent. The Administrative Agent shall make Revolving Loans to the account designated by Harvard for such purpose.

         (ii) Subject to Paragraph 15.10 hereof, should the Administrative Agent, on behalf of the Revolving Facility Lenders, for any reason honor a request for a Voluntary Overadvance, such Voluntary Overadvance shall be made by the Administrative Agent only with the consent of all the Revolving Facility Lenders and subject to any additional terms that the Administrative Agent and/or the Revolving Facility Lenders deem necessary. Requests for Voluntary

Overadvances pursuant to this provision shall be made solely by Harvard and shall be directed to the Administrative Agent.

         (c) Funding Settlements. The Administrative Agent shall on any Settlement Date, and upon notice given by the Administrative Agent no later than 2:00 P.M. New York time, request each Lender to make, and each Lender hereby agrees to make, a Revolving Loan in an amount equal to such Lender's Revolving Credit Commitment percentage (calculated with respect to the aggregate Revolving Credit Commitments then outstanding) of the aggregate amount of the Revolving Loans made by the Administrative Agent from the preceding Settlement Date to the date of such notice. Each Lender's obligation to make the Revolving Loans referred to in subsection (a) and to make the settlements pursuant to this subsection (c) shall be absolute and unconditional and shall not be affected by any circumstance, including without limitation (i) any set-off, counterclaim, recoupment, defense or other right which any such Lender or any of the Borrowers may have against the Administrative Agent, the other Borrowers, any other Lender or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or an Event of Default; (iii) any adverse change in the condition (financial or otherwise) of the Borrowers or any one of them; (iv) any breach of this Agreement or any other Loan Document by any of the Borrowers, any Guarantor or any one of them or any other Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. Without limiting the liability and obligation of each Lender to make such advances, the Borrowers authorize the Administrative Agent to charge the Borrowers' Revolving Loan Account(s) with the Administrative Agent to the extent amounts received from the Lenders are not sufficient to repay in full the amount of any such deficiency.

         (d) Revolving Loan Promissory Note. The Borrowers' Revolving Loan Obligations hereunder, which are joint and several, shall be evidenced by promissory notes in the form of Exhibit A attached hereto to be delivered by each of the Borrowers.

         (e) Repayment of Obligations. In order to repay all Pre-Petition Obligations of the Borrowers under the Pre-Petition Agreements in respect of principal of the Pre-Petition Revolving Loans together with interest accrued thereon on the date the Bankruptcy Court enters the Final Order, the Borrowers hereby agree to borrow from the Lenders as Revolving Loans hereunder (in accordance with the respective Commitment shares of each Lender) such amount as is necessary, without regard to the Borrowing Base at the time, to effect such repayments and interest payments. The Borrowers hereby irrevocably instruct and authorize the Lenders to make such Revolving Loans available to the Borrowers on such date by applying the proceeds of such Loans in full to repayment of such Pre-Petition Obligations owing by the Borrowers to the Lenders, and the Lenders hereby agree, on the terms and subject to the conditions of this Agreement, to make such Revolving Loans to the Borrowers on such date, without need for delivery by the Borrowers of a Notice of Borrowing. The Borrowers acknowledge that they shall have no right to receive any funds from the Lenders on account of the Revolving Loans to be made by them under this subparagraph otherwise than through application of the proceeds of such Loans as expressly provided for in this subparagraph, and the Lenders will be deemed to have made such Revolving Loans to the Borrowers by applying the proceeds thereof in accordance with this subparagraph. Hayes-Albion also hereby authorizes the Administrative Agent to apply all funds, if any, received by it under any letter of credit issued in its favor and delivered to it pursuant to the Visteon/American Axle Participating Customer Agreement to the payment of the Obligations and for that purpose, to make a drawing under such letter of credit when permitted by its terms. However, the Administrative Agent shall not be required to make any such drawing except upon instructions from the Lenders and subject to the terms of Section 15 of this Agreement.

         3.2 Covenants Involving Accounts and Inventory. (a) In furtherance of the continuing assignment and security interest by each Obligor in such Obligor's Accounts and Inventory in favor of the Administrative Agent, for the benefit of the Lenders, the Issuing Bank and the Agents, as security for the Obligations, in the case of each Borrower, or, in the case of each Guarantor, as security for its Guaranty Obligations, each of the Obligors will, upon the creation of Accounts, other than Excluded Albion Receivables, and purchase or acquisition of Inventory, other than Excluded Albion Inventory, execute and deliver to the Administrative Agent in such form and manner as the Administrative Agent may reasonably require, solely for the Administrative Agent's convenience in maintaining records of Collateral, such confirmatory schedules of Accounts and Inventory as the Administrative Agent may reasonably request, including without limitation, weekly schedules of Accounts and monthly schedules of Inventory, all in form and substance satisfactory to the Administrative Agent, and such other appropriate reports designating, identifying and describing the Accounts and Inventory as the Administrative Agent may reasonably request, and provided further that the Administrative Agent may request any such information more frequently, from time to time, upon its reasonable prior request.

         (b) In addition, upon the Administrative Agent's request, each of the Obligors shall provide the Administrative Agent with copies of agreements with, or purchase orders from, such Obligor's customers, and copies of invoices to customers, proof of shipment or delivery, access to their computers, electronic media and software programs associated therewith (including any electronic records, contracts and signatures) and such other documentation and information relating to said Accounts, other than Excluded Albion Receivables, and other Collateral, other than Excluded Albion Inventory, as the Administrative Agent may reasonably require. Failure to provide the Administrative Agent with any of the foregoing shall in no way affect, diminish, modify or otherwise limit the security interests granted herein. Each of the Obligors hereby authorizes the Administrative Agent to regard the printed name or rubber stamp signature of such Obligor on assignment schedules or invoices as the equivalent of a manual signature by an Authorized Officers or agent of such Obligor.

         3.3 Representations Regarding Accounts and Inventory. Each of the Obligors hereby represents and warrants to the Agents and the Lenders that: each Trade Account Receivable of such Obligor, other than Excluded Albion Receivables, is based on an actual and bona fide sale and delivery of Inventory or rendition of services to their respective customers, any other Account of such Obligor is bona fide, made by such Obligor in the ordinary course of its business; the Inventory of such Obligor being sold, and Trade Accounts Receivable created, other than Excluded Albion Receivables and Excluded Albion Inventory, are the exclusive property of such Obligor and are not and shall not be subject to any lien, consignment arrangement, encumbrance, security interest or financing statement whatsoever, other than the Permitted Encumbrances; the invoices evidencing such Trade Accounts Receivable, other than Excluded Albion Receivables, are in the name of such Obligor, as applicable; and the customers of the relevant Obligor have accepted the Inventory, other than Excluded Albion Inventory, or services, owe and are obligated to pay the full amounts stated in the invoices according to their terms, without dispute, offset, defense, counterclaim or contra, except for disputes and other matters arising in the ordinary course of business with respect to which such Obligor has complied with the notification requirements of Paragraph 3.5 of this Section 3 and matters relating to the filing of the Cases. Each Obligor confirms to the Administrative Agent and the Lenders that any and all Taxes or fees relating to its business, its sales, the Accounts or Inventory relating thereto, are its sole responsibility and that same will be paid by such Obligor when due, subject to Paragraph 8.2(e) of Section 8 of this Agreement, and that none of said Taxes or fees represents a lien on or claim against the Accounts. Each of the Obligors hereby further represents and warrants to the Administrative Agent and the Lenders that such Obligor shall not acquire any Inventory, other than Excluded Albion Inventory, on a consignment basis, nor co-mingle its Inventory with any of inventory of any of its customers or any other Person (other than Inventory of another Obligor which constitutes Collateral), including pursuant to any bill and hold sale or otherwise, and that such Obligor's Inventory, other than Excluded Albion Inventory, is marketable to its customers in the ordinary course of business of such Obligor, except as such Obligor may otherwise report in writing to the Administrative Agent pursuant to Paragraph 3.5 hereof from time to time.

         3.4 Establishment of Blocked Accounts; Matters Relating to Accounts.
(a) (i) Until the Administrative Agent has advised the Obligors to the contrary after the occurrence of an Event of Default, the Obligors, at their expense, will enforce, collect and receive all amounts owing on their respective Accounts in the ordinary course of their business and any proceeds they so receive shall, except for proceeds of Excluded Albion Receivables, be subject to the terms hereof, and held on behalf of and in trust for the Administrative Agent on behalf of the Lenders, the Issuing Bank and the Agents. Such privilege shall terminate at the election of the Administrative Agent, upon the occurrence of an Event of Default, and until such Event of Default is waived in writing by the Lenders or cured to the Administrative Agent's and/or the Lender's satisfaction.

         (ii) Each Obligor shall ensure that any checks, cash, credit card sales and receipts, notes or other instruments or property received by such Obligor with respect to any Collateral, including Accounts, other than Excluded Albion Receivables, shall be held by such Obligor in trust for the Administrative Agent, on behalf of the Lenders, the Issuing Bank and the Agents, separate from such Obligor's own property and funds, and promptly turned over to the Administrative Agent with proper assignments or endorsements by deposit to the Depository Account, subject to subparagraph (c) of this Paragraph 3.4, where Trim Trends is concerned.

         (iii) Each of the Obligors shall do each of the following, subject to subparagraph (c) of this Paragraph 3.4, where Trim Trends is concerned, and except that Hayes-Albion is not required to do the following with respect to Excluded Albion Receivables, the proceeds thereof and related invoices and checks and other related instruments of payment: (A) indicate on all of its invoices that funds should be delivered to and deposited in a Blocked Account;
(B) direct all payments due to any of the Obligors to be made into a Blocked Account; (C) irrevocably authorize and direct any banks which maintain the Obligors' initial receipt of cash, checks and other items to promptly wire transfer all available funds to a Blocked Account; and (D) advise all such banks of the Administrative Agent's security interest in such funds.

         (iv) Each Obligor shall provide the Administrative Agent with prior written notice of any and all deposit accounts opened or to be opened subsequent to the Initial Closing Date. All amounts received by the Administrative Agent in payment of Accounts, other than Excluded Albion Receivables, will be credited to the Revolving Loan Account when the Administrative Agent is advised by its bank of its receipt of "collected funds" at the Administrative Agent's bank account in New York, New York on the Business Day of such advice if advised no later than 1:00 p.m. EST or on the next succeeding Business Day if so advised after 1:00 PM EST. However, the Revolving Loan Account will be charged monthly with the cost of one (1) additional Business Day on all such collections at the interest rate (based upon the Citibank Base Rate) applicable to Revolving Loans (the aggregate amount of such interest, the "Collection Day Interest" for the relevant month). No checks, drafts or other instrument received by the Administrative Agent shall constitute final payment to the Administrative Agent and/or the Lenders or the Agents unless and until such instruments have actually been collected.

         (b) (i) The Obligors shall establish and maintain, in their name and at their expense, the deposit accounts, including the Canadian Deposit Account, with such banks as are acceptable to the Administrative Agent (the "Blocked Accounts") into which each of the Obligors shall promptly cause to be deposited:
(i) all proceeds of Collateral received by any of the Obligors, including all amounts payable to the Obligors from credit card issuers and credit card processors, and (ii) all amounts on deposit in deposit accounts used by the Obligors at each of their locations, all as further provided in Paragraph 3.4(a) above, but in each case excluding proceeds of Excluded Albion Receivables and any deposit account into which such proceeds are deposited.

         (ii) The Obligors shall cause each of the banks at which any of the Blocked Accounts is established to enter into an agreement, in form and substance satisfactory to the Administrative Agent (the "Blocked Account Agreements"), providing that (A) all cash, checks and items received or deposited in the Blocked Accounts are the property of the Administrative Agent (or, in the case of the Canadian Deposit Account, are subject to the lien of this Agreement in favor of the Administrative Agent), (B) the depository bank has no lien upon, or right of set off against, the Blocked Accounts and any cash, checks, items, wires or other funds from time to time on deposit therein, except as otherwise provided in the Blocked Account Agreements, and (C) subject to subparagraph (c) of this Paragraph 3.4, where Trim Trends is concerned, automatically, on a daily basis, the depository bank will wire, or otherwise transfer, in immediately available funds, on a daily basis, all funds received or deposited into the Blocked Accounts to such bank account as the Administrative Agent may from time to time designate for such purpose. Each of the Obligors hereby confirms and agrees that all amounts deposited in such Blocked Accounts and any other funds received and collected by the Administrative Agent, whether as proceeds of Inventory or other Collateral or otherwise, shall be the property of the Administrative Agent.

         (c) Notwithstanding anything to the contrary elsewhere in this Paragraph 3.4, but subject to the final sentence of this subparagraph (c), so long as there is no continuing Default or Event of Default: up to $300,000 may remain in the Canadian Deposit Account (the excess over such permitted balance, and all funds in the Canadian Deposit Account at any time there is a Default or Event of Default, an "Excess Amount"); and the amounts permitted by this sentence to remain therein may be used by Trim Trends for its working capital purposes. The provisions of this Paragraph 3.4(b), clause (ii)(C), requiring the automatic daily wire or other transfer of funds to an account designated by the Administrative Agent shall not apply to the depositary at which the Canadian Deposit Account is maintained; however, the Administrative Agent is hereby irrevocably authorized by Trim Trends to instruct that depositary to transfer all Excess Amounts believed by the Administrative Agent to exist from time to time as follows:

         (1) at any time when a Default or Event of Default is continuing to an account designated by the Administrative Agent for application to repayment of the Revolving Loan; and

         (2) at all other times, to a Blocked Account established and maintained in the name of Hayes-Albion (or if such an account acceptable to the Administrative Agent does not at the time exist, to a Blocked Account established and maintained in the name of a Borrower to the satisfaction of the Administrative Agent).

Hayes-Albion and each of the other Borrowers hereby irrevocably directs, and the Administrative Agent hereby acknowledges, that all Excess Amounts transferred at any time to a Blocked Account in the name of Hayes-Albion or such other Borrower, as the case may be, shall be transferred directly from the Canadian Deposit Account as provided above. The Administrative Agent shall have no responsibility to any Person for any failure by it to give, or delay by it in giving, any instructions of the kind referred to above in this subparagraph (c) in connection with the Canadian Deposit Account. In addition, unless the Administrative Agent, at the direction of the Required Revolving Facility Lenders, shall determine otherwise, the first sentence of this subparagraph (c) shall cease to apply if, by the fifteenth Business Day after the statement cutoff date for each month or monthly fiscal period, and at such other times as the Administrative Agent shall request, as promptly as practicable after the request, Trim Trends shall have not caused the Administrative Agent to receive a correct and full copy of a bank statement for the Canadian Deposit Account and each other account maintained by Trim Trends.

         3.5 Reports Involving Accounts and Related Matters. The Obligors shall notify the Administrative Agent: (a) of any matters affecting the value, enforceability or collectibility of any Account and of all customer disputes, offsets, defenses, counterclaims, returns, rejections and all reclaimed or repossessed merchandise or goods, and of any adverse effect in the value of their Inventory, in their weekly and monthly collateral reports (as applicable) provided to the Administrative Agent hereunder, in such detail and format as the Administrative Agent may reasonably require from time to time and (b) promptly of any such matters which are material, as a whole, to the Accounts and/or the Inventory. The Obligors agree to issue credit memoranda promptly (with duplicates to the Administrative Agent upon request after the occurrence of an Event of Default) upon accepting returns or granting allowances. Upon the occurrence of an Event of Default (which is not waived in writing by the Required Revolving Facility Lenders or cured to the satisfaction of the Required Revolving Facility Lenders) and on notice from the Administrative Agent, the Obligors agree to ensure that all returned, reclaimed or repossessed merchandise or goods shall be set aside by the Obligors, marked with the Administrative Agent's name (as secured party) and held by the Obligors for the Administrative Agent's account.

         3.6 Revolving Loan Account. (a) Subject to the provisions of paragraph
(b) below, the Administrative Agent shall maintain a Revolving Loan Account on its books in which each of the Borrowers will be charged with all Revolving Loans, L/C Obligations and Voluntary

Overadvances made or delivered by the Administrative Agent to any of the Borrowers or for the account of any of the Borrowers, and with any other Obligations, including any and all costs, expenses and reasonable attorney's fees which the Administrative Agent may incur in connection with the exercise by or for the Administrative Agent of any of the rights or powers herein or in any other Loan Document conferred upon the Administrative Agent, or in the prosecution or defense of any action or proceeding to enforce or protect any rights of any of the Agents, the Issuing Bank or any of the Lenders in connection with this Agreement, the other Loan Documents or the Collateral assigned hereunder, or any Obligations. The Borrowers will be credited with all amounts received by the Administrative Agent and/or the Lenders (or in respect of amounts owing to them hereunder, the Issuing Bank or the Agents) from the Borrowers or from others for the Borrowers' account, including, as above set forth, all amounts received by the Administrative Agent in payment of Accounts, and such amounts will be applied to payment of the Obligations as set forth herein. In no event shall prior recourse to any Accounts or other security granted to or by the Borrowers be a prerequisite to the Administrative Agent's right to demand payment of any Obligation. Further, it is understood that the Agents, the Issuing Bank and/or the Lenders shall have no obligation whatsoever to perform in any respect any of the Obligors' contracts or obligations relating to the Accounts.

         (b) In order to utilize the collective borrowing powers of the Borrowers (collectively the "Collective Borrowers") in the most efficient and economical manner, and in order to facilitate the handling of the accounts of the Collective Borrowers on the Administrative Agent's books, the Collective Borrowers have requested, and the Administrative Agent has agreed to handle accounts of the Collective Borrowers on the Administrative Agent's books on a combined basis, all in accordance with the following provisions:

               (i) In lieu of maintaining separate accounts on the Administrative Agent's books in the name of each of the Collective Borrowers, the Administrative Agent shall maintain one account under the name: Harvard Industries et al (herein the "Collective Account"). Confirmatory assignments of Accounts will continue to be made to the Administrative Agent by each of the Collective Borrowers. Loans, L/C Obligations and Voluntary Overadvances made to any of the Collective Borrowers will be joint and several obligations of the Borrowers and charged to the Collective Account indicated above, along with any charges and expenses under this Agreement made in relation to any of the Obligations. The Collective Account will be credited, with all amounts received by the Administrative Agent from any of the Collective Borrowers or from others for their account including all amounts received by the Administrative Agent in payment of Accounts assigned to the Administrative Agent as provided in this Agreement.

               (ii) Each month the Administrative Agent will render to the Collective Borrowers one extract of the combined Collective Account, which shall be deemed to be an account stated as to each of the Collective Borrowers and which will be deemed correct and accepted by all of the Collective Borrowers unless the Administrative Agent receives a written statement of exceptions from them, through Harvard, within thirty (30) days after such extract has been rendered by the Administrative Agent. It is expressly understood and agreed by each of the Collective Borrowers that the Administrative Agent shall have no obligation to account separately to any of the Collective Borrowers.




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


               (iii) Requests for Loans, L/C Obligations and Voluntary Overadvances hereunder by the Administrative Agent on behalf of the Lenders and/or the Lenders may be made by Harvard as agent for the Collective Borrowers and the Administrative Agent is hereby authorized and directed to accept, honor and rely on such instructions and requests, subject to the limitation and provisions set forth in this Agreement. It is expressly understood and agreed by each of the Collective Borrowers that none of the Agents, the Issuing Bank or the Lenders shall have any responsibility to inquire into the correctness of the apportionment, allocation, or disposition of (x) any Loans (including any Overadvance), L/C Obligations made to any of the Collective Borrowers or (y) any of the expenses and charges of either Agent relating thereto. All loans and advances made by the Administrative Agent (on behalf of the Lenders, the Agents and the Issuing Bank) and/or the Lenders are made for the Collective Account.

               (iv) The Collective Borrowers jointly and severally and unconditionally guarantee to the Agents and the Lenders the prompt payment in full of (A) all Loans (including any Overadvances) and L/C Obligations made and to be made hereunder by any Lender (directly or through the Administrative Agent) to any of the Borrowers, as well as
         (B) all other Obligations of the Collective Borrowers to the Agents and/or the Lenders and hereby expressly confirm in all respects the agreements and instruments executed by each of the Collective Borrowers in any Agent's and/or the Lenders' favor as more fully set forth therein.

               (v) All Accounts assigned to the Administrative Agent for the benefit of the Lenders by any of the Collective Borrowers or any of their subsidiaries and any other collateral security now or hereafter given to the Administrative Agent and/or the Lenders by any of the Collective Borrowers or any of their subsidiaries (be it Accounts or otherwise), shall secure all Loans (including any Overadvance) and L/C Obligations made by the Lenders, directly or through the Administrative Agent, to any of the Collective Borrowers, and shall be deemed to be pledged to the Administrative Agent as security for any and all other Obligations and Guaranty Obligations to the Agents, the Issuing Bank and/or the Lenders as set forth under this Agreement, or any other agreements between any Agent and/or the Lenders and any of the Collective Borrowers or Guarantors.

               (vi) The handling of the accounts of the Collective Borrowers in a combined fashion, as more fully set forth herein, is done solely as an accommodation to the Collective Borrowers and at their request, and the Agents, the Issuing Bank and Lenders shall incur no liability to the Collective Borrowers as a result hereof.

It is expressly understood that the foregoing request was made because the Collective Borrowers are engaged in an integrated operation that requires financing on a basis permitting the availability of credit from time to time to each of the Collective Borrowers as required for the continued successful operation of each of the Collective Borrowers. Each of the Collective Borrowers expects to derive benefit, directly or indirectly, from such availability since the successful operation of each of the Collective Borrowers is dependent on the continued successful performance of the functions of the integrated group. In addition, the Borrowers have informed the Agents and the Lenders that:

                  (A) Harvard, in order to increase the efficiency and productivity of each of the other Collective Borrowers, has centralized in itself a cash management system which entails, in part, central disbursement and operating accounts in which it provides the working capital needs of each of the other Collective Borrowers and manages and timely pays the accounts payable of each of the other Collective Borrowers;

                  (B) Harvard is further enhancing the operating efficiencies of the other Collective Borrowers by purchasing, or causing to be purchased, in its name for its account all materials, supplies, inventory and services required by the other Collective Borrowers which will result in reducing the operating costs of the other Collective Borrowers; and

                  (C) Since all of the Collective Borrowers are now engaged in an integrated operation that requires financing on an integrated basis and since each Collective Borrower expects to benefit from the continued successful performance of such integrated operations and in order to best utilize the collective borrowing powers of each Collective Borrower in the most effective and cost efficient manner and to avoid adverse effects on the operating efficiencies of each Collective Borrower and the existing back-office practices of the Collective Borrowers, each Collective Borrower has requested that all Revolving Loans and L/C Obligations be disbursed solely upon the request of Harvard and to bank accounts managed solely by Harvard and that Harvard will manage for the benefit of each Collective Borrower the expenditure and usage of such funds.

         3.7 Overadvance Due on Demand. In the event that any requested Revolving Loan exceeds Availability or that (a) the sum of (i) the outstanding balance of Revolving Loans and (ii) outstanding balance of Letters of Credit exceeds (b)(x) the Borrowing Base or (y) the Revolving Facility Credit, any such Voluntary Overadvance or Nonconsensual Overadvance shall be due and payable by the Borrowers to the Administrative Agent on behalf of the Revolving Facility Lenders immediately upon the Administrative Agent's demand therefor.

SECTION 4.        LETTERS OF CREDIT

         4.1 Letter of Credit Commitment. (a) On the terms and subject to the conditions contained in this Agreement, from time to time during the period commencing on the Initial Closing Date and ending on the earlier of the termination of the Revolving Credit Commitment and thirty (30) days prior to the Termination Date, the Issuing Bank agrees to issue one or more Letters of Credit for the account of the L/C Eligible Account Parties, at the request of the L/C Eligible Account Parties, made by Harvard, in accordance with Paragraph 4.2 of this Section 4; provided, however, that the Issuing Bank shall be under no obligation to issue any Letter of Credit if:

                  (i) any order, judgment or decree of any Governmental Authority or arbitrator not in effect on the date of this Agreement shall purport by its terms to enjoin or restrain the Issuing Bank from issuing such Letter of Credit or any Requirement of Law applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction or reserve or capital requirement (for which the Issuing Bank is not otherwise compensated hereunder by an L/C Eligible Account Party) or shall result in any unreimbursed loss, cost or expense that was not applicable, in effect or known to the Issuing Bank as of the date of this Agreement and which the Issuing Bank in good faith deems material to it;

                  (ii) the Issuing Bank shall have received written notice from the Administrative Agent, any Lender or the Borrowers, on or prior to the requested date of issuance of such Letter of Credit, that one or more of the conditions contained in Section 2 applicable to the Issuing Bank's obligation to issue such Letter of Credit is not then satisfied (if not theretofore waived as provided herein);

                  (iii) after giving effect to the issuance of such Letter of
                        Credit, the L/C Obligations would exceed the Revolving Credit Availability as then in effect;

                  (iv) after giving effect to the issuance of such Letter of Credit, the L/C Obligations would exceed the Letter of Credit Sub-Line as then in effect; or

                  (v) any fees due in connection with a requested issuance have not been paid.

For all purposes of the foregoing and the other provisions of this Section 4, the renewal of a Letter of Credit shall be treated as an issuance. None of the Lenders (other than the Issuing Bank in its capacity as such) shall have any obligation to issue any Letter of Credit.

         (b) In no event shall the expiration date of any Letter of Credit (i) be more than one year after the date of issuance thereof or (ii) be less than thirty (30) days prior to the Termination Date. Any and all L/C Obligations in respect of Letters of Credit issued hereunder shall be reserved dollar for dollar from Availability as an Availability Reserve.

         4.2 Procedure for Issuance of Letters of Credit. (a) In connection with the issuance of each Letter of Credit, the L/C Eligible Account Parties, through Harvard, shall give the Issuing Bank and the Administrative Agent at least two Business Days' prior written notice, in such written or electronic form as is acceptable to the Issuing Bank), of the requested issuance of such Letter of Credit (an "L/C Application"). Such notice shall be irrevocable and shall specify the stated amount of the Letter of Credit requested, which stated amount shall not be less than $50,000 (unless otherwise agreed by the Issuing Bank), the requested date of issuance of such Letter of Credit (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall be a Business Day), and the beneficiary of such requested Letter of Credit. Such notice, to be effective, must be received by the Issuing Bank and the Administrative Agent not later than 12:00 noon (New York City time) on the second Business Day prior to the requested date for issuance of such Letter of Credit.

         (b) Subject to the satisfaction of the conditions applicable under tParagraph 2.3 of Section 2 hereof to the issuance of Letters of Credit and the conditions set forth in this Section 4, the Issuing Bank shall, on the requested date, issue a Letter of Credit on behalf of the L/C Eligible Account Parties in accordance with the Issuing Bank's usual and customary business practices. The Issuing Bank shall not issue any Letter of Credit in the period commencing on the first Business Day after it receives written notice from any Agent or Lender that one or more of the conditions precedent contained in Paragraph 2.3 of
Section 2 hereof shall not on such date be satisfied (unless previously waived), and ending when such conditions are satisfied or waived. The Issuing Bank shall not otherwise be required to determine that, or take notice whether, the conditions precedent set forth in Paragraph 2.3 of Section 2 hereof have been satisfied or waived in connection with the issuance of any Letter of Credit.

         4.3 Reimbursement Agreement. If requested by the Issuing Bank, prior to the issuance of each Letter of Credit by the Issuing Bank, and as a condition of such issuance and of the participation of each Revolving Facility Lender in the L/C Obligations arising with respect thereto, the L/C Eligible Account Parties shall have delivered to the Issuing Bank a letter of credit reimbursement agreement, in such form as the Issuing Bank may employ in its ordinary course of business for its own account, with such modification thereto as may be agreed upon by the Issuing Bank and Harvard, on behalf of the L/C Eligible Account Parties, and as are not materially adverse (in the judgment of the Issuing Bank and the Agents) to the interests of the Lenders (a "Reimbursement Agreement"), signed by each of the L/C Eligible Account Parties, and such other documents or items as may be required pursuant to the terms thereof. It shall, however, be understood that the inclusion of Trim Trends as a party to a Reimbursement Agreement shall be required only in connection with a Letter of Credit issued for the account of Trim Trends. In the event of any conflict between the terms of any Reimbursement Agreement and this Agreement, the terms of this Agreement shall govern.

         4.4 Responsibilities of Issuing Bank. The Issuing Bank shall:

         (a) give the Administrative Agent written notice (or telephonic notice confirmed promptly thereafter in writing), which writing may be a telecopy or electronic mail, of the issuance or renewal of a Letter of Credit issued by it, of all drawings under a Letter of Credit issued by it and of the payment (or the failure to pay when due) by the L/C Eligible Account Parties of any Reimbursement Obligation when due (which notice the Administrative Agent shall promptly transmit by telecopy, electronic mail or similar transmission to each Revolving Facility Lender);

         (b) upon the request of any Agent or Lender, furnish to such Lender copies of any Reimbursement Agreement to which the Issuing Bank is a party and such other documentation as may reasonably be requested by such Agent or Lender; and

         (c) no later than ten (10) Business Days following the last day of each calendar month, provide to the Administrative Agent (and the Administrative Agent shall provide a copy to each Lender requesting the same) a schedule of the Letters of Credit issued by it, in form and substance reasonably satisfactory to the Administrative Agent, setting forth the aggregate L/C Obligations outstanding at the end of each month and any information requested by the L/C Eligible Account Parties (through Harvard) or the Administrative Agent relating thereto.

         4.5 L/C Participations. Immediately upon the issuance by the Issuing Bank of a Letter of Credit in accordance with the terms and conditions of this Agreement, the Issuing Bank shall be deemed to have sold and transferred to each Revolving Facility Lender, and each Revolving Facility Lender shall be deemed irrevocably and unconditionally to have purchased and received from the Issuing Bank, without recourse or warranty, an undivided interest and participation (each, an "L/C Participation"), to the extent of such Revolving Facility Lender's Revolving Credit Percentage, in such Letter of Credit and the Obligations of the L/C Eligible Account Parties with respect thereto (including all L/C Obligations with respect thereto) and any security therefor and the Guaranty and any other guaranty pertaining thereto. In addition to the foregoing, the L/C Participations of each Revolving Facility Lender shall include, from and after the date of this Agreement, each of such Revolving Facility Lender's "L/C Participations" under and as defined in the Pre-Petition Credit Agreement, to the extent applicable to the Pre-Petition L/C Obligations.

         4.6 Reimbursement Obligations. (a) The Borrowers shall pay to the Issuing Bank the amount of all Reimbursement Obligations owing to the Issuing Bank under any Letter of Credit issued for the account of any of the L/C Eligible Account Parties, no later than the date (the "Reimbursement Date") which is one Business Day after the L/C Eligible Account Parties receive written notice from the Issuing Bank that payment has been made under such Letter of Credit, irrespective of any claim, set-off, defense or other right that any of the L/C Eligible Account Parties may have at any time against the Issuing Bank or any other Person.

         (b) In the event that the Issuing Bank makes any payment under any Letter of Credit and any of the L/C Eligible Account Parties shall not have repaid such amount to the Issuing Bank pursuant to this Paragraph 4.6 or such payment is rescinded or set aside for any reason, such Reimbursement Obligation shall be payable by the Borrowers on demand with interest thereon computed (i) from and including the date on which such Reimbursement Obligation arose to but excluding the Reimbursement Date at the rate of interest applicable during such period to Revolving Loans pursuant to Paragraph 9.1(a) of Section 9 of this Agreement and, (ii) from and including the Reimbursement Date to but excluding the date of payment in full of such Reimbursement Obligation at the Default Rate of Interest during such period, and the Issuing Bank shall promptly notify the Administrative Agent, which shall promptly notify each Revolving Facility Lender of such failure.

         (c) Upon receipt of any such notice, the Administrative Agent, on behalf of each Revolving Facility Lender, shall promptly and unconditionally pay to the Issuing Bank the amount of such Revolving Facility Lender's Revolving Credit Percentage of such payment in U.S. dollars and in immediately available funds. If the Issuing Bank gives the relevant notice to the Administrative Agent prior to 11:00 A.M. (New York City time) on any Business Day, the Administrative Agent shall make available to the Issuing Bank each Revolving Facility Lender's

Revolving Credit Percentage of the amount of such payment on such Business Day as provided above. Upon such payment by the Administrative Agent, each Revolving Facility Lender shall, except during the continuance of a Default or Event of Default under subparagraphs (a) through (c) of Paragraph 11.1 of Section 11 hereof and notwithstanding whether or not the conditions precedent set forth in Paragraph 2.3 of Section 2 shall have been satisfied (which conditions precedent the Lenders hereby irrevocably waive) be deemed to have made a Revolving Loan to the Borrowers in the principal amount of such Revolving Facility Lender's Revolving Credit Percentage of the total amount of such payment.

         (d) Whenever the Issuing Bank receives from any Obligor (or any of the Collateral or by way of right of setoff) a payment of a Reimbursement Obligation as to which the Administrative Agent, on behalf of the Revolving Facility Lenders, has made a payment to the Issuing Bank pursuant to this Paragraph 4.6, the Issuing Bank shall pay to the Administrative Agent (for distribution by the Administrative Agent to each Revolving Facility Lender as provided in Paragraph
14.2 of Section 14 hereof), in immediately available funds, an amount equal to such Revolving Facility Lender's Revolving Credit Percentage of the amount of such payment (adjusted, as necessary, to reflect the respective amounts the Revolving Facility Lenders have paid in respect of such Reimbursement Obligation through any settlement required from them under Paragraph 14.2 of Section 14 hereof).

         4.7 Payments by Revolving Facility Lenders. If and to the extent the Administrative Agent, on behalf of the Revolving Facility Lenders, shall not have so made the amount of any payment required by Paragraph 4.6 of this Section 4 available to the Issuing Bank, such amount shall be payable by the Revolving Facility Lenders pro rata, in accordance with their respective Revolving Facility Percentages thereof, forthwith on demand together with interest thereon, for the first Business Day after payment was first due at the Federal Funds Rate and, thereafter until such amount is paid to the Issuing Bank, at the rate per annum applicable to Revolving Loans under Paragraph 9.1(a) of Section 9 of this Agreement.

         4.8 Reimbursement Obligations Absolute. The L/C Eligible Account Parties' obligations to pay each Reimbursement Obligation and the obligations of the Revolving Facility Lenders to make payments to the Administrative Agent for the account of the Issuing Bank with respect to Letters of Credit shall be absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement, under any and all circumstances whatsoever, including the occurrence of any Default or Event of Default, and irrespective of:

         (a) any lack of validity or enforceability of any Letter of Credit or any Loan Document, or any term or provision therein;

         (b) any amendment or waiver of or any consent to departure from all or any of the provisions of any Letter of Credit or any Loan Document;

         (c) the existence of any claim, set off, defense or other right that the L/C Eligible Account Parties, the Guarantors, any other party guaranteeing, or otherwise obligated with, the L/C Eligible Account Parties, any subsidiary or other affiliate thereof or any other Person may at any time have against the beneficiary under any Letter of Credit, the Issuing Bank, the

Administrative Agent or any Lender or any other Person, whether in connection with this Agreement, any other Loan Document or any other related or unrelated agreement or transaction;

         (d) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

         (e) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; and

         (f) any other act or omission to act or delay of any kind of the Issuing Bank, the Lenders, the Administrative Agent or any other Person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Paragraph 4.8 of this
Section 4, constitute a legal or equitable discharge of any L/C Eligible Account Party's obligations hereunder or any Guarantor's obligations under the Guaranty.

         4.9 Actions and Reliance by the Issuing Bank. Without prejudice to the provisions of Section 15, in determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof, the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary (subject to the gross negligence or willful misconduct of the Issuing Bank) and, in making any payment under any Letter of Credit the Issuing Bank may rely exclusively on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever, and any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute willful misconduct or gross negligence of the Issuing Bank. The Issuing Bank shall use reasonable efforts to notify Harvard (which shall be solely responsible for further notice to the other L/C Eligible Account Parties) prior to paying any Letter of Credit (it being understood that the Issuing Bank shall have no liability to the L/C Eligible Account Parties or the Guarantors for the Issuing Bank's failure to deliver such notice). Notwithstanding anything herein to the contrary, nothing shall relieve the Issuing Bank of liability for its own gross negligence or willful misconduct, as finally determined by a court of competent jurisdiction.

SECTION 5. TERMINATION OR REDUCTION OF COMMITMENTS; REIMBURSEMENT AND LOAN OBLIGATIONS GENERALLY

         5.1 Revolving Line of Credit. Harvard, on behalf of the Obligors may, upon at least three Business Days' notice to the Administrative Agent, terminate in whole or reduce in part the unused portion of the Line of Credit (determined by subtracting the sum (without duplication) of the Revolving Loans and the L/C Obligations from the then total amount of the Line of Credit);

provided, however, that each partial reduction of the Line of Credit shall be made ratably among the Lenders in accordance with their Revolving Credit Commitments; and provided, further, that any mandatory prepayment resulting from such reduction shall have been made in accordance with Section 6.

         5.2 Letter of Credit Sub-Line. The Letter of Credit Sub-Line shall be permanently reduced from time to time on the date of each reduction in the Line of Credit so that, after giving effect to each reduction of the Line of Credit the Letter of Credit Sub-Line equals 28.57% of the Line of Credit.

         5.3 Reimbursement and Loan Obligations Generally. The Borrowers and the Guarantors confirm their understanding with the Agents, the Issuing Bank and the Lenders that the amount of each payment made by the Issuing Bank under any Letter of Credit or any "Letter of Credit" referred to in the Pre-Petition Credit Agreement which gave rise to any of the Pre-Petition L/C Obligations shall thereafter until fully, finally and indefeasibly paid in full by the Borrowers or the Guarantors constitute a Reimbursement Obligation payable to the Issuing Bank and, in the circumstances contemplated in Paragraph 4.6(d) of
Section 4 hereof, Obligations payable to the Lenders in respect of Revolving Loans and, so long as there is no duplication in the treatment of any such amount in the calculation of the Availability or the total of the Obligations in respect of interest payable hereunder, its treatment as a Reimbursement Obligation or an Obligation in respect of a Revolving Loan shall be as determined by the Administrative Agent, the Issuing Bank and the Lenders so as to reflect and preserve their respective rights and interests vis-a-vis each other, the obligations of the L/C Eligible Account Parties to pay each such amount in full and the related Guaranty Obligations of the Guarantors.

SECTION 6.        PREPAYMENTS OF LOANS

         6.1 Prepayments. For purposes of this Agreement it should be understood that, whenever it is stated that funds shall be applied to the prepayment of all or any portion of the principal of any Loan, such application shall be deemed to require simultaneous payment of interest accrued to but excluding the date of prepayment, to the extent then unpaid.

         6.2 Optional Prepayment of Revolving Loans. The Borrowers may, upon at least three (3) Business Days' notice, prepay, at their option, in whole or in part, the Revolving Loans (or either of them), provided that on each such prepayment, the Borrowers shall pay accrued interest on the principal so prepaid to the date of such prepayment. Each such partial prepayment shall be in an aggregate principal amount of $5,000,000.00 or an integral multiple of $1,000,000.00 in excess thereof.

         6.3 Mandatory Application of Certain Proceeds. On any date on which any of the Obligors receives (1) any proceeds of credit obtained or consideration for any debt incurred by a Borrower prior to the repayment in full of all Obligations and the termination of the Commitments hereunder or (2) Net Cash Proceeds from the incurrence or issuance by any of the Obligors of any balance sheet debt other than: (a) Permitted Indebtedness or (b) any factoring of accounts receivable or trade payables by non-U.S. subsidiaries of Harvard the Borrowers shall apply an amount equal to 100% of the proceeds of such credit obtained or consideration of such debt incurred and Net Cash Proceeds referred to above in this Paragraph 6 (as applicable) to prepay the aggregate principal amount of the Pre-Petition Term Loans and then the Revolving Loans. Each such prepayment under the preceding sentence shall be applied first to the principal installments of the Pre-Petition Term Loan B in inverse order of maturities until the Obligations in respect of the Pre-Petition Term Loan B have been repaid-in-full, and second to prepay the principal installments of Pre-Petition Term Loan A in inverse order of maturities until the obligations in respect of Pre-Petition Term Loan A have been repaid-in-full and third to prepay the Revolving Loans (with a corresponding decrease in the Lenders' commitments under the Revolving Credit Facility).

         6.4 Mandatory Application of Insurance Proceeds and Sale of Asset Proceeds. (a) On the date of receipt by any Obligor of

               (i) Insurance Proceeds (other than Insurance Proceeds that are reinvested in compliance with Paragraph 7.7), or

               (ii) Net Cash Proceeds from the sale, lease, transfer or other disposition of any assets of any of the Obligors (except for Permitted Asset Transfers and as otherwise provided in accordance with subparagraph (b) of this Paragraph 6.4 and Paragraph 7.7(c) of Section
         7) ("Sale Proceeds"),

the Borrowers shall prepay the aggregate principal amount of the Pre-Petition Term Loans and the Revolving Loans in an amount equal to 100% of the amount of said Insurance Proceeds and/or net sale proceeds. Each such prepayment shall be applied (1) in the case of Net Cash Proceeds of the loanable value of Accounts and/or Inventory included in the assets giving rise to such Insurance Proceeds or Sales Proceeds to repay the Revolving Loans (with a corresponding decrease in the Lenders' Commitments under the Line of Credit); and (2) in all other cases, otherwise, first to prepay Pre-Petition Term Loan B until the Obligations in respect of Pre-Petition Term Loan B have been paid-in-full, second to prepay Pre-Petition Term Loan A until the Obligations under Pre-Petition Term Loan A have been paid-in-full and third to prepay the Revolving Loans (with a corresponding decrease in the Lenders' commitments under the Revolving Credit Facility). All such mandatory prepayments of the Pre-Petition Term Loans shall be applied to remaining installments of the Pre-Petition Term Loans in inverse order of maturity.

SECTION 7.        COLLATERAL FOR OBLIGATIONS

         7.1 Grant of Security Interest. (a) To induce the Lenders to make the Loans, each of the Obligors hereby (i) pledges and grants to the Administrative Agent, for the benefit of the Agents, the Issuing Bank and the Lenders, as security for the Obligations a continuing security interest and first priority lien (subject, as to priority, only to the Carve-Out and the United States Trustees Fees) in accordance with Sections 364(c)(2) and (3) of the Bankruptcy Code in and to the Collateral, (ii) further pledges and grants to the Administrative Agent for the benefit of the Agents, the Issuing Bank and the Lenders as security for the Obligations a first priority priming lien which is senior to the Tax Liens in accordance with Section 364(d)(1) of the Bankruptcy Code, (iii) further pledges and grants to the Administrative Agent for the benefit of the Agents, the Issuing Bank and the Lenders as security for the Obligations a continuing security interest and first priority lien (subject, as to priority, only to the Carve-Out and the United States Trustees Fees) in accordance with Sections 364(c)(2) and (3) and 364(d)(1) of the Bankruptcy Code, and (iv) as to the Guarantors, confirms and specifically acknowledges the continuation of the grant of security interest provided to the Administrative Agent on behalf of the Agents, Lenders and the Issuing Bank under the Pre-Petition Agreements, in all property and interests of such Obligor and its estate, real or personal, tangible or intangible, whether now owned or existing or hereafter acquired or arising and regardless of where located including, but not limited to:

         (a) Accounts;

         (b) Inventory;

         (c) General Intangibles;

         (d) Documents of Title;

         (e) Equipment;

         (f) Real Estate;

         (g) Investment Property other than the Excluded Stock;

         (h) chattel paper;

         (i) leasehold interests;

         (j) contracts together with all contract rights arising thereunder;

         (k) IP Collateral;

         (l) Other Collateral; and

to the extent not listed above, all other items that constitute "Collateral" under any of the Pre-Petition Security Documents and all cash and non-cash proceeds of any and all of the foregoing Collateral and, to the extent not otherwise included, all payments under insurance (whether or not the Administrative Agent is the loss payee thereof) and any indemnity, warranty or guaranty payable by reason of loss or damages to or otherwise with respect to any of the foregoing (all of the foregoing, collectively, the "Collateral").

         (b) Each of the Obligors acknowledges that, pursuant to the Interim Order and the Final Order, the Liens granted in favor of the Administrative Agent (on behalf of the Lenders, the Agents and the Issuing Bank) in all of the Collateral shall be perfected without the recordation of any UCC Financing Statements, notices of Liens or other instruments of mortgage or assignment or recordation or that any other action be taken under applicable bankruptcy law.

         (c) The security interest of the Administrative Agent under this Agreement and the other Loan Documents extends to all Collateral of each kind which is the subject of this Agreement which any Obligor may acquire at any time for so long as any of the Obligations remains outstanding.




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


         7.2 Related Collateral Matters. The security interests granted hereunder shall extend and attach to:

         (a) All Collateral which is owned by any of the Obligors or in which the Obligors have any interest, whether held by the Obligors or held by others for their account, and, if any Collateral is Equipment, whether the Obligors' interest in such Equipment is as owner, finance lessee or conditional vendee;

         (b) All Equipment, whether the same constitutes personal property or fixtures, including, but without limiting the generality of the foregoing, all Tooling, dies, jigs, tools, benches, molds, tables, accretions, component parts thereof and additions thereto, as well as all accessories, motors, engines and auxiliary parts used in connection with, or attached to, the Equipment; and

         (c) All Inventory and any portion thereof which may be returned, rejected, reclaimed or repossessed by either the Administrative Agent or any of the Obligors from the Obligors' customers, as well as to all supplies, goods, incidentals, packaging materials, labels and any other items which contribute to the finished goods or products manufactured or processed by the Obligors, or to the sale, promotion or shipment thereof.

         7.3 Certain Dealings, Rights and Matters Relating to Collateral.

         (a) Inventory. The provisions of this Paragraph 7.3 shall not apply to Excluded Albion Inventory. Each Obligor shall safeguard, protect and hold all Inventory for the Administrative Agent's account and make no disposition thereof except Permitted Asset Transfers. Each of the Obligors shall sell and ship Inventory to its customers only in the ordinary course of such Obligor's business, and then only on open account and on terms currently being extended by such Obligor to its customers, provided that, absent the prior written consent of the Administrative Agent and the Lenders, such Obligor shall not sell Inventory on a consignment basis nor retain any lien or security interest in any sold Inventory. Upon the sale, exchange, or other disposition of Inventory, as herein provided, the security interest in the Inventory provided for herein shall, without break in continuity and without further formality or act, continue in, and attach to, all proceeds, including any instruments for the payment of money, Trade Accounts Receivable, documents of title, shipping documents, chattel paper and all other cash and non-cash proceeds of such sale, exchange or disposition. As to any such sale, exchange or other disposition, the Administrative Agent shall have all of the rights of an unpaid seller, including stoppage in transit, replevin, rescission and reclamation. Each of the Borrowers shall immediately forward any and all proceeds of any sale or other disposition of Inventory to the Depository Account, and hold any such proceeds (including any notes and instruments), in trust for the Administrative Agent on behalf of the Lenders pending delivery to the Administrative Agent. Irrespective of the Administrative Agent's perfection status in any and all of the General Intangibles, including, without limitations, any Patents, Trademarks, Copyrights or licenses with respect thereto, each of the Obligors hereby irrevocably grants the Administrative Agent on behalf of the Agents, the Issuing Bank and the Lenders a royalty free license to sell, or otherwise dispose or transfer, in accordance with Paragraph 11.2 of Section 11 of this Agreement, and the applicable terms hereof, of any of the Inventory upon the occurrence of an Event of Default which has not been waived in writing by the Administrative Agent.

         (b) General Intangibles. Each of the Obligors shall maintain its rights in, and the value of, its General Intangibles in the ordinary course of its business, including, without limitation, by making timely payment with respect to any applicable licensed rights, except for Permitted Asset Transfers. Each of the Obligors shall deliver to the Administrative Agent, and/or shall cause the appropriate party to deliver to the Administrative Agent, from time to time such pledge or security agreements with respect to General Intangibles (now or hereafter acquired) of such Obligor as the Administrative Agent shall (except as to Excluded Property) require to obtain valid (and, subject to any Permitted Encumbrance with priority) first liens thereon. In furtherance of the foregoing, each of the Obligors shall provide timely notice to the Administrative Agent of any additional Patents, Trademarks, tradenames, service marks, Copyrights, brand names, trade names, logos and other trade designations acquired or applied for by such Obligor subsequent to the Initial Closing Date and each of the Obligors shall execute such documentation as the Administrative Agent or the Required Revolving Facility Lenders may reasonably require to obtain and perfect the Administrative Agent's lien thereon. Each of the Obligors hereby irrevocably grants to the Administrative Agent on behalf of the Agents, the Issuing Bank and the Lenders a royalty-free, non-exclusive license in the General Intangibles, including tradenames, Trademarks, Copyrights, Patents, licenses, and any other proprietary and intellectual property rights and any and all right, title and interest in any of the foregoing, for the sole purpose, upon the occurrence of an Event of Default, of the right to: (i) advertise for sale and sell or transfer any Inventory bearing any of the General Intangibles, and (ii) make, assemble, prepare for sale or complete, or cause others to do so, any applicable raw materials or Inventory bearing any of the General Intangibles, including use of the Equipment and Real Estate for the purpose of completing the manufacture of unfinished goods, raw materials or work-in-process comprising Inventory, and apply the proceeds thereof to the Obligations (in the case of a Borrower) or the Guaranty Obligations (in the case of a Guarantor) hereunder, all as further set forth in this Agreement and irrespective of the Administrative Agent's lien and perfection in any General Intangibles. Notwithstanding any of the foregoing, an Obligor may, in the ordinary course of its business, abandon any of its rights, title and interest in certain Trademarks, Copyrights, Patents, licenses or any other proprietary or intellectual property rights (collectively, the "IP Interest") if such IP Interest has ceased to be useful to such Obligor; provided, that any abandonment of an Obligor's IP Interest which is (x) identified in Schedule A or Schedule B to the IP Security Agreement or (y) is necessary for the operation of any material portion of any Obligor's business is subject to the delivery by such Obligor with the IP Interest to the Administrative Agent and the Lenders of a certificate of an Authorized Officer of such Obligor (which certificate shall be in form and substance satisfactory to the Administrative Agent and the Lenders) explaining the circumstances causing the applicable IP interest to cease to be useful and; provided further that no such abandonment shall be allowed with respect to any IP Interest referred to in clause (x) or clause (y) of the preceding proviso which is maintainable merely by the payment of maintenance fees.

         (c) Equipment. Each of the Obligors shall use the Equipment owned by such Obligor only in the business of the Obligors and such Equipment shall not be held for sale or lease, or removed from their premises, or otherwise disposed of by any Obligors except for Permitted Asset Transfers. Each of the Obligors shall, at such Obligor's own cost and expense, keep the Equipment in as good and substantial repair and condition as the same is now or at the time the lien and security interest granted herein shall attach thereto, reasonable wear and tear excepted, making any and all repairs and replacements when and where necessary. Each of the




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


Obligors shall safeguard, protect and hold all Equipment in accordance with the terms hereof and subject to the Administrative Agent's security interest. The proceeds of any Permitted Asset Transfer of Equipment shall be held in trust by the Obligors for the Administrative Agent and shall be immediately delivered to the Administrative Agent by deposit to the Depository Account designated by the Administrative Agent, except that the Obligors may retain and use such proceeds to purchase forthwith replacement Equipment which the Obligors determine in their reasonable business judgment to have a collateral value at least equal to the Equipment so disposed of or sold; provided, however, that the aforesaid right shall not apply to the proceeds of sale of Equipment by any Borrower to any Participating Customer and shall automatically cease upon the occurrence of a Default or an Event of Default which is not waived in writing by the Administrative Agent. Upon the sale, exchange, or other disposition of the Equipment, as herein provided, the security interest provided for herein shall, without break in continuity and without further formality or act, continue in, and attach to, all proceeds, including any instruments for the payment of money, Accounts, documents of title, shipping documents, chattel paper and all other cash and non-cash proceeds of such sale, exchange or disposition. As to any such sale, exchange or other disposition, the Administrative Agent and the Lenders shall have all of the rights of an unpaid seller, including stoppage in transit, replevin, rescission and reclamation.

         (d) Pledged Stock and Pledged Notes. Each of the Obligors hereby confirms that, if after the date of this Agreement it obtains any Pledged Stock or Pledged Notes, it shall promptly give notice to that effect to the Administrative Agent and take all such action with respect to such Pledged Stock or Pledged Notes as it would be required to take if it were a party to the Pledge Agreement referred to in the Pre-Petition Credit Agreement. Without limiting the foregoing, such Obligor shall deliver, or cause to be delivered, all such Pledged Stock or Pledged Notes to the Administrative Agent in the manner contemplated in that Pledge Agreement and, prior to such delivery, shall hold any such stock in trust for the Administrative Agent. In addition, the following shall apply with respect to the Pledged Stock and the Pledged Notes:

         (i) Unless and until an Event of Default shall have occurred and be continuing:

         (A) Each Obligor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of such Collateral or any part thereof for any purpose; provided, however, that such Obligor will not be entitled to exercise any such right if the result thereof could reasonably be expected to adversely affect the rights inuring to a holder of the such Collateral, the Administrative Agent's rights and remedies or the rights and remedies of any Agent, the Issuing Bank or any Lender under this Agreement or any other Loan Document or your ability or that of any Agent, the Issuing Bank or any Lender to exercise the same.

         (B) The Administrative Agent will execute and deliver to each Obligor that owns any such Pledged Stock or Pledged Notes, or cause to be executed and delivered to such Obligor, all such proxies, powers of attorney and other instruments as such Obligor may reasonably request for the purpose of enabling such Obligor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above and to receive the cash dividends it is entitled to receive pursuant to subparagraph (ii) below.




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


         (ii) Each Obligor shall be entitled to receive and retain any and all cash dividends, interest and principal paid on the Pledged Stock and Pledged Notes to the extent and only to the extent that such cash dividends, interest and principal are permitted by, and otherwise paid in accordance with, the terms and conditions of this Agreement, the other Loan Documents and applicable laws. All noncash dividends, interest and principal, and all dividends, interest and principal paid or payable in cash or otherwise in connection with a partial or total liquidation or dissolution, return of capital, capital surplus or paid-in surplus, and all other distributions (other than distributions referred to in the preceding sentence) made on or in respect of Pledged Stock or Pledged Notes, whether paid or payable in cash or otherwise, whether resulting from a subdivision, combination or reclassification of the outstanding capital stock of the issuer of any such Collateral or received in exchange for any such Collateral or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Collateral, and, if received by any Obligor, shall not be commingled by such Obligor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Administrative Agent (for the benefit of the Agents, the Issuing Bank and the Lenders) the Beneficiaries and shall be forthwith delivered to the Administrative Agent by such Obligor in the same form as so received (with any necessary endorsement or instrument of transfer or assignment executed in blank).

         (C) Upon the occurrence and during the continuance of an Event of Default, all rights of any Obligor to dividends, interest or principal that such Obligor is authorized to receive pursuant to paragraph
         (B)(ii) above shall cease, and all such rights shall thereupon become vested in the Administrative Agent, and the Administrative Agent shall have the sole and exclusive right and authority to receive and retain such dividends, interest or principal. All dividends, interest or principal received by an Obligor contrary to the provisions of this paragraph shall be held in trust for the benefit of the Administrative Agent (for the benefit of the Agents, the Issuing Bank and the Lenders), shall be segregated from other property or funds of such Obligor and shall be forthwith delivered to the Administrative Agent by such Obligor upon demand in the same form as so received (with any necessary endorsement or instrument of transfer or assignment executed in blank). Any and all money and other property paid over to or received by the Administrative Agent pursuant to the provisions of this paragraph shall be retained by the Administrative Agent in an account to be established by it upon receipt of such money or other property and may be applied in accordance with the provisions of this Agreement but the Administrative Agent shall not be required to segregate such money or other property from other Collateral or have any trust or other fiduciary responsibility in respect thereof.

         (D) Upon the occurrence and during the continuance of an Event of Default, all rights of any Obligor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to subparagraph (i)(A) of this provision, and the Administrative Agent's obligations under paragraph (i)(B) of this provision, shall cease, and all such rights shall thereupon become vested in the Administrative Agent, and it shall have the right and authority to exercise such voting and consensual rights and powers, in accordance with the terms of this Agreement.




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


         (iii) Further, each Obligor hereby expressly grants to the Administrative Agent the right and irrevocable proxy, in the circumstances contemplated in subparagraph (ii)(D), to vote or exercise any other consensual rights a holder of Pledged Stock or Pledged Notes may have for any purposes as the Administrative Agent in its sole discretion (after consultation with the Lenders) deems advisable, and to otherwise exercise as to such Collateral, all rights, powers and remedies as the owner thereof. Each Obligor that is organized and existing under the laws of the State of Delaware, in contemplation of
         Section 212(b) of the General Corporation Law of the State of Delaware, hereby agrees that the irrevocable proxy granted to the Administrative Agent in this Section 4 may be voted and acted upon by you for a period of five (5) years from the date of this Agreement.

         7.4 Continuing Nature of Security Interest and Rights. The rights and security interests granted to the Administrative Agent, for the benefit of the Agents, the Issuing Bank and the Lenders, hereunder are to continue in full force and effect, notwithstanding the termination of this Agreement or the fact that the Revolving Loan Accounts maintained in the Borrowers' name on the books of the Administrative Agent may from time to time be temporarily in a credit position, until the final payment in full to the Administrative Agent of all Obligations and with respect to a Guarantor, all Guaranty Obligations, and the termination of this Agreement.

         7.5 Administrative Agent's Exercise of Rights and Remedies. Notwithstanding the Administrative Agent's security interest in the Collateral for the benefit of the Lenders, the Issuing Bank and the Agents and to the extent that the Obligations or Guaranty Obligations (as the case may be) are now or hereafter secured by any assets or property other than the Collateral or by the guarantee, endorsement, assets or property of any other Person, the Administrative Agent shall have the right, subject to any requirement of notice provided in the Orders and pursuant to direction from the Lenders, to determine which rights, liens, security interests or remedies the Administrative Agent shall at any time pursue, foreclose upon, relinquish, subordinate, modify or take any other action with respect to, without in any way modifying or affecting any of them, or any of the Agents' and/or the Issuing Bank's or the Lenders' rights hereunder.

         7.6 Application of Credit Balances as Security; Loan Account Charges. Any balances to the credit of the Obligors, or any one of them, and any other property or assets of the Obligors, or any one of them, in the possession or control of the Administrative Agent, the Issuing Bank and/or any of the Lenders may be held by such Agent, the Issuing Bank or such Lender as security for any Obligations or Guaranty Obligations (as the case may be) and applied in whole or partial satisfaction of such Obligations or Guaranty Obligations (as the case may be) when due. The liens and security interests granted herein, and any other lien or security interest that any Agent, the Issuing Bank and/or the Lenders may have in any other assets of the Obligors, shall secure payment and performance of all now existing and future Obligations. The Administrative Agent may in its discretion charge any or all of the Obligations to the Revolving Loan Account when due.

         7.7 Insurance on Collateral. (a) At the request of any Obligor, or if any Obligor fails to maintain insurance in respect of any of the Collateral as required by Paragraph 8.2(c) of Section 8, or fails to provide the Administrative Agent with timely evidence, acceptable to the

Administrative Agent, of its maintenance of such insurance coverage, the Administrative Agent may purchase, at the Borrowers' or, in the case where such Obligor is a Guarantor, the Guarantors', expense (as contemplated in subparagraph (d) of this Paragraph 7.7), arrange for and acquire insurance to protect the Administrative Agent's interests in the Collateral, but at the Borrowers' or, in the case where such Obligor is a Guarantor, the Guarantors', expense and without any responsibility on the Administrative Agent's part for:
(i) obtaining the insurance; (ii) the solvency of the insurance companies; (iii) the adequacy of the coverage; or (iv) the collection of claims. Upon the occurrence of an Event of Default which is not waived in writing by the Required Revolving Facility Lenders, the Administrative Agent shall, subject to the rights of any holders of Permitted Encumbrances holding claims senior to the Administrative Agent and subject to any requirement of notice in the Orders, have the sole right and at its option, in the name of the Administrative Agent or the Obligors or any of them, to file claims under any insurance policies, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.

         (b) In the event of any loss or damage by fire or other casualty, Insurance Proceeds relating to the Obligors' or an Obligor's Inventory shall be applied to reduce the Obligations as provided by and in accordance with Paragraph 6.4 of Section 6 or otherwise as provided therein. Upon the occurrence of a Default or Event of Default, such Insurance Proceeds may be applied to the Obligations in such order as the Administrative Agent may elect.

         (c) In the event any part of the Obligors' or an Obligor's Real Estate or Equipment is damaged by fire or other casualty and the Insurance Proceeds for such damage or other casualty is less than or equal to $100,000.00, the Administrative Agent shall promptly apply such proceeds in accordance with Paragraph 6.4 of Section 6. Upon the occurrence of a Default or Event of Default, such Insurance Proceeds may be applied to the Obligations in such order as the Administrative Agent may elect.

         (d) Absent the occurrence of an Event of Default (which has not been waived in writing by the Required Lenders), and provided that (x) the Obligors have sufficient business interruption insurance to replace the lost profits of any of the Obligors' facilities, and (y) the Insurance Proceeds are in excess of $100,000.00, Harvard may request the consent of the Agents and the Lenders (by delivering a request to the Administrative Agent) to replace, repair or restore such Real Estate or Equipment to substantially the equivalent condition prior to such fire or other casualty as set forth herein. If Harvard is not permitted by the Agents or the Lenders, or cannot, elect to use the Insurance Proceeds as set forth above, the Administrative Agent may, subject to the rights of any holders of Permitted Encumbrances holding claims senior to the Administrative Agent, apply the Insurance Proceeds to the payment of the Obligations in such manner and in such order as the Required Revolving Facility Lenders may reasonably elect.

         (e) If Harvard receives the written consent of the Administrative Agent and elects to use the Insurance Proceeds for the repair, replacement or restoration of any Real Estate and/or Equipment, and there is then no Event of Default, Insurance Proceeds for any such loss in excess of $100,000.00 on Equipment and/or Real Estate will be applied to the reduction of the Revolving Loans in accordance with and pursuant to Paragraph 6.4 of Section 6, and the




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


Administrative Agent will set up an Availability Reserve for an amount equal to such Insurance Proceeds. The Availability Reserve will be reduced dollar-for-dollar upon receipt of evidence satisfactory to the Administrative Agent of payment for or on account of the price for the replacement, repair or restoration of Equipment and/or the Real Estate and disbursements in connection therewith provided that the delivery or completion date, as applicable, is determined by the Required Lender, in their reasonable business judgment, to be sufficiently imminent to warrant the reduction and the Junior Lien Lender has agreed with that determination. Prior to the commencement of any material restoration, repair or replacement of Real Estate, Harvard shall provide the Administrative Agent with a restoration plan and a total budget certified by an independent third party experienced in construction costing. If there are insufficient Insurance Proceeds to cover the cost of restoration as so determined, the Borrowers and, if a Guarantor has an interest in the relevant Real Estate and/or Equipment, such Guarantor shall be responsible for the amount of any such insufficiency, prior to the commencement of restoration and shall demonstrate evidence of such before the reserve will be reduced. Completion of restoration shall be evidenced by a final, unqualified certification of the design architect employed, if any; an unconditional Certificate of Occupancy, if applicable; such other certification as may be required by law; or if none of the above is applicable, a written good faith determination of completion by Harvard (herein collectively the "Completion"). Upon Completion, any remaining reserve as established hereunder will be automatically released.

         (f) Any insurance acquired by the Administrative Agent as contemplated in subparagraph (a) of this Paragraph 7.7 may, but need not, protect the Obligors' respective interests in the Collateral, and therefore the Obligors acknowledge that such insurance may not pay claims which the Obligors may have with respect to the Collateral or pay any claim which may be made against the Obligors in connection with the Collateral. In the event the Administrative Agent purchases, obtains or acquires insurance covering all or any portion of the Collateral, the Borrowers and, if a Guarantor has an interest in such Collateral, such Guarantor, shall be responsible for all of the applicable costs of such insurance, including premiums, interest (at the applicable Citibank Base Rate for Revolving Loans set forth in Paragraph 9.1 of Section 9 hereof), fees and any other charges with respect thereto, until the effective date of the cancellation or the expiration of such insurance. The Administrative Agent may charge all of such premiums, fees, costs, interest and other charges to the Borrowers' Revolving Loan Accounts. Each of the Borrowers hereby acknowledges that the costs of the premiums of any insurance acquired by the Administrative Agent may exceed the costs of insurance which the Borrowers may be able to purchase on their own. In the event that the Administrative Agent purchases such insurance, the Administrative Agent will notify Harvard of said purchase within thirty (30) days of the date of such purchase. If, within thirty (30) days after the date of such notice, Harvard provides the Administrative Agent with proof that the Obligors had the insurance coverage required pursuant to Paragraph 8.2(c) (in form and substance satisfactory to the Administrative Agent) as of the date on which the Administrative Agent purchased insurance and the Borrowers continued at all times to have such insurance, then the Administrative Agent agrees to cancel the insurance purchased by the Administrative Agent and credit the Borrowers' Revolving Loan Account with the amount of all costs, interest and other charges associated with any insurance purchased by the Administrative Agent, including with any amounts previously charged to any Revolving Loan Accounts.

         7.8 Taxes Relating to Collateral. If, notwithstanding the Obligors' covenants regarding the payment of post-petition Taxes, in Paragraph 8.2(d), any lien shall be filed or




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


claimed (i) for post-petition Taxes due the United States or Canada or any state or province of either such jurisdiction, or (ii) which in the Administrative Agent's opinion might create a valid obligation having priority over the rights granted to the Administrative Agent herein (exclusive of Real Estate), such lien shall not be deemed to be a Permitted Encumbrance hereunder and the Obligors (and, if such lien relates to any asset of a Guarantor, such Guarantor) shall immediately pay such post-petition Taxes and remove the lien of record. If the Borrowers or any one of them or, if applicable, a Guarantor, fails to do so promptly, then the Administrative Agent may (or, upon direction of the Required Revolving Facility Lenders, shall) do either of the following, in its discretion: (a) create an Availability Reserve in such amount as it may deem appropriate in its business judgement, or (b) upon the occurrence of a Default or Event of Default, imminent risk of seizure, filing of any priority lien, forfeiture, or sale of the Collateral, pay such post-petition Taxes on the Obligors' or such Guarantor's behalf, and the amount thereof shall be an Obligation (in the case of a Borrower) or a Guaranty Obligation (in the case of a Guarantor) secured hereby and due on demand.

         7.9 Mortgages. This Agreement and the obligation of the Obligors to perform all of their covenants and obligations hereunder are further secured by the Real Estate and rights and interests of the Obligors therein.

Each of the Obligors shall give to the Administrative Agent from time to time, such mortgage(s), deed(s) of trust or assignment(s) on real estate acquired by such Obligor after the date hereof as the Administrative Agent or the Required Revolving Facility Lenders shall require to obtain for the Administrative Agent a valid first lien thereon, for the benefit of the Agents, the Issuing Bank and the Lenders, subject only to Permitted Encumbrances, subject as to priority only to the Carve-Out and the United States Trustees Fees, and to those exceptions of title as set forth in future title insurance policies that are satisfactory to the Administrative Agent and the Required Revolving Facility Lenders. Each of the Guarantors hereby confirms the continuing effect of all such mortgage(s), deed(s) of trust or assignment(s) on real estate which constitute Pre-Petition Security Documents.

         7.10 Plan Confirmation. Each Borrower agrees that (i) its obligations hereunder shall not be discharged by the entry of an order confirming a Plan of Reorganization (and each Borrower pursuant to Section 1141(d)(4) of the Bankruptcy Code, hereby waives any such discharge) and (ii) the Super-Priority Claim granted pursuant to the Orders, and as described herein and the liens granted pursuant to the Orders, the Loan Documents and as described herein shall not be affected in any manner by the entry of an order confirming a Plan of Reorganization.

         7.11 Modifications. (a) The Liens, lien priority, administrative priorities and other rights and remedies granted to the Administrative Agent for the benefit of the Agents, the Issuing Bank and the Lenders pursuant to this Agreement, the Interim Order and/or the Final Order (specifically, including, but not limited to, the existence, perfection and priority of the Liens provided herein and therein and the administrative super-priority provided herein and therein) shall not be modified, altered or impaired in any manner by any other financing or extension of credit or incurrence of Indebtedness by any of the Obligors (pursuant to Section 364 of the Bankruptcy Code or otherwise), or by any dismissal or conversion of the Cases, or by any other act or omission whatsoever. Without limitation, notwithstanding any such order, financing, extension, incurrence, dismissal, conversion, act or omission:




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


               (i) except for the Carve-Out and the United States Trustees Fees having priority over the Obligations, no costs or expenses of administration which have been or may be incurred in any of the Cases or any conversion of the same or in any other proceedings related thereto, and no priority claims, are or will be prior to or on a parity with any claim of the Administrative Agent (or any other Agent, or the Issuing Bank or any of the Lenders) against the Obligors in respect of any Obligation; and

               (ii) the liens and security interests granted herein shall constitute valid and perfected first priority liens and security interests (subject, as to priority, only to (A) purchase money liens in accordance with Sections 364(c)(2) and (3) of the Bankruptcy Code (but the foregoing shall not be interpreted to provide that any such purchase money lien is a Permitted Encumbrance), and (B) the Carve-Out and the United States Trustees Fees, and shall be prior to all other liens and security interests, now existing or hereafter arising, in favor of any other creditor or any other Person whatsoever except for the Carve-Out and the United States Trustees Fees.

         (b) Notwithstanding any failure on the part of any Obligor or the Administrative Agent or the Lenders to perfect, maintain, protect or enforce the liens and security interests in the Collateral granted hereunder, the Interim Order and the Final Order (when entered) shall automatically, and without further action by any Person, perfect such liens and security interests against the Collateral.

SECTION 8.        REPRESENTATIONS; WARRANTIES AND COVENANTS

         8.1 Representations and Warranties. To induce the Agents, the Issuing Bank and the Lenders to enter into this Agreement and make the Loans, each of the Obligors hereby makes the representations and warranties set forth in each of the following subparagraphs of this Paragraph 8.1 to the Agents, the Lenders and the Issuing Bank.

         (a) Corporate Status. Each Obligor (a) is a duly organized and validly existing corporation or limited liability company in good standing under the laws of the jurisdiction of its organization; (b) has the requisite corporate or other organizational power and authority and has obtained all requisite governmental licenses, authorizations, consents and approvals to own and operate its property and assets and to transact the business in which it is engaged and presently proposes to engage, except for those governmental licenses, authorizations, consents or approvals the failure of which to be so obtained would not have a Material Adverse Effect; and (c) is duly qualified and is authorized to carry on its business as now being conducted and each is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary and where the failure to be so qualified would have a Material Adverse Effect.

         (b) Corporate Power and Authority. Each Obligor has the requisite corporate or other organizational power and authority to execute, deliver and carry out the terms and provisions of the Loan Documents to which it is a party and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of the Loan Documents to which it is a party.




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


         (c) No Violation. Upon entry of the Bankruptcy Court of the Interim Order (or the Final Order, when applicable) the execution, delivery and performance by each Obligor of each Loan Document to which it is or is to be a party, and the consummation of the transactions contemplated by the Loan Documents, are within such Obligor's powers, have been duly authorized by all necessary corporate or other action and are authorized by the Interim Order or the Final Order, as applicable, and do not (a) contravene such Obligor's charter or bylaws, (b) violate any law, rule, regulation (including, without limitation, Regulation U and X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award, (c) conflict with or result in the breach of, or constitute a default or require any payment to be made under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting any Obligor or any of its properties entered into after the Filing Date, except where such conflict, breach, default or payment would not be reasonably likely to have a Material Adverse Effect, or (d) except for the Liens created under the Loan Documents, the Interim Order, and the Final Order, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Obligor. No Obligor is in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which could be reasonably likely to have a Material Adverse Effect.

         (d) Enforceable Obligation. Upon the entry of the Interim Order (or Final Order, when applicable), this Agreement has been, and each other Loan Document when delivered hereunder will have been, duly executed and delivered by each Obligor party thereto. Upon the entry of the Interim Order (or Final Order, when applicable), this Agreement is, and each other Loan Document when delivered hereunder will be, the legal, valid and binding obligation of each Obligor party thereto, enforceable against such Obligor in accordance with its terms and the Interim Order or the Final Order as applicable.

         (e) Collateral and Related Matters.

         (i) Except for the Permitted Encumbrances, such Obligor is, or will be, at the time additional Collateral is acquired by it, the absolute owner of the Collateral owned by such Obligor, with full right to pledge, sell, consign, transfer and create a security interest therein, free and clear of any and claims or liens in favor of others.

         (ii) The Equipment constituting Collateral does not comprise a part of such Obligor's Inventory.

         (iii) Such Obligor possesses all General Intangibles and rights thereto necessary to conduct its business as conducted as of the Initial Closing Date.

         (f) Litigation. There are no actions, judgments, suits or proceedings pending or, to the Borrowers' knowledge, threatened with respect to any Obligor as to which there is a reasonable likelihood of a Material Adverse Effect or
(ii) purports to affect the legality, validity or enforceability of any Loan Document or the consummation of the transactions contemplated by the Loan Documents other than the Orders.

         (g) No Default. Since the Filing Date, no Default or Event of Default has occurred.

         (h) Use of Proceeds.

               (i) The proceeds of Loans and Letters of Credit will be used solely as specified in Paragraph 8.2(o) of Section 8 of this Agreement, subject to the limitations in Paragraph 8.2(r) of Section 8 and Paragraph 11.2(f) of Section 11 of this Agreement, and in compliance with the Budget (as revised pursuant to Paragraph 2.2(k) of Section 2 of this Agreement, if applicable).

               (ii) Neither the making of any Loan hereunder, nor the use of the proceeds thereof, will violate or be inconsistent with the provisions of Regulation U or X of the Board of Governors of the Federal Reserve System.

         (i) Governmental Approvals. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any third party or any foreign or domestic governmental or public body or authority, or by any subdivision thereof (other than those orders, consents, approvals, licenses, authorizations or validations which, if not obtained or made, would not reasonably be expected to have a Material Adverse Effect or which have previously been obtained or made), is required to authorize or is required in connection with (a) the due execution, delivery, recordation, filing or performance by any Obligor of any Loan Document to which it is or is to be a party, or for the consummation of the transactions contemplated by the Loan Documents, (b) the grant by any Obligor of the Liens granted by it pursuant hereto, (c) the perfection or maintenance of the Liens created hereunder (including the first priority nature thereof), or (d) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant hereto, except, in each case, for the entry by the Bankruptcy Court of the Interim Order or the Final Order, as applicable. As of the Initial Closing Date, there does not exist any judgment, order, injunction or other restraint issued or filed with respect to the transactions contemplated hereby and by the other Loan Documents.

         (j) Regulatory Status. Neither such Obligor nor any of its subsidiaries is (i) an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, or (ii) subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, each as amended, or any foreign, federal, state or local statute or regulation limiting its ability to incur indebtedness for money borrowed as contemplated hereby.

         (k) Intellectual Property. Except as set forth on Schedule 8: (i) such Obligor and each of its subsidiaries owns, or is licensed to use, all Trademarks, Copyrights, technology, know how and processes necessary for the conduct of its business as currently conducted (the "Intellectual Property") except for those the failure to own or license which could not have a Material Adverse Effect; (ii) no claim has been asserted in writing (or is otherwise known to such Obligor to exist) and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does such Obligor know of any valid basis for any such claim; and (iii) the use of such Intellectual Property by such Obligor and its subsidiaries does not infringe the rights of any Person except for such claims and infringements that, in the aggregate do not have a Material

Adverse Effect. The Obligors, however, make no representations or warranties regarding the Intellectual Property identified in the schedules of Intellectual Property entitled "Schedule Foreign Patents" and "Schedule Foreign Trademarks" delivered pursuant to Paragraph 2.1(l) of Section 2 of this Financing Agreement.

         (l) Budget. The Budget and the financial projections referred to in Paragraph 2.1(i) of Section 2 of this Agreement (as revised, if applicable, pursuant to Paragraph 2.2(k) of Section 2 of this Agreement) have been (or when delivered as provided herein, will have been) prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in light of the conditions existing at the time of delivery of the Budget and such projections, and represented, at the time of delivery, the Obligor's best estimate of their future financial performance.

         (m) Material Adverse Change. Since the Filing Date, there has been no Material Adverse Change (other than the commencement of the Cases).

         (n) Capital Stock. Schedule 2 identifies (i) all capital stock of each Obligor, other than Harvard and of the subsidiaries of each Obligor, the respective jurisdictions in which they are organized and how and by whom such stock is owned, and (ii) all of the authorized capital stock of Harvard, by class, and, as of the Initial Closing Date, the number of shares of each such class that are issued and outstanding. All such shares of the capital stock of any Obligor which constitutes Pledged Stock have been validly issued and, as of the Initial Closing Date, are fully paid, non assessable shares free of preemptive rights or, other similar rights suffered or permitted by such Obligor other than as described on Schedule 2, as of the Initial Closing Date, (A) there are no subscriptions, options, warrants, rights to subscribe for, or calls or commitments or similar rights relating to any shares of such Obligor's capital stock, including any right of conversion or exchange under any outstanding security or other instrument, and (B) such Obligor is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any security convertible into or exchangeable for any of its capital stock. Harvard may amend Schedule 2 from time to time to reflect any Permitted Asset Transfer, merger or liquidation effected in accordance with the terms of this Agreement and subject to the consent of the Junior Lien Lender.

         (o) Indebtedness. Schedule 3 identifies all indebtedness for borrowed money of such Obligor and all its subsidiaries which is outstanding on the date of this Financing Agreement as well as all other Indebtedness of such Obligor and its subsidiaries which is secured by any lien or other encumbrance on any of the property of any of such Obligor or any of its Subsidiaries.

         (p) True and Complete Disclosure. All factual information (taken as a whole) heretofore or contemporaneously furnished by or on behalf of any Obligor in writing to the Administrative Agent, any Lender or the Bankruptcy Court (including, without limitation, all information contained in the Loan Documents) for purposes of or in connection with this Agreement or any transaction contemplated herein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of any such Persons in writing to the Administrative Agent, any Lender or the Bankruptcy Court will be, true and accurate in all material respects on the date as of which such information is dated or certified and not




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


incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided. For purposes of this
Section 8.1, the Budget and the financial projections referred to in Paragraph 2.1(i) of Section 2 of this Agreement shall not constitute "factual information."

         (q) Guarantors. Schedule 9 hereto lists each Guarantor, indicating (a) its jurisdiction of incorporation or formation and (b) its owners (by holder and percentage interest).

         (r) Compliance with Laws, etc. After giving effect to the Orders and filing the Cases, each Obligor is in material compliance with all laws and regulations in all jurisdictions in which it is presently doing business, and each Obligor will comply with all such laws and regulations which may be imposed in the future in jurisdictions in which it may then be doing business except to the extent the non-compliance with such laws and regulations would not reasonably be expected to have a Material Adverse Effect.

         (s) Properties. Each Obligor has (a) good and marketable title to and beneficial ownership of all material properties owned by it and (b) a valid, marketable and insurable leasehold interest in all properties leased by it, free and clear of all Liens, other than Permitted Encumbrances and tax liens which are due but have not yet been paid as a result of the filing of the Cases. Each Obligor or its respective Subsidiaries holds all material licenses, certificates of occupancy or operation and similar certificates and clearances of municipal and other authorities necessary to own and operate its properties in the manner and for the purposes currently operated by such party.

         (t) Collective Bargaining Agreements. Set forth on Schedule 10 hereto is a list and description (including dates of termination) of all collective bargaining or similar agreements between or applicable to any Obligor as of the date hereof and any union, labor organization or other bargaining agent in respect of the employees of any Obligor.

         (u) Material Restrictions. No Obligor is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or corporate restriction that would be reasonably likely to have a Material Adverse Effect.

         (v) Liens. On and after the Initial Closing Date, the provisions of the Loan Documents and the Orders, as applicable, create in favor of the Administrative Agent for the benefit of the Agents, the Issuing Bank and the Lenders, a legal, valid and enforceable fully perfected Lien on and security interest in all of the Obligors' right, title and interest in the Collateral, in each case prior and superior in right to any Person, except for the Carve-Out and United States Trustees Fees and as otherwise provided in the Interim Order and the Final Order, as applicable. The Obligors are the legal and beneficial owners of the Collateral free and clear of any Lien, except for the liens and security interests created under the Loan Documents, the Interim Order and the Final Order and other Permitted Encumbrances disclosed herein.

         (w) Environmental Matters. Except as disclosed in Schedule 7 hereto, such Obligor and each of its subsidiaries (i) is in compliance in all material respects with all applicable Environmental Laws; (ii) has obtained or has taken steps to obtain all necessary permits, consents, licenses, and other approvals applicable under any Environmental Laws; (iii) is not subject to any investigation, or any judicial or administrative proceeding, notice, order, judgment, decree or settlement alleging or pertaining to any violation of Environmental Laws that could result in a Material Adverse Effect;
(iv) is not subject to any claims or liabilities arising from any Environmental Laws that could result in a Material Adverse Effect; and (v) does not have any lien attached based on any Environmental Laws that could result in a Material Adverse Effect. Except for certain summary reports in respect of the environmental database research results performed in 1998 (and referenced in the Financing Transaction Checklist, dated September 30, 1999 in connection with the financing set forth in the Existing Credit Agreement with GECC referred to in the Pre-Petition Credit Agreement as "Environmental Reports (done in 1998)"), such Obligor has provided all environmental reports relating to the Real Estate to the Lenders and the Agents or has disclosed the information in such reports in Schedule 7.

         (x) Financial Statements and Other Information. (i) Except as set forth in Schedule 6 or reflected in financial statements delivered to the Administrative Agent and the Lenders on or before the date of this Agreement,
(A) neither such Obligor nor any of its subsidiaries has, on the date of this Agreement, any material obligation, contingent liability or liability for Taxes, or any long-term lease or unusual forward or long-term exchange transaction, any Hedging Agreement or other financial derivative which is not reflected in those financial statements; and (B) there has been no sale, transfer or other disposition by such Obligor or any of its subsidiaries of any material part of its business or property other than any Permitted Asset Transfer and no purchase or other acquisition of any business or property, including capital stock of any other Person (other than any Borrower or Guarantor), that is material in relation to the consolidated financial position of the Obligors at September 30, 2000, as reflected in those financial statements, except, on a date after the date of this Agreement on which this representation is repeated or deemed repeated or required to be true as if then made, for any other acquisition or transfer made after the date of this Agreement which at the time was expressly permitted in or pursuant to this Agreement and reported as required herein to the Agents and the Lenders.

         (ii) The audited consolidated and unaudited consolidating balance sheets of such Obligor and its subsidiaries as of September 30, 2000, and the related consolidated and consolidating statements of operations, changes in stockholder's equity and cash flows for the fiscal year ended on that date, copies of which have been furnished to the Administrative Agent and the Lenders, fairly present in all material respects the consolidated financial condition of such Obligor and its consolidated subsidiaries as at such date, and the results of their operations and their retained earnings and cash flows for the fiscal year then ended. All such financial statements, including the related schedules and notes thereto relating to those financial statements, have been prepared in accordance with GAAP applied consistently throughout the periods involved, except as disclosed therein.

         (iii) The operating forecast and cash flow projections of such Obligor and its subsidiaries which have been furnished to the Lenders have been prepared in good faith under the direction of Authorized Officers of such Obligor and the relevant subsidiaries. Those forecasts and projections with respect to such Obligor and its subsidiaries were prepared and presented in good faith based upon facts and assumptions that such Obligor believes to have been reasonable in light of current and foreseeable conditions, it being understood that projections are subject to significant uncertainties and contingencies, many of which are beyond the control of such Obligor and its subsidiaries and that no assurance can be given that the financial results set forth in those forecasts and projections will actually be realized.

         (y) ERISA. Except in each case as set forth in Schedule 6: (i) each Plan has been and is being maintained and funded in accordance with its terms and in material compliance with all provisions of ERISA and the Code applicable thereto; (ii) No Obligor nor any ERISA Affiliate has incurred any liability (other than routine liability for premiums) under Title IV of ERISA which could reasonably be expected to have a Material Adverse Effect; (iii) No ERISA Event has occurred, nor has any other event occurred that may result in an ERISA Event, which could reasonably be expected to have a Material Adverse Effect;
(iv) Each Single Employer Plan has been determined by the Internal Revenue Service to qualify under Section 401 of the Code, and to the best knowledge of the Obligors nothing has occurred which would cause the loss of such qualification or tax-exempt status; (v) No Single Employer Plan subject to Title IV of ERISA has any Unfunded Pension Liability as to which any Obligor or ERISA Affiliate is or may be liable and which could reasonably be expected to have a Material Adverse Effect; (vi) No Plan maintained or sponsored by any Obligor or ERISA Affiliate provides medical or other welfare benefits or extends coverage relating to such benefits beyond the date of a participant's termination of employment with such Obligor or ERISA Affiliate, except to the extent required by Section 4980B of the Code or as otherwise set forth in Schedule 6 hereto;
(vii) Each Obligor and ERISA Affiliate has complied in all material respects with the notice and continuation coverage requirements of Section 4980B of the Code; (viii) There are no pending or, to the best knowledge of the Obligors, threatened claims, actions or lawsuits, other than routine claims for benefits in the usual and ordinary course, with respect to any Single Employer Plan for which any Obligor or ERISA Affiliate may be directly or indirectly liable, through indemnification obligations or otherwise, which could reasonably be expected to have a Material Adverse Effect; (ix) Neither any Obligor nor any ERISA Affiliate has transferred any Unfunded Pension Liability to an entity other than an ERISA Affiliate or otherwise engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA; and (x) Each Plan that is not subject to the laws of the United States (a "Foreign Plan") is being maintained and funded in compliance with its terms and in compliance with any and all provisions of the laws applicable thereto, and there are no unfunded pension or benefit liabilities or claims or causes of action (other than routine claims for benefits) with respect to such Foreign Plan which, in the aggregate and together with the liabilities, claims or causes of action with respect to any other Foreign Plans, could reasonably be expected to have a Material Adverse Effect.

         (z) Taxes. Except as identified in Schedule 5, the Borrowers have filed all federal, state and other income tax returns that, to the knowledge of the Borrowers, are required to be filed, and have paid, to the extent consistent with the rights and obligations of the Borrowers as debtors in possession under the Bankruptcy Code, all taxes as shown on said returns and on all assessments received by them to the extent that such taxes have become due, except for any failure to file or pay that could not reasonably be expected to have a Material Adverse Effect.

         (aa) Administrative Expenses. The Obligations of the Borrowers will constitute allowed administrative expenses in the Cases having priority over all administrative expenses and unsecured claims against the Borrowers now existing or hereafter arising, of any kind or nature whatsoever, including, without limitation, all administrative expenses of the kind




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


specified in Sections 503(b), 507(b) and 546(c) of the Bankruptcy Code, subject, as to priority, only to the Carve-Out and the United States Trustees Fees.

         (bb) Inactive Guarantor. The Inactive Guarantor (i) is not currently actively engaged in business and (ii) currently has no assets whatsoever (other than its corporate name, corporate charter and goodwill).

         8.2 Covenants. Each of the Obligors shall perform and comply with each of the covenants and agreements set forth in following subparagraphs of this Paragraph 8.2 (it being understood that, where the relevant covenant calls for compliance by the Obligors on a consolidated basis, each Obligor shall take or refrain from taking such action as is necessary to cause compliance by the Obligors on a consolidated basis).

         (a) Books and Records Relating to Collateral; Change in Location. Such Obligor shall, and shall cause each of its subsidiaries to, maintain books and records pertaining to the Collateral in such detail, form and scope as the Administrative Agent shall reasonably require, shall maintain such financial books and records as shall be required to enable it to provide the financial statements required by Paragraph (h) of this Section 8.2 and shall cause the books and records of such Obligor to reflect the Administrative Agent's interest in the Accounts, Inventory and other Assets of such Obligor. Such Obligor shall permit and cause each of its subsidiaries to permit the Agent(s) (or either of them) or their agents and any of the Lenders who may wish to accompany the Agent(s) (or either of them) at their own cost and expense, upon reasonable notice to enter upon such Obligor's premises at any time during normal business hours, and from time to time in its reasonable business judgment, for the purpose of inspecting the Collateral and any and all records pertaining thereto, and shall make all such books and records available in such inspections, including any records handled or maintained for such Obligor by any other company or entity. Such Obligor shall afford the Administrative Agent ten (10) days' prior written notice of any (i) change in the location of any such Collateral, other than to locations, that as of the Initial Closing Date, are known to the Administrative Agent and at which the Administrative Agent has fully perfected its liens thereon, (ii) change in the location of its chief executive office/chief place of business from its address specified for notices herein, or (iii) change of its name (including the adoption of any new trade name), jurisdiction of incorporation, identity or corporate structure. In addition, such Obligor shall not make any of the changes described in this Paragraph 8.2(a) of this Section 8 until such filings and other measures as may be required under applicable law to continue uninterrupted the perfected lien or security interest created hereunder shall have been taken, and until the Administrative Agent shall have received such opinions of counsel with respect thereto as it may have reasonably requested. Such Obligor shall also advise the Administrative Agent promptly, in sufficient detail, of any material adverse change relating to the type, quantity or quality of the Collateral or on the security interests granted to the Administrative Agent herein or in any other Loan Document.

         (b) Information Regarding Collateral. Such Obligor shall, and shall cause each of its subsidiaries to, execute and deliver to the Administrative Agent, from time to time, solely for the Administrative Agent's convenience in maintaining a record of the Collateral, such written statements, and schedules as the Administrative Agent may reasonably require, designating, identifying or describing the Collateral. Any failure, however, to promptly give the Administrative Agent such statements, or schedules shall not affect, diminish, modify or




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


otherwise limit the Administrative Agent's and/or the Lenders' security interests in the Collateral.

         (c) Insurance. Such Obligor shall maintain insurance on its Real Estate, Equipment and Inventory under such policies of insurance, with such insurance companies, in such reasonable amounts and covering such insurable risks as are at all times reasonably satisfactory to the Agents. All policies covering the Real Estate, Equipment and Inventory of such Obligor shall, subject to the rights of any holders of Permitted Encumbrances holding claims senior to the Administrative Agent, be made payable to the Administrative Agent on behalf of the Lenders, in case of loss, under a standard non-contributory "mortgagee", "lender" or "secured party" clause and are to contain such other provisions as the Administrative Agent may require to fully protect the Administrative Agent's interest in the Real Estate, Inventory and Equipment and to any payments to be made under such policies. All original policies or true copies thereof shall be delivered by such Obligor to the Administrative Agent, premium prepaid, with the loss payable endorsement in the Administrative Agent's favor, and shall provide for not less than thirty (30) days' prior written notice to the Administrative Agent of the exercise of any right of cancellation.

         (d) Taxes. Such Obligor shall pay, when due, all post-petition Taxes, including sales taxes, assessments, claims and other charges lawfully levied or assessed upon such Obligor or the Collateral unless such post-petition Taxes are being diligently contested in good faith by the applicable Obligor by appropriate proceedings and adequate reserves are established in accordance with GAAP.

         (e) Compliance with Requirements of Law. Such Obligor: (i) shall comply with all acts, rules, regulations and orders of any legislative, administrative or judicial body or official and other Requirements of Law, which the failure to comply with would have a Material Adverse Effect, provided that such Obligor may contest any acts, rules, regulations, orders and directions of such bodies or officials in any reasonable manner which will not, in the Administrative Agent's reasonable opinion, materially and adversely effect the Administrative Agent's and/or another Agent's, or the Issuing Bank's or any Lender's rights or priority in the Collateral; (ii) shall comply with all Environmental Laws, applicable to the Collateral, the ownership and/or use of their real property and operation of their business, which the failure to comply with would have a material adverse effect on the Collateral, or any material part thereof, or on the operation of the business of such Obligor or any other Obligor; and (iii) shall not be deemed to have breached any provision of this Paragraph 8.2(e) if (x) the failure to comply with the requirements of this Paragraph 8.2(e) resulted from good faith error or innocent omission, (y) the Obligors promptly commence and diligently pursue a cure of such breach, and (z) such failure is cured within (30) days following such Obligor's receipt of notice of such failure, or if such failure cannot in good faith be cured within thirty (30) days, then such breach is cured within a reasonable time frame based upon the extent and nature of the breach and the necessary remediation, and in conformity with any applicable consent order, consensual agreement and applicable law.

         (f) Consultant. The Lenders, in their sole discretion, may require that Harvard retain a duly qualified consultant or crisis manager (the "Consultant"), which shall be mutually acceptable to the Lenders, Harvard and the Junior Lien Lender, and Harvard shall co-operate fully with the Consultant or any pre-existing consultant providing services on behalf of the

Lenders (the "Pre-Existing Consultant") in connection with the exercise of the Consultant's or the Pre-Existing Consultant's professional duties. For purposes of this Agreement, Conway Mackenzie shall constitute a Consultant acceptable to the Lenders, Harvard and the Junior Lien Lender.

         (g) Budget. If the Termination Date is extended to June 30, 2002 as provided for in the definition of such term, the Borrowers shall adhere in all material respects to the projections itemized in the Budget (as revised pursuant to Paragraph 2.2(k) of Section 2 of this Agreement, if applicable).

         (h) Financial Information. The Obligors (or, in the case of clauses (i) and (ii), Harvard, and, in the case of clause (vi), Hayes-Albion or Harvard, as agent for Hayes-Albion) shall furnish to the Agents and each Lender, at the times indicated, each of the following:

               (i) within eight (8) Business Days after the end of each Fiscal Month, (x) an updated thirteen week statement of cash flow showing actual cash flow for the preceding five weeks and projected cash flow for the next eight weeks, together with a certification as to all such matters prepared by an Authorized Officer of Harvard and (y) a statement of EBITDA with respect to Trim Trends and the Trim Trends Division, each certified by an Authorized Officer of the Obligors (or relevant Obligor)

               (ii) within thirty (30) days after the end of each Fiscal Month
         (x) a Consolidated Balance Sheet as at the end of such period and (y) consolidated and consolidating statements of profit and loss, cash flow and surplus of the Obligors and their subsidiaries for such period;

               (iii) from time to time, such further information regarding the business affairs and financial condition of the Obligors and/or any subsidiaries thereof as the Agents may reasonably request;

               (iv) within fifteen (15) days after the end of each Fiscal Month, a statement setting forth each of the following for the Obligors: (i) all Accounts (including and distinguishing Accounts that are not Eligible Accounts Receivable); (ii) accounts payable; and (iii) Inventory (including and distinguishing Inventory that is not Eligible Inventory), together with a certification as to all such matters prepared by an Authorized Officer of Harvard;

               (v) on the second Business Day of each week and at such other times as the Administrative Agent shall request, a Borrowing Base Certificate compared to the Budget and showing (x) Eligible Accounts as of the close of business on the last Business Day of the preceding week, and (y) Eligible Inventory as of the close of business on the last Business Day of the preceding month and as of such other times as the Administrative Agent in its reasonable business judgment shall require and (z) the total amount of each component of the Carve-Out, specifying Professional Claims (as defined in the definition of the term "Carve-Out") that have been incurred (to the extent known to Harvard) and, where applicable, paid; provided, however, that upon the occurrence of any change in the information provided on the most recently provided Borrowing Base Certificate which is




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         inconsistent with the Budget or which could have or could reasonably be expected to have a Material Adverse Effect, Harvard shall promptly provide to the Administrative Agent a new Borrowing Base Certificate reflecting such change;

               (vi) (A) on the first Business Day after the First Amendment Date, a report on the funds received by Hayes-Albion under the Visteon/American Axle Participating Customer Agreement, setting forth in reasonable detail both the amounts received and any amounts due under that agreement at or immediately after execution of that agreement which have not been received; (B) simultaneously with their delivery to the Customers under that agreement, a copy of each Weekly Proposed Budget (as defined therein); (C) on each Tuesday after the First Amendment Date, a report setting forth the amount of funds supplied to Hayes-Albion pursuant to the Visteon/American Axle Participating Customer Agreement during the relevant week and identifying any shortfall between that amount and the amount provided for in the Weekly Proposed Budget in respect of which the funds were supplied as well as any further amount received under that agreement on account of any other Weekly Proposed Budget since the preceding report submitted pursuant to this clause; (D) a report of each further amount received, and each reconciliation made, under that agreement on account of Pre-Petition Payables (as defined therein), identifying the date of receipt and whether any dispute continues to exist regarding any such Pre-Petition Payables, promptly after receipt of such amount; (E) a report of each other amount (including the Purchase Price (as defined therein)) if any received under that agreement from time to time, identifying the item in respect of which the amount was received; and
         (F) notice of each of the following, promptly after it occurs (with a copy of each related notice or other communication received or given thereunder from or to a Participating Customer): (1) failure by a Participating Customer to confirm the final reconciliation of the Pre-Petition Payables as and when required in that agreement; (2) any notice given by a Participating Customer stating that a Default under the Access and Security Agreement referred to in the Visteon/American Axle Participating Customer Agreement has occurred, that the Right of Access referred to therein is being exercised or terminated; (3) any other notice given by a Participating Customer under either agreement referred to in clause (2); and (4) any other matter relating to that or any other existing or proposed Participating Customer Agreement which has a bearing on the ability of Hayes-Albion to continue operating on a cash neutral basis; and (5) the same kinds of information and such further information relating to any Participating Customer Agreement or Access and Security Agreement which the Administrative Agent or any Lender may reasonably request.

Each of the financial statements which the Obligors are required to submit as provided above in clause (i) of this Paragraph 8.2(h) must be accompanied by an officer's certificate, signed by the President, Vice President, Controller, or Treasurer or other Authorized Officer, pursuant to which any one such officer must certify that: (x) the financial statement(s) present fairly, in all material respects, the relevant Obligors' financial condition at the end of the particular accounting period, as well as such Obligors' operating results during such accounting period, subject to year-end audit adjustments; and (y) during the particular accounting period: (A) there has been no Default or Event of Default under this Agreement, provided, however, that if any such officer has knowledge that any such Default or Event of Default, has occurred during such period, the existence of and a detailed description of same shall be set forth in such officer's




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


certificate; (B) the Obligors have not received any notice of cancellation with respect to their property insurance policies; (C) the Obligors have not received any notice that could result in a material adverse effect on the value of the Collateral taken as a whole; and (D) the exhibits attached to such financial statement(s) constitute detailed calculations showing compliance with all financial covenants contained in this Agreement.

         (i) The Borrowers shall cause the Trim Trends Sale requirements to be complied with as contemplated in the definition of that term.

         (j) Other Negative Covenants. Such Obligor shall not, and shall not permit its subsidiaries to do any of the following, except as otherwise expressly permitted in this Agreement:

               (i) Mortgage, assign, pledge, transfer or otherwise permit any lien, charge, security interest, encumbrance or judgment (whether as a result of a purchase money or title retention transaction, or other security interest, or otherwise) to exist on any of the Collateral or any other assets, whether now owned or hereafter acquired, of such Obligor or subsidiary except for the Permitted Encumbrances (which include the Liens contemplated herein and in the other Loan Documents, in the Pre-Petition Agreements and in the Junior Lien Financing Documents which secure the Junior Secured Obligations);

               (ii) Enter into, or permit any subsidiary to enter into, any Hedging Agreement (regardless of whether the purpose thereof is to hedge), or incur or create any other Indebtedness other than the Permitted Indebtedness;

               (iii) Except for Permitted Asset Transfers, sell, lease, assign, transfer or otherwise dispose of any of its assets or any beneficial interest therein or, in the case of any capital stock owned by an Obligor, in any way relinquish control over any related voting power except pursuant to the Pre-Petition Security Documents, this Agreement and the Junior Lien Financing Documents;

               (iv) Except with respect to the transfer of Pledged Stock of one Obligor to another and except for a Permitted Liquidation, merge, amalgamate, consolidate or otherwise alter or modify their respective corporate names, principal places of business, structure, or existence, re-incorporate or re-organize, or enter into or engage in any operation or activity materially different from that presently being conducted by such Obligor (or such subsidiary), except that
                     (A) an Obligor may change its corporate name or address, or
                     (B) a Borrower may merge or amalgamate with and into any other Borrower and a Guarantor may merge or amalgamate with and into any other Guarantor (other than the Inactive Guarantor) or Borrower so long as a Borrower is the survivor of such merger or amalgamation, provided that: (i) in any such instance under clause (A) or (B) above Harvard shall give the Administrative Agent thirty (30) days' prior written




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


                     notice thereof and; and (ii) the relevant Obligors shall execute and deliver, prior to or simultaneously with any such action, any and all documents and agreements reasonably requested by the Administrative Agent to confirm the continuation and preservation of all security interests and liens granted to the Administrative Agent hereunder or under any other Loan Document;

               (v) Assume, guarantee, endorse, or otherwise become liable upon the obligations of any Person, firm, entity or corporation (other than any obligation of another Obligor which such Obligor is permitted hereunder to incur), except by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business and except for any Obligations under the Loan Documents, the Pre-Petition Agreements and obligations under the Junior Financing Documents to the extent contemplated in these documents as in effect on the date hereof;

               (vi) Declare or pay any dividend or distributions of any kind on, or purchase, acquire, redeem or retire, any capital stock or equity interest of any class whatsoever, whether now or hereafter outstanding, except that the Obligors may declare and pay dividends or distributions on their capital stock (to the extent permitted by order of the Bankruptcy Court, in the case of the Borrowers);

               (vii) Except with respect to loans or capital contributions to other Obligors and customary travel advances made in the ordinary course of business to employees, officers and directors of Obligors, make any advance or loan to, or any investment in, any firm, entity, Person or corporation or purchase or acquire all or substantially all of the stock or assets of any entity, Person or corporation;

               (viii)Pay any management, consulting or other similar fees to any
                     Person, corporation or other entity affiliated with any Obligor other than a guarantee fee payable to the Guarantors for any guaranty permitted by this Agreement (it being understood that prior to the entry of the Final Order, the Agents shall conduct negotiations with the Borrowers regarding retention/severance arrangements for the employees of the Borrowers that will be acceptable to the Agents, the Issuing Bank and the Lenders);

               (ix) Permit any change in accounting treatment or reporting practices of such Obligor, except as required by applicable GAAP or as permitted by applicable GAAP existing on the Initial Closing Date and as otherwise permitted by this Agreement;

               (x) Prepay, redeem, purchase, defease, exchange or repurchase any debt or amend or modify any of the terms of any such debt or other similar agreements entered into by such Obligor or its subsidiaries;

               (xi) Except with respect to loans permitted under clause (vii) of this Paragraph 8.2(k) (and subject to the provisos therein), enter into any transaction, including, without limitation, any purchase, sale, lease, loan or exchange of property with any subsidiary or affiliate of any of the Obligors, provided that, except as otherwise set forth in this Agreement, the Obligors or any one of them may enter into sale and service transactions in the ordinary course of their business and pursuant to the reasonable requirements of any such Obligor, provided that any such transaction involving the price paid by an Obligor in any such sale of Inventory is no greater than the prevailing market price therefor or the price that could be obtained in a comparable arms' length transaction with an unrelated third party, provided further that no Default or Event of Default exists or will occur hereunder prior to and after giving effect to any such transaction;

               (xii) use the proceeds of the Loans to purchase or carry margin stock (as defined in Regulation U of the Federal Reserve Board) or to extend credit to others for the purpose of purchasing or carrying any margin stock (as so defined) in violation of Regulation U or X of the Federal Reserve Board; or permit the aggregate value of margin stock (as so defined) at any time owned or held by such Obligor or any of its subsidiaries to exceed an amount equal to 25% of the value of all consolidated assets subject at such time to any "arrangement" (as such term is used in the definition of "indirectly secured" in Section 221.2 of Regulation U of the Federal Reserve Board);

               (xiii)amend, modify or waive or request an amendment,
                     modification or waiver of any provision of the Junior Lien Financing Agreement or any other document evidencing any of the Junior Secured Obligations or the Junior Secured Guaranty Obligations (except for any such amendment to correct a manifest error);

               (xiv) request or use any Letter of Credit for the purchase of domestic Inventory or to secure present or future debt of domestic Inventory supplies (domestic understood in relation to each Obligor to refer to purchases with and debt owed to suppliers located in such Obligor's country of organization);

               (xv) Make any payments in respect of obligations arising or due prior to the Filing Date (other than repayment of the Pre-Petition Revolving Obligations) without the written consent of the Administrative Agent; provided, however, that to the extent permitted pursuant to orders of the Bankruptcy Court obtained on notice to the Administrative Agent, the Borrowers may pay the following obligations which arose prior to the Filing Date, subject to the restrictions specified in this subparagraph: (a) amounts owed in respect of (1) obligations to pay employee wages and salaries, (2) reimbursable employee business expenses,
                     (3) payments owed for payroll deductions and contributions to employee benefit plans, and (4)




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


                     certain costs and expenses relating to the foregoing, in the aggregate not to exceed $2,200,000; or

               (xvi) enter into any Operating Lease with a lease term in excess of one year or contract for, purchase, make expenditures for, lease pursuant to a Capital Lease or otherwise incur obligations with respect to Capital Expenditures (whether subject to a security interest or otherwise).

         (k) Reports. Harvard shall advise the Administrative Agent in writing of each of the following promptly upon learning of the relevant event, circumstance or condition:

               (i) all expenditures (actual or anticipated) in excess of $150,000 from the budgeted amount therefor through the Termination Date for (x) environmental clean-up, (y) environmental compliance or (z) environmental testing and the impact of said expenses on such Obligor's Working Capital;

               (ii) any material labor dispute to which such Obligor or any of its subsidiaries may become a party and which involves any group of employees, any strikes or walkouts relating to any of its facilities and the expiration or termination of any labor contract to which such Obligor or subsidiary is a party or by which such Obligor or subsidiary is bound, if the dispute could reasonably be expected to materially disrupt the operations of such Obligor or subsidiary;

               (iii) any Borrower or ERISA Affiliate knows or has reason to know that (x) any ERISA Event has occurred or exists, (y) any Single Employer Plan (other than the Doehler-Jarvis Plan) subject to Title IV of ERISA has any Unfunded Pension Liabilities or (z) the Doehler-Jarvis Plan has Unfunded Pension Liabilities in excess of $50,000,000.00;

               (iv) receipt by any Borrower or ERISA Affiliate from the PBGC of any notice of the PBGC's intention to terminate any Single Employer Plan or to have a trustee appointed to administer such Plan;

               (v) any notice is given or required to be given to the PBGC under Section 302(f)(4)(A) of ERISA of the failure of any Borrower or ERISA Affiliate to make timely payments to a Plan;

               (vi) receipt by any Borrower or ERISA Affiliate, from a Multiemployer Plan sponsor, of any notice concerning (a) the imposition of Withdrawal Liability by a Multiemployer Plan, (b) the determination that a Multiemployer Plan is, or is expected to be, in reorganization or insolvent within the meaning of Title IV of ERISA, (c) the termination of a Multiemployer Plan within the meaning of Title IV of ERISA, or (d) the amount of liability incurred, or which may be incurred, by such Borrower or ERISA Affiliate in connection with any event described in clause (a), (b) or (c) above;




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Each notice pursuant to this Paragraph 8.2(l) shall be accompanied by a statement of an Authorized Officer setting forth details of the occurrence referred to therein and stating what action the relevant Obligor or subsidiary has taken or proposes to take with respect thereto. For the purposes of this Paragraph 8.2(l), an Obligor shall be deemed to have knowledge when any officer of such Obligor charged with responsibility for any matter that is the subject of such notice requirement knows that such notice was required.

         (l) RICO. Each Obligor shall comply, and cause each of its subsidiaries to comply with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970.

         (m) Perform Obligations. Each Obligor shall perform, and cause each of its subsidiaries to perform its respective obligations under the Loan Documents and its material obligations under other material agreements (other than any rejected in the Cases) (it being understood that any obligation under any such other agreement will be deemed material if its nonperformance could reasonably be expected to have a Material Adverse Effect or result in a Material Adverse Change).

         (n) Maintain Existence, Structure and Licenses. Except for a Permitted Liquidation or as permitted by Paragraph 8.2(k)(iv) of this Section 8, each Obligor shall preserve and maintain, and cause each of its subsidiaries to preserve and maintain, its existence, legal structure, legal name, rights (charter and statutory), and all permits, licenses, approvals, privileges and franchises used or useful in the conduct of its business (other than any rejected in the Cases).

         (o) Use of Proceeds. Subject to Paragraph 8.2(r) of this Section 8 and Paragraph 11.2(f) of Section 11 of this Agreement, the Obligors shall use, and cause their respective subsidiaries to use, the proceeds of the Loans and the Letters of Credit for the sole purposes of (i) refinancing the Pre-Petition Revolving Obligations incurred under the Pre-Petition Revolving Loans, (ii) paying related transaction costs, fees and expenses due under the Pre-Petition Agreements, (iii) providing Working Capital from time to time for the Obligors in accordance with the Budget, and (iv) other general corporate purposes.

         (p) Inventories, Appraisals and Field Examinations.

               (i) The Obligors, at their own expense, shall cause not less than one (1) physical inventory to be undertaken during the period in which this Agreement is in effect which shall be conducted by such inventory takers and following such methodology as is consistent with the Obligors' past practices.

               (ii) Upon the occurrence and during the continuance of a Default or an Event of Default, the Administrative Agent may, at the expense of the Borrowers, cause such additional inventories to be taken as the Administrative Agent may determine in its discretion or as Required Revolving Facility Lenders may require.




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


               (iii) The Agents, the Issuing Bank and the Lenders shall be entitled to obtain appraisals of the Collateral from time to time (in all events, at the Borrowers' expense), conducted by such appraisers as are satisfactory to the Agents and the Required Revolving Facility Lenders, including, without limitation, desktop appraisals and full appraisals of the Collateral. The Obligors shall cooperate with and provide information relating to the Collateral reasonably requested by each of the appraisers engaged by any Agent or the Lenders to conduct the appraisals of the Collateral.

               (iv) At the Lenders' discretion, if deemed necessary, the Administrative Agent, the Issuing Bank and the Lenders shall be entitled to conduct two (2) collateral finance field examinations (in each event, at the Borrowers' expense) of the Borrowers' books and records during the period in which this Agreement is in effect, provided that upon the occurrence and during the continuance of a Default or an Event of Default, the Administrative Agent and the Lenders may, at the expense of the Borrowers, undertake such additional field examinations as the Agents or Required Revolving Facility Lenders may determine in their discretion.

         (q) Accounts. To the extent it has not already done so on or before the Initial Closing Date, such Obligor shall, not later than the 7th day thereafter, establish, and shall thereafter maintain, Blocked Accounts and concentration accounts as required in Paragraph 3.4 of Section 3 hereof.

         (r) Limitation on Use of Proceeds for Albion and Rock Valley. From and after the First Amendment Date, the Borrowers shall not use any of the proceeds of any Loan or any Letter of Credit to fund the operations of the Albion, Michigan, facility of Hayes-Albion without the prior written consent of the Lenders and the Junior Lien Lender; and from and after the ninth Business Day after the Initial Closing Date, the Borrowers shall not use any of the proceeds of any Loan to fund the operations of the Rock Valley, Iowa, facility of Hayes-Albion without the prior written consent of the Lenders and the Junior Lien Lender. The foregoing shall not limit the ability of the Borrowers to use the proceeds of a Loan to fund any fee or other amount payable for the opening of the letter of credit to be issued in favor of the Administrative Agent pursuant to the Visteon/American Axle Participating Customer Agreement.

         (s) Prepayment of Obligations. If at any time prior to the repayment in full of all the Obligations and the termination of the Commitments of the Lenders and the Issuing Bank to make Loans and advance or extend credit hereunder, the Borrowers shall obtain credit or incur debt pursuant to Sections 364(b), 364(c) and 364(d) of the Bankruptcy Code, then all of the consideration for such credit or debt shall immediately be turned over to the Administrative Agent, on behalf of the Agents, the Lenders and the Issuing Bank, for prepayment of the Loans as provided for in Paragraph 6.3 of Section 6 hereof.

         8.3 Final Order; Administrative Priority; Lien Priority; Payment of Claims. (a) The Borrowers shall not at any time seek, consent to or suffer to exist any modification, stay, vacation or amendment of the Final Order except for any modifications and amendments agreed to by the Administrative Agent, the Junior Lien Lender and the Lenders;




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


         (b) The Borrowers shall not at any time suffer to exist a priority for any administrative expense or unsecured claim against the Borrowers (now existing or hereafter arising of any kind or nature whatsoever, including, without limitation, any administrative expenses of the kind specified in Sections 503(b), 507(b) and 546(c) of the Bankruptcy Code) equal or superior to the priority of Administrative Agent (for the benefit of the Agents, the Issuing Bank and the Lenders) in respect of the Loans, except for the Carve-Out and the United States Trustees Fees; and

         (c) The Borrowers shall not at any time suffer to exist any lien on the Collateral having a priority equal or superior to the liens and security interests in favor of Administrative Agent (for its benefit and that of the Lenders) in respect of the Obligations.

         8.4 Indemnification. (a) Each of the Obligors hereby, jointly and severally, agrees to indemnify and hold harmless the Agents, the Issuing Bank, each Lender and each of their affiliates and each of the respective officers, directors, employees, attorneys and agents of each (each an "Indemnified Party" under this subparagraph) from and against any and all claims, damages, losses, liabilities, obligations, payments, made or required to be made by the Agents or the Issuing Bank (or any of them) pursuant to any indemnity provided by the Agents or the Issuing Bank (or any of them) and reasonable expenses (including, without limitation, reasonable fees and disbursements of counsel) that may be incurred by or asserted or awarded against any Indemnified Party including, without limitation, in connection with or by reason of :

               (i) the Line of Credit, the Letters of Credit (or any of them) or any drafts or acceptances relating thereto,

               (ii) this Agreement or the other Loan Documents or any of the transactions contemplated thereby,

               (iii) the Blocked Accounts, the lockbox, the Revolving Loan
                     Account, and/or any other deposit accounts and/or the agreements executed in connection therewith,

               (iv) the method of handling the accounts and Accounts of the Collective Borrowers and Guarantors as herein provided,

               (v) the Administrative Agent's or the Issuing Bank's or any Lender's relying on any instructions of any of the Collective Borrowers or any Guarantor,

               (vi) any other action taken by the Administrative Agent in accordance with subparagraph (b) of Paragraph 3.6 of
                     Section 3 of this Agreement,

               (vii) any violation or alleged violation of any Environmental Law by the Obligor and each of its subsidiaries; or any claim or expense which results from any of the Obligor's and each of its subsidiaries' operations, or from the release or threatened release at, to, or from any Real Estate of any Contaminants, or remedial action (as defined under the Comprehensive, Environmental Response, Compensation and Liability Act, 42 U.S.C.Ass.9601 et seq., or any equivalent state, local or foreign law) or corrective




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


                     action (as this term is used in Section 3004(u), 3004(v), and 3008(h) of the Resource Conservation and Recovery Act or any equivalent state, local or foreign law),

               (viii) any other matter relating to or arising in connection with this Agreement or any of the other Loan Documents or other ancillary document or any part of the Collateral,

which such Indemnified Party may sustain or incur, all whether through the alleged or actual negligence of such Person or otherwise, except and to the extent that the same results solely and directly from the gross negligence or willful misconduct of such Indemnified Party, as finally determined in a non-appealable judgment by a court of competent jurisdiction. Trim Trends agrees to indemnify and hold harmless each of the Indemnified Parties from and against any and all claims, damages, losses, liabilities, obligations, and payments, made or required to be made by any of them as contemplated above to the extent they relate to the Trim Trends L/C Reimbursement Obligations or otherwise to any Letter of Credit issues for the account of Trim Trends pursuant to Section 4 of this Agreement. Each of the Borrowers and Trim Trends hereby agrees that this indemnity shall survive termination of this Agreement, as well as payment of the Obligations and the Guaranty Obligations.

         (b) The Agents may, in their sole business judgment, establish such Availability Reserves with respect to the indemnity provided for in subparagraph
(a) of this Paragraph 8.4 as they may deem advisable under the circumstances and, upon any termination of the Revolving Credit Facility, the Administrative Agent may hold such reserves as cash reserves in the Cash Collateral Account for any such contingent liabilities. In the case of an investigation, litigation or other proceeding to which the indemnity in this paragraph applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any of the Borrowers or Guarantors, any of their respective directors, securityholders or creditors, an Indemnified Party or any other Person, or an Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated by the Loan Documents are consummated.

         (c) None of the Indemnified Parties shall have any liability (whether direct or indirect, in contract, tort or otherwise) to any of the Obligors or any of their respective securityholders or creditors for or in connection with the transactions contemplated by the Loan Documents except for direct damages (as opposed to special, indirect, consequential or punitive damages (including, without limitation, any loss of profits, business or anticipated savings)) that are determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct.

         (d) Each of the Borrowers hereby indemnifies the Administrative Agent and holds the Administrative Agent harmless from any and all costs, expenses, claims, liabilities, Out-of-Pocket Expenses or otherwise, incurred or imposed on the Administrative Agent and/or the Agents, the Issuing Bank or the Lenders by reason of the exercise of the rights, remedies and interests under Section 11 of this Agreement or any rights or remedies exercised under any of the other Loan Documents in respect of any of the Collateral, including, without limitation, from any sale or transfer of Collateral, preserving, maintaining or securing the Collateral, defending its interests in Collateral (including pursuant to any claims brought by the Obligors, any of the




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Obligors as debtor-in-possession, the Junior Lien Lender or any other secured or unsecured creditors of any of the Obligors, any trustee or receiver in bankruptcy, or otherwise) or dealing with any of the Collateral as provided in the Loan Documents (or any claim brought against the Obligors or the Administrative Agent by the Junior Lien Lender in respect of any of the foregoing), and the Borrowers hereby agree to so indemnify and hold the Administrative Agent harmless, absent the Administrative Agent's gross negligence or willful misconduct as finally determined in a non-appealable judgment by a court of competent jurisdiction. The foregoing indemnification shall survive termination of the Line of Credit and this Agreement until such time as all Obligations (including the foregoing) and Guaranty Obligations have been fully, finally and indefeasibly paid in full. In furtherance thereof the Administrative Agent, may establish such Availability Reserve for Obligations and Guaranty Obligations hereunder (including any contingent Obligations) as it may deem advisable in its reasonable business judgment.

SECTION 9.        INTEREST, FEES AND EXPENSES INVOLVING OBLIGATIONS

         9.1 Revolving Loans. (a) Interest on the Revolving Loans shall be payable monthly as of the end of each month and accrue at the rate per annum equal for each day to the sum of the Citibank Base Rate for such day plus one and three quarters percent (1.75%) on the average of the net balances owing by each of the Borrowers to the Administrative Agent in their Revolving Loan Accounts at the close of each day during such month. In the event of any change in the Citibank Base Rate, the rate hereunder for the Revolving Loans shall change, as of the date of such change, so as to remain one and three quarters percent (1.75%) above the Citibank Base Rate. The rate hereunder for the Revolving Loans shall be calculated based on a 360-day year. The Administrative Agent shall be entitled to charge each such Borrowers' Revolving Loan Account at the rate provided for herein when due until all Obligations have been paid in full.

         (b) Notwithstanding any provision to the contrary contained in this
Section 9, in the event that the sum of (i) the outstanding Revolving Loans and
(ii) the outstanding Letters of Credit exceeds the lesser of either (x) the maximum aggregate amount available under Sections 3 and 4 of this Agreement or
(y) the Revolving Credit Facility: (A) as a result of any Voluntary Overadvance, for any one (1) or more days in any month, or (B) any Nonconsensual Overadvance and such Nonconsensual Overadvance continues for five (5) or more days in any month, the average net balance of all Revolving Loans for such month shall bear interest at the Overadvance Rate.

         (c) Upon and after the occurrence of an Event of Default and the giving of any required notice by the Administrative Agent in accordance with the provisions of Section 11, Paragraph 11.2 hereof, all Obligations shall bear interest at the Default Rate of Interest.

         9.2 L/C Participation Fees. In consideration of each of the L/C Participations and the Commitment of the Revolving Facility Lenders hereunder to acquire them, as well as the Administrative Agent's agreement herein to make payments to the Issuing Bank on behalf of the Revolving Facility Lenders, the Borrowers shall pay to the Administrative Agent for the ratable benefit of the Revolving Facility Lenders, the Letter of Credit Participation Fee, which shall be an amount equal to three and one half percent (3.50%) per annum, payable monthly, on the face amount of each Letter of Credit less the amount of any and all amounts previously drawn under




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such Letter of Credit; provided, however, notwithstanding any of the foregoing, during the continuance of an Event of Default, the Letter of Credit Participation Fee shall be increased by an additional two percent (2.00%) per annum.

         9.3 Charges Relating to Letters of Credit. (a) Any and all charges, fees, commissions, costs and expenses charged to any of the Lenders for the account of any L/C Eligible Account Party by the Issuing Bank in connection with, or arising out of, Letters of Credit or out of transactions relating thereto (including the L/C Participations) will be charged to the Revolving Loan Account in full when charged to, or paid by any Lender, or as may be due upon any termination of the Revolving Credit Facility, and when made by the Issuing Bank shall be conclusive on the Revolving Facility Lenders.

         (b) The Issuing Bank's standard charges, fees, commissions, costs and expenses payable to the Issuing Bank by the L/C Eligible Account Parties in connection with the issuance of the Letters of Credit shall be as separately agreed by Harvard, for the L/C Eligible Account Parties, with the Issuing Bank in connection with each L/C Application and may include, without limitation, any amounts of the kinds identified in Paragraph 9.4 of this Section 9.

         9.4 Other Expenses. Each of the Obligors shall reimburse or pay the Agents and/or the Lenders, as applicable, for (a) all Out-of-Pocket Expenses,
(b) in the case of the Administrative Agent, an audit fee in the amount of $750.00 per Person per day or such higher amount as at the time is being charged by the Administrative Agent or the agent or agents used by it for the purpose, for each Person who, for or at the request of the Administrative Agent, is engaged in appraising, valuing, inspecting or monitoring the Collateral from time to time hereunder and (c) reasonable fees and costs incurred in connection with the enforcement and protection of the rights of the Agents (or any either of them) and, after any Event of Default or, whether or not it ultimately becomes an Event of Default, any Default of a kind contemplated in any of sub-paragraphs (c) or (g) of Paragraph 11.1, the Lenders and the Issuing Bank, under this Agreement or any other Loan Document, including the protection of the rights of the Agents (or either of them) and the Lenders and the Issuing Bank in any bankruptcy, reorganization, liquidation or insolvency proceeding, whether or not litigation is commenced.

         9.5 Commitment Fee. On the last Business Day of each month, commencing with January 2002 and on the Termination Date, the Borrowers shall pay to the Administrative Agent a non-refundable Commitment Fee at the annual rate of one-half percent (0.5%) which shall accrue during each of the successive periods beginning on (and including) the date of this Agreement and ending on (and including) January 31, 2002, in the case of the first period, and thereafter beginning on (and including) the first day and ending on (and including) the last day of the relevant month, on the daily average unused portion of the Revolving Credit Facility (including, without limitation, Letter of Credit Undrawn Amounts, whether or not then available), as specified in the definition of "Commitment Fee" in Paragraph 1.1 of Section 1 of this Agreement.

         9.6 DIP Facility Fee. On the Initial Closing Date, the Borrowers shall pay to the Administrative Agent a fee (the "DIP Facility Fee"), in the amount of $550,000, which shall be deemed fully earned when paid and non-refundable, of which $350,000 shall be distributed to the




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Agents (for allocation between the Lenders pro rata in accordance with their respective Commitments) and $200,000 of which shall be distributed to the Junior Lien Lender.

         9.7 Administrative Management Fee. On or after May 31, 2002 and on the last Business Day of each month thereafter until all Obligations and/or Guaranty Obligations (as the case may be) of the Obligors under the Loan Documents shall have been fully, finally and indefeasibly paid and all the Commitments have expired or terminated, the Borrowers shall pay to the Administrative Agent, for its own account, the Administrative Management Fee in the amount of $6,250.00. This fee shall be deemed fully earned when paid in advance for each month.

         9.8 Other Charges of the Administrative Agent. Without duplication of the fees provided for in Paragraph 9.4(b) and as Out-of-Pocket Expense, the Borrowers shall pay the Administrative Agent's standard charges and fees for the Administrative Agent's Personnel used by the Agent for reviewing the books and records of the Borrowers and for appraising, valuing, examining, verifying, testing, protecting, safeguarding, preserving or disposing of all or any part of the Collateral (which fees shall be in addition to the Administrative Management Fee and any Out-of-Pocket Expenses).

         9.9 Taxes. (a) Each payment by each Obligor under this Agreement or any other Loan Document shall be made without withholding on account of any present or future Tax, levy, impost, duty, charge, assessment or fee of any nature that is imposed by any Governmental Authority or taxing authority unless withholding is required by applicable law. If applicable law requires any such withholding by any Obligor, such Obligor shall give notice to that effect to the Administrative Agent, make the necessary withholding and make timely payment of the amount withheld to the appropriate Governmental Authority. All amounts so withheld shall be paid before penalties attach thereto or interest accrues thereon. If any such penalties or interest nonetheless become due, the Borrowers shall make prompt payment thereof to the appropriate Governmental Authority. If any Lender or Agent pays any amount in respect of any such tax, levy, impost, duty, charge, assessment or fee that is not a net income or net receipts Tax or a franchise Tax imposed in lieu of such net income or receipts Tax (each such non-excluded tax, an "Indemnifiable Tax") which is imposed on any payment due from any Obligor hereunder or penalties or interest thereon, the Borrowers shall reimburse such Lender or Agent in U.S. dollars for that payment on demand. If any Obligor pays any such Indemnifiable Taxes or penalties or interest thereon, it shall deliver official tax receipts evidencing the payment or certified copies thereof to the Administrative Agent (for the relevant Lender or Agent) not later than the thirtieth (30th) day after payment.

         (b) If any Lender or Agent that is organized outside the United States is or becomes entitled to a reduced withholding rate or a complete exemption from withholding with respect to Indemnifiable Taxes on payments to it by an Obligor under this Agreement or any of the other Loan Documents, within thirty
(30) days after receipt of a request of such Obligor, such Lender or Agent shall as promptly as practicable, and provided it is not burdensome for it to do so, complete and deliver from time to time to such Obligor such form as such Obligor is required to obtain from such Lender or Agent in order to give effect to the reduced rate or exemption.

         (c) If any Indemnifiable Taxes are withheld from a payment due to a Lender or an Agent in accordance with this Paragraph, the Borrowers shall promptly pay to the Administrative




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Agent, for such Lender or Agent, such additional amount as is necessary to ensure that the net amount actually received by such Lender or Agent free and clear of those Indemnifiable Taxes is equal to the amount that such Lender or Agent would have received had those Indemnifiable Taxes not been withheld, except that, if an Agent or Lender is organized outside the United States no such additional amount shall be payable to such Lender to the extent that the relevant Indemnifiable Taxes would not have been imposed but for failure by such relevant Agent or Lender to comply with the provisions of Paragraph 9.9(b) hereof. The obligation of the Borrowers to pay these additional amounts shall constitute Obligations and shall survive the termination of the Lenders' Commitments, repayment of the principal of the Loans and payment of all other Obligations.

         (d) The Borrowers shall pay any registration or transfer taxes, stamp duties or similar levies, and any penalties or interest that may be due with respect thereto, that may be imposed by any jurisdiction in connection with this Agreement or the other Loan Documents. If any Lender or Agent pays any amount in respect of any such taxes, duties, levies, penalties or interest, (or if any Lender pays any such amount to the Issuing Bank in connection with an L/C Participation) the Borrowers shall reimburse such Lender or such Agent for that payment on demand.

         9.10 Revolving Loan Account Charges. Each of the Obligors hereby authorizes the Administrative Agent to charge the Revolving Loan Account(s) with the amount of all Obligations due hereunder as such payments become due. The Borrowers hereby confirm and agree that they shall promptly pay the Obligations to the Administrative Agent upon its request therefor. Each of the Borrowers confirms that (i) its liability for any and all of the fee obligations and Out-of-Pocket Expenses, set forth in this Agreement and in any of the other Loan Documents is joint and several, (ii) the Borrowers, as between themselves, shall determine how to pro-rate any such payments due hereunder (and how to pro rate any such payment in respect of any Letter of Credit issued for the account of Trim Trends, as between themselves and Trim Trends) and (iii) for ease of administration, the Administrative Agent may charge any of the Revolving Loan Accounts with the amount of any such fee payments, and any such charges which the Administrative Agent may so make to any of the Borrowers' Revolving Loan Accounts as herein provided will be made as an accommodation to the Borrowers and solely at the Administrative Agent's discretion.

         9.11 Capital Adequacy Changes. In the event that any Agent, the Issuing Bank or Lender (or any financial institution which may from time to time become a participant in a Loan hereunder) shall have determined in the exercise of its reasonable business judgment that, subsequent to the Initial Closing Date, any change in applicable law, rule, regulation or guideline regarding capital adequacy, or any change in the interpretation or administration thereof, or compliance by such Agent, the Issuing Bank or such Lender or participant (or any corporation controlling any of them) with any new request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Agent's, the Issuing Bank's or such Lender's or participant's (or controlling corporation's) capital as a consequence of its obligations hereunder to a level below that which such Agent, the Issuing Bank, such Lender or participant (or controlling corporation) could have achieved but for such adoption, change or compliance (taking into consideration the policies with respect to capital adequacy of such Agent, the Issuing Bank, such Lender or participant (or controlling corporation)) by an amount reasonably deemed




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by such Agent, the Issuing Bank, such Lender or participant (or controlling corporation)) to be material, then, from time to time, the Borrowers shall pay no later than five (5) days following demand to such Agent, the Issuing Bank or Lender (for itself or for any participant in any of its Loans or for its respective controlling corporation)) such additional amount or amounts as will compensate such Agent, the Issuing Bank, such Lender or participant (or controlling corporation)) for such reduction. In determining such amount or amounts, such Agent, the Issuing Bank, such Lender or participant (or controlling corporation)) may use any reasonable averaging or attribution methods. The protection of this Paragraph 9.11 shall be available to such Agent, the Issuing Bank, such Lender or participant (or controlling corporation)) regardless of any possible contention of invalidity or inapplicability with respect to the applicable law, regulation or condition. A certificate of such Agent, the Issuing Bank, such Lender or participant (or controlling corporation)) setting forth such amount or amounts as shall be necessary to compensate such Agent, the Issuing Bank, such Lender or participant (or holding company)) with respect to this Section 9 and the calculation thereof when delivered to the Borrowers shall be conclusive on the Borrowers absent manifest error. Notwithstanding anything in this paragraph to the contrary, in the event such Agent, the Issuing Bank, such Lender or participant (or controlling corporation)) has exercised its rights (directly or through an Agent, the Issuing Bank or Lender) pursuant to this paragraph, and subsequent thereto determines that the additional amounts paid by the Borrowers in whole or in part exceed the amount which such Agent, Lender or participant (or controlling corporation)) actually required to be made whole, the excess, if any, shall be returned to the Borrowers by such Agent, the Issuing Bank, such Lender or, through the Issuing Bank, the relevant Agent or Lender, such participant or controlling corporation, as applicable.

         9.12 Additional Costs. In the event that on or after the date hereof any applicable law, treaty or governmental regulation is adopted, or any change therein or in the interpretation or application thereof becomes effective, or compliance by any Agent, the Issuing Bank, any Lender or any such participant with any request or directive (whether or not having the force of law) from any central bank or other financial, monetary or other authority, shall:

         (a) subject such Agent, the Issuing Bank, such Lender or participant to any tax of any kind whatsoever with respect to this Agreement or change the basis of taxation of payments to such Agent, the Issuing Bank, such Lender or participant of principal, fees, interest or any other amount payable hereunder or under any other Loan Documents (except for changes in the rate of tax on the overall net income or gross receipts of such Agent, the Issuing Bank, such Lender or participant by the federal government or the jurisdiction in which it maintains its principal office);

         (b) impose, modify or hold applicable any reserve, special deposit, assessment or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by such Agent, the Issuing Bank, such Lender or participant by reason of or in respect to this Agreement and the Loan Documents, including (without limitation) pursuant to Regulation D of the Board of Governors of the Federal Reserve System; or

         (c) impose on such Agent, the Issuing Bank, such Lender or participant any other condition with respect to this Agreement or any other Loan Document, and the result of any of the foregoing is to increase the cost to such Agent, the Issuing Bank, such Lender or participant




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of making, renewing or maintaining its Loans or interests therein or any such other extension of credit provided pursuant to this Agreement or any other Loan Document by an amount that such Agent, the Issuing Bank, such Lender or participant deems to be material in the exercise of its reasonable business judgment or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of such Loans, interests or other extensions of credit by an amount that such Agent, the Issuing Bank, such Lender or participant (or controlling corporation) deems to be material in the exercise of its reasonable business judgment, then, in any such case the Borrowers shall pay such Agent, the Issuing Bank, such Lender or participant, within five (5) days following its demand, such additional cost or such reduction, as the case may be. Such Agent, the Issuing Bank, or such Lender or, through the relevant Lender, such participant shall certify the amount of such additional cost or reduced amount to the Borrowers and the calculation thereof and such certification shall be conclusive upon the Obligors absent manifest error. Notwithstanding anything in this paragraph to the contrary, in the event such Agent, the Issuing Bank, such Lender or participant has exercised its rights pursuant to this paragraph, and subsequent thereto determines that the additional amounts paid by the Borrowers in whole or in part exceed the amount which such Agent, the Issuing Bank, such Lender or participant actually required pursuant hereto, the excess, if any, shall be returned to the Borrowers by such Agent, the Issuing Bank, such Lender or, through the relevant Lender, such participant.

SECTION 10.       POWERS INVOLVING OBLIGATIONS; OBLIGATIONS ABSOLUTE

         10.1 Power of Attorney. Each Obligor hereby appoints the Administrative Agent, or any Person or agent the Administrative Agent may designate, as its attorney-in-fact, at the Obligor's cost and expense, to exercise all of the following powers, which being coupled with an interest, shall be irrevocable until all Obligations, in the case of any Borrower, or all Guaranty Obligations, in the case of any Guarantor, have been fully, finally and indefeasibly paid:

         (a) To receive, take, endorse, sign, assign and deliver, all in the name of the Administrative Agent or the Obligors or any one of them, any and all checks, notes, drafts, and other documents or instruments relating to the Collateral;

         (b) To receive, open and dispose of all mail addressed to the Obligors or any one of them and to notify postal authorities to change the address for delivery thereof to such address as the Administrative Agent may designate;

         (c) To request from customers indebted on Accounts at any time, in the name of the Administrative Agent information concerning the amounts owing on the Accounts;

         (d) To request from customers indebted on Accounts at any time, in the name of the Obligors or any one of them, in the name of certified public accountant designated by the Administrative Agent (after consultation with the Syndication Agent) or in the name of the Administrative Agent's designee, information concerning the amounts owing on the Accounts;

         (e) To transmit to customers indebted on Accounts notice of the Administrative Agent's interest therein and to notify customers indebted on Accounts to make payment directly to the Administrative Agent for the relevant Obligor's account;




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         (f) To take or bring, in the name of the Administrative Agent or the
Obligors or any one of them, all steps, actions, suits or proceedings deemed by the Administrative Agent necessary or desirable to enforce or effect collection of the Accounts; and

         (g) To take and refrain from taking any and all actions contemplated for it in any Pre-Petition Security Document or elsewhere in this Agreement.

Notwithstanding anything hereinabove contained to the contrary, the powers set forth in clauses (b), (c), (e) and (f) of this Paragraph 10.1 may only be exercised after the occurrence of an Event of Default or a Default of a kind referred to in subparagraph (c) or (g) of Paragraph 11.1 of Section 11 hereof, and until such time as such Default is remedied or, in the case of any Event of Default, until such time as it is waived in writing by the Required Lenders, subject to the following. If, in connection with any such Event of Default, the Administrative Agent has (as provided in Paragraph 11.2) declared all Obligations to be immediately due and payable (or they have, as contemplated in Section 11 hereof, become so payable without need for any such declaration), the Administrative Agent shall not be limited in the further exercise of the powers set forth in this Paragraph 10.1, regardless of any subsequent remedy of any such Event of Default, until all the Obligations and Guaranty Obligations have been fully, finally and indefeasibly paid.

         10.2 Joint and Several Liability of Borrowers. (a) Notwithstanding anything in this Agreement or any other Loan Document to the contrary, each of the Borrowers hereby accepts joint and several liability hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by the Administrative Agent, the Lenders and the Issuing Bank under this Agreement and the other Loan Documents, for the mutual benefit, directly and indirectly, of each of the Borrowers and other L/C Eligible Account Parties and in consideration of the undertakings of the other Borrowers to accept joint and several liability for the Loans and the other Obligations hereunder, as well as the undertaking of Trim Trends for its own obligations relating to Letters of Credit issued for its account. Each of the Borrowers, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers, with respect to the payment and performance of all of the Obligations (including, without limitation, any Obligations arising under this Paragraph 10.2), it being the intention of the parties hereto that all of the Obligations shall be the joint and several obligations of each of the Borrowers without preferences or distinction among them. If and to the extent that any of the Borrowers shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event the other Borrowers will make such payment with respect to, or perform, such Obligation.

         (b) Subject to the terms and conditions hereof, the Obligations of each of the Borrowers under the provisions of this Paragraph 10.2 constitute the absolute and unconditional, full recourse Obligations of each of the Borrowers enforceable against each Borrower to the full extent of its properties and assets, irrespective of all of the following:

         (i) any lack of validity or enforceability, any irregularity, default or omission in any relevant documentation, including any Loan Document, or of the Obligations, or any delay, failure or omission to enforce or agreement not to enforce, or the stay or




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               enjoining, by order of court, by operation of law or otherwise, of the exercise of any right with respect to the foregoing (including, in each case, without limitation, as a result of the insolvency, bankruptcy or reorganization of the Issuing Bank, any Agent, any Lender, any Borrower or any other Person);

         (ii) any change in the time, manner or place of payment of, or in any other term in respect of, all or any of the Loan Documents;

         (iii) any exchange or release of, or non-perfection of any lien on or in, any Collateral, any release or amendment or waiver of or consent to any departure from any guaranty or security, for all or any of the Obligations or any release of any other Obligor from all or any part of its obligations under this Agreement or any of the terms of any other Loan Document;

         (iv) any claim, set-off, counterclaim, defense or other rights, including any as to marshalling of any security or guaranties that any Obligor may have at any time and from time to time against the Issuing Bank, any Agent, any Lender, or any other Person, whether in connection with the transactions contemplated in the Loan Documents or any other transaction; or

         (v) any other circumstances which might otherwise constitute a defense based on suretyship or otherwise available to, or a discharge of, any Borrower in respect of (A) the Obligations of any Borrower, (B) the release of or waiver of any rights against any other Obligor and the settlement, compromise or release of any Obligations of any of them or (C) the failure by the Administrative Agent, the Issuing Bank or any Lender to attempt, or delay by it in attempting, to collect any Obligations from any other Borrower or Guaranty Obligations from any Guarantor or to realize upon any Collateral; and the Issuing Bank, the Agents and the Lenders may deal with any of the Borrowers as they see fit without prejudice or effect on this Agreement or the security for the Obligations;

and each Borrower hereby irrevocably waives all defenses that it might otherwise have based on any of the matters identified above in this Paragraph 10.2 or based on any other circumstances other than the full, final and indefeasible payment of all Obligations; provided that the foregoing provisions of this sentence relating to any Borrower and an Obligation shall not be understood to constitute a waiver of any defense based on the full and final release of all responsibility of such Borrower for such Obligation given in writing by the Agents, the Issuing Bank and the Lenders.

         (c) The provisions of this Paragraph 10.2 are made for the benefit of the Agents, the Issuing Bank and the Lenders and their successors and assigns, and may be enforced by it or them from time to time against any or all of the Borrowers as often as occasion therefor may arise and without requirement on the part of the Agents, the Issuing Bank and/or the Lenders or such successors or assigns first to marshal any of its or their claims or to exercise any of its or their rights against any other Borrower or to exhaust any remedies available to it or them against any other Borrower or to resort to any other source or means of obtaining payment of any of the




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Obligations hereunder or to elect any other remedy. The provisions of this
Paragraph 10.2 shall remain in effect until all of the Obligations have been fully, finally and indefeasibly paid in cash.

         (d) Each of the Borrowers hereby agrees that it will not enforce any of its rights of contribution or subrogation against any other Borrower with respect to any liability incurred by it hereunder or under any of the other Loan Documents, any payments made by it with respect to any of the Obligations or the application of any Collateral owned by it in respect of any of the Obligations, until such time as all the Obligations have been fully, finally and indefeasibly paid in cash. Except as otherwise expressly permitted in this Agreement or any Order obtained with the consent of the Administrative Agent, the Lenders and the Junior Lien Lender, any claim which any Borrower may have against any other Borrower with respect to any such payments made by it or the application of any such Collateral in respect of any of the Obligations are hereby expressly made subordinate and junior in right of payment, without limitation, as to any increases in the Obligations arising hereunder or thereunder, to the prior payment in full in cash of the Obligations and, in the event of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding under the laws of any jurisdiction relating to any Borrower, its debts or its assets, whether voluntary or involuntary, all such Obligations shall be fully, finally and indefeasibly paid in cash before any payment or distribution of any character, whether in cash, securities or other property, shall be made by any Borrower to any other Borrower therefor.

SECTION 11.       EVENTS OF DEFAULT AND REMEDIES

         11.1 Events of Default. Each of the events and circumstances listed below in this Paragraph 11.1 (each an "Event of Default") shall constitute an event of default and material breach by the Borrowers of their obligations to the Agents, the Issuing Bank and the Lenders (except that a breach of the covenant in Paragraph 8.2(i) shall not constitute an Event of Default):

         (a) the Bankruptcy Court shall enter an order dismissing or suspending any of the Cases or converting any of the Cases to a case under Chapter 7 of the Bankruptcy Code;

         (b) the Bankruptcy Court shall enter an order appointing a trustee in any of the Cases;

         (c) the Bankruptcy Court shall enter an order granting, or there shall arise, any other claim having priority senior to or pari passu with the claims of the Agents, the Issuing Bank and the Lenders under the Loan Documents or any other claim having priority over any or all administrative expenses of the kind specified in Sections 503(b), 507(a), or 507(b) of the Bankruptcy Code (other than the Carve-Out and the United States Trustees
               Fees), unless the proceeds of any new loan made in connection therewith shall repay in full the Obligations and the Pre-Petition Obligations, if any;

         (d) the Bankruptcy Court shall enter an order appointing an examiner with powers beyond the duty to investigate and report as set forth in Section 1106(a)(3) and (4)




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


               of the Bankruptcy Code, in any of the Cases and such order is not reversed within thirty (30) days;

         (e) the Bankruptcy Court shall enter an order (i) granting relief from the automatic stay applicable under Section 362 of the Bankruptcy Code to any holder of any security interest in any assets in the aggregate in excess of $100,000 for any and all such holders other than as expressly contemplated by the Interim Order or the Final Order, but only in the event that such relief shall not have been concomitantly granted therewith to the Administrative Agent for the benefit of the Agents, the Issuing Bank and the Lenders, or (ii) approving any settlement or other stipulation with any creditor of any Obligor other than the Agents the Issuing Bank and the Lenders or otherwise providing for payments as adequate protection or otherwise to such creditor individually or in the aggregate in excess of $100,000 per month for any and all such creditors, other than as expressly contemplated by the Interim Order or the Final Order;

         (f) the Bankruptcy Court shall enter an order amending, supplementing, staying, reversing or vacating or otherwise modifying the Interim Order or the Final Order;

         (g) the Bankruptcy Court shall enter an order amending, supplementing, staying, reversing or vacating or otherwise modifying the Obligations;

         (h) any Obligor shall file or cause to be filed any pleading seeking, or otherwise consenting to, any of the matters set forth in
               Section 11.1(b) through (g) of this Agreement;

         (i)   any Obligor shall file or cause to be filed (i) any complaint;
               (ii) any objection; or (iii) any pleading; in each case which seeks to affect adversely the Pre-Petition Obligations or the Liens securing the Pre-Petition Obligations, other than the Interim Order and the Final Order;

         (j) any Obligor shall file a motion seeking, or the Bankruptcy Court shall enter an order (other than the Interim Order or the Final Order) (i) adversely affecting the Pre-Petition Obligations or Liens securing such Pre-Petition Obligations, (ii) finding that the Pre-Petition Obligations are not fully secured, (iii) that the Liens securing such Pre-Petition Obligations are avoidable for any reason or (iv) approving liens having a priority senior to or pari passu with the Liens securing the Pre-Petition Obligations.

         (k) the entry of the Final Order shall not have occurred within thirty (30) days after the Filing Date;

         (l) any challenge by any Obligor validity of any Loan Document or the applicability or enforceability of any Loan Document or which seeks to void, avoid, limit, or otherwise adversely affect the security interest created by or in any Loan Document or any payment made pursuant thereto;




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


         (m) any Borrower shall make any payment (as adequate protection or otherwise) on account of any claim arising or deemed to have arisen prior to the Filing Date except as expressly contemplated by this Agreement, the Interim Order or the Final Order or any Guarantor shall make any payment on account of any such claim against a Borrower without the prior written consent of the Administrative Agent and the Lenders;

         (n) the Borrowers shall fail to timely make any adequate protection payments due to the Pre-Petition Lenders as may be required by the Bankruptcy Court;

         (o) (i) the Borrowers shall fail to pay any principal of any Loan when the same shall become due and payable, (ii) the Borrowers shall fail to pay when due any interest on any Loan, (iii) the Borrowers shall fail to pay when due any fees due under any Loan Document, and (iv) the Borrowers shall fail to reimburse an Agent, the Issuing Bank or any Lender upon invoice by such Agent, the Issuing Bank or such Lender for any expenses due in connection with any of the Loan Documents or administration of the Loans, in each case under this subsection within one (1) day after the same becomes due and payable;

         (p) any representation, warranty or statement made or deemed made by any Obligor or its respective Subsidiaries herein, in any other Loan Document, or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made;

         (q) any Obligor shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in
               Section 8 hereof or (ii) default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement or any other Loan Document and such default shall continue unremedied for a period of at least ten
               (10) days after the date of such default;

         (r) this Agreement shall cease to give the Administrative Agent the Liens, rights, powers and privileges purported to be created thereby, for the benefit of the Agents, the Issuing Bank and the Lenders, superior to and prior to the rights of all third Persons, and subject as to priority, to no Liens other than the Carve-Out and the United States Trustees Fees;

         (s) any Guaranty or any provisions thereof shall cease to be in full force or effect in all material respects, or the Guarantor thereunder or Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations under the Guaranty or the Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any Guaranty;

         (t) any judgments or orders, either individually or in the aggregate, for the payment of money in excess of $100,000 as an administrative expense of the kind specified in Section 503(b) of the Bankruptcy Code, shall be rendered against any Borrower and the amount thereof is not included in the Budget, either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of ten (10) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

         (u) any non-monetary judgment or order shall be rendered against any Obligor that is reasonably likely to have a Material Adverse Effect, and there shall be any period of fifteen (15) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

         (v) any Obligor shall incur or have asserted against it liabilities under any Environmental Law in excess of $500,000 in the aggregate unless such liabilities are covered by the indemnification provisions of the acquisition agreements pursuant to which such Obligor acquired such Person (and as to which the seller representative has acknowledged coverage).

         (w) the Collateral Agent, for the ratable benefit of the Lenders, does not have a perfected first priority mortgage or security interest in and lien on any of the Collateral (with super-priority as contemplated in the Recitals to this Agreement, subject only to the Carve-Out and the United States Trustees
               Fees) except as expressly permitted by this Agreement or any order entered in the Cases with the consent of the Agents, the Issuing Bank and the Lenders;

         (x) any Obligor fails to perform or be in compliance with any of its covenants or other agreements contained herein, other than those referred to in subparagraph (o) or subparagraph (p) above, or in any other Loan Document or other written agreement between such Obligor and any Agent or Lender, provided that such failure of performance or noncompliance by such Obligor of any of the covenants referred in this subparagraph (x) shall not be deemed to be an Event of Default unless and until it shall remain unremedied to the Administrative Agent's satisfaction for a period of ten (10) days from the date the failure of performance or noncompliance occurs;

         (y) failure by any of the Borrowers to make a prepayment as and when required in Paragraph 6.3 or Paragraph 6.4 of Section 6 hereof or failure of the Obligors or any one of them otherwise to pay (or to remit the proceeds of any Permitted Asset Transfer other than an Intercompany Transfer to the Administrative Agent for payment
               of) any of the Obligations (in the case of the Borrowers) or Guaranty Obligations (in the case of a Guarantor) on the due date thereof;

         (z) an event or condition constituting an ERISA Event or Unfunded Pension Liabilities shall occur or exist with respect to any Plan, which event or condition could reasonably be expected to have a Material Adverse Effect;

         (aa) Roger G. Pollazzi ceases for any reason whatsoever (other than as a result of death) to be actively engaged in the management of the Borrowers;

         (bb) one or more judgments or decrees shall be entered against one or more of the Obligors (or any subsidiary of any of them that is not a party to this Agreement) involving in the aggregate a liability (to the extent not covered by third-party insurance as to which the insurer has acknowledged coverage) of $50,000.00 or more and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within thirty (30) days from the entry thereof;

         (cc) the Inactive Guarantor shall, at any time after the date of this Agreement, engage in any business or receive any assets or be involved in any transaction whatsoever other than those incidental to maintaining its existence in compliance with the Loan Documents; or

         (dd) any Participating Customer Agreement is not approved by the Bankruptcy Court in the Final Order.

         11.2 Remedies Upon an Event of Default and Otherwise. (a) Upon the occurrence of an Event of Default, other than one referred to in Paragraph 11.1(dd), the Administrative Agent (i) may or shall at the written request of the Required Lenders, by notice to the Borrowers (with a copy to counsel for any statutory committee of unsecured creditors appointed to the Cases and to the United States Trustee), declare the Commitments of each Lender and the obligations of the Administrative Agent and each Lender to make Loans and the obligations of the Issuing Bank to issue Letters of Credit, to be terminated, whereupon the same shall forthwith terminate, (ii) may or shall at the written request of the Required Lenders, by notice to the Borrowers, declare the Loans, all interest, fees, expenses, other charges and indemnities thereon and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the Loans, all such interest, fees, expenses, other charges and indemnities in connection with the Loan Documents shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrowers, and (iii) subject to the notice referred to in subsection 11.2(b) below, exercise all other rights and remedies under this Agreement and the Interim Order and Final Order, as applicable.

         (b) Upon the occurrence and during the continuance of an Event of Default, the automatic stay provided in Section 362 of the Bankruptcy Code shall be deemed automatically vacated as to the Lenders, the Agents and the Issuing Bank, and the Administrative Agent, on behalf of the Agents, the Issuing Bank and the Lenders, shall, upon three (3) Business Days' prior written notice to the Borrowers and any creditors' committee appointed in the Cases pursuant to
Section 1102 of the Bankruptcy Code, be immediately permitted to, among other things, pursue any and all of its remedies against any Obligors or the Collateral (including foreclosure thereon) and seek payment in respect of all Obligations, but in the case of an Event of Default referred to in Paragraph 11.1(dd), only to the extent provided in Paragraph 11.2(f).

         (c) Upon the occurrence of an Event of Default, the automatic stay provided under Section 362 of the Bankruptcy Code shall be deemed automatically vacated to permit the

Administrative Agent, upon three (3) Business Days' prior written notice from the Administrative Agent to the Borrowers, to take any action permitted under this Agreement, the other Loan Documents, the Pre-Petition Agreements, the Bankruptcy Code, the UCC or other applicable law with respect to the Collateral.

         (d) For this purpose, in addition to the rights and remedies relating to the Collateral provided for elsewhere in this Agreement, the Administrative Agent shall have all the rights and remedies of a secured party provided for in the UCC and, if any Event of Default or if a Default consisting of a failure of payment of a kind referred to in Paragraph 11.1(o) of this Agreement (a "Payment Default") occurs and is continuing, then on three (3) Business Days' prior notice to Harvard, without the curing of such default within such time, the Administrative Agent may, without demand of performance, advertisement or notice of intention to sell, or of the time or place of sale, and without notice to redeem, or other notice or demand whatsoever to or upon any Obligor (all and each of which demands, advertisements and/or notices are hereby expressly waived by each Obligor), forthwith or at any time or times thereafter:

               (i) transfer to and/or register in the Administrative Agent's name, or the name of the Administrative Agent's nominee, any or all of the IP Collateral and/or collect, receive, appropriate and realize upon said IP Collateral;

               (ii) sell, assign, transfer and deliver to any other person all right, title and interest in and to all or any part of the IP Collateral then held by the Administrative Agent under this Agreement or subject to this Agreement;

               (iii) as attorney-in-fact hereunder of such Obligor and at such
                     Obligor's cost and expense, liquidate any IP Collateral and otherwise deal in or with the IP Collateral or the proceeds or avails thereof, as fully and effectually as if the Administrative Agent were absolute owner thereof, and apply the proceeds thereof to payment of the Obligations, notwithstanding the fact that such liquidation may give rise to penalties;

               (iv) as attorney-in-fact hereunder of such Obligor and at such Obligor's cost and expense, transmit to any persons indebted on any IP Collateral notice of the Administrative Agent's interest therein and notify any persons indebted on any IP Collateral to make payment directly to the Administrative Agent for such Obligor's account and receive and give acquittance and receipts for moneys due and to be come due under or in respect of any of the IP Collateral;

               (v) transfer to and/or register in the Administrative Agent's name, or the name of its nominee, any or all of the Pledged Stock and Pledged Notes and/or collect, receive, appropriate and realize upon the Pledged Stock and Pledged Notes;

               (vi) sell, assign, transfer and deliver the whole or any part of the Pledged Stock and/or Pledged Notes then held by the Administrative Agent under this Agreement or any Pre-Petition Security Document or subject to this

                     Agreement in one or more parcels, at public or private sale or sales, through any securities exchange, broker, dealer or over-the-counter market, electronic trading facility or other securities market, at the Administrative Agent's office or elsewhere, on such terms and conditions, and at such prices as the Administrative Agent may deem advisable, for cash, upon credit, or for future delivery, with the right on the Administrative Agent's part, or that of any Lender, to become the purchaser thereof at any such sale or sales, free and clear of any right to equity of redemption (which right or equity is hereby expressly waived and released by the Obligors);

Notwithstanding anything hereinabove contained to the contrary, the powers set forth in clauses (iii) and (iv) above may only be exercised after the occurrence of an Event of Default and until such time as such Event of Default is waived in writing by the Required Lenders. Each Obligor hereby ratifies and approves all of the Administrative Agent's acts taken as such Obligors attorney in facts pursuant to this Agreement, other than acts constituting gross negligence or willful misconduct, and the Administrative Agent, as attorney-in-fact of each Obligor, will not be liable for any acts of commission or omission, or for any error of judgment or mistake of fact or law, other than those that constitute gross negligence or willful misconduct on the part of the Administrative Agent. Each Obligor agrees that, in the event the Administrative Agent exercises its rights hereunder and/or pursuant to the power of attorney herein in accordance with its terms, after written notification of such exercise from the Administrative Agent to such Obligor, such Obligor shall never thereafter, without the prior written authorization of the owner or owners of such IP Collateral, use any of such IP Collateral. The condition of the foregoing provision is such that unless and until there occurs an Event of Default, each Obligor shall continue to own and use the IP Collateral in the normal course of its business and to enjoy the benefits, royalties and profits therefrom; provided, however, that from and after the occurrence of an Event of Default such right will, upon the exercise by the Administrative Agent of the rights contemplated in this Agreement (including those provided for in any other Loan Document or by applicable law), be revoked and the right of such Obligor to enjoy the uses, benefits, royalties and profits of said IP Collateral will wholly cease, whereupon the Administrative Agent or its transferee(s) shall be entitled to all of such Obligor's right, title and interest in and to the IP Collateral. This Agreement will not operate to place upon the Administrative Agent any duty or responsibility to maintain the IP Collateral.

         (e) Each Obligor agrees that any notice of sale, disposition, or other intended action by the Administrative Agent that may be required by applicable law, if sent to Harvard, as agent for such Obligor, at least three (3) Business Days prior to such action shall constitute reasonable notice to such Obligor. Notwithstanding anything to the contrary elsewhere in this Agreement, if the Obligations are declared or automatically become immediately due and payable pursuant to Paragraph 11.2 of this Agreement, in connection with an Event of Default, the rights and remedies of the Administrative Agent provided for herein, including, without limitation, its rights to exercise the powers granted to the Administrative Agent in the power of attorney included in this Agreement, shall continue and shall not cease to be effective until the full, final and indefeasible payment of all the Obligations, regardless of whether such Event of Default is subsequently remedied.

         (f) If any Event of Default referred to in Paragraph 11.1(dd) of this
Section 11 occurs because any Participating Customer Agreement is not approved in the Final Order, the following shall apply:

               (i) If before the date of such notice the Borrowers were still permitted hereunder to use the proceeds of Loans or to obtain Letters of Credit to fund the operations of the facility referred to in such Participating Customer Agreement, upon written direction from the Lenders and with the written consent of the Junior Lien Lender, the Administrative Agent shall give notice that the proceeds of Loans shall no longer be used, and Letters of Credit shall no longer be issued, for such purpose, from and after the date specified in such notice (which shall not be earlier than the third Business Day following the day such notice is given). If such notice is given, the Borrowers shall, on such date, cease to use the proceeds of any Loan or any Letter of Credit for such purpose.

               (ii) The Administrative Agent, upon such direction and with such consent, shall give Harvard notice that all operations of the facility referred to in such Participating Customer Agreement shall cease on the date specified in such notice (which shall not be before the third Business Day after the day such notice is given). If such notice is given, the relevant Borrower shall, on such date, cease all operations of such facility on or before such date. In addition, from and after such date, the Administrative Agent, on behalf of the Agents, the Issuing Bank and the Lenders, shall be entitled to exercise all rights and remedies provided for in this Section 11 relating to Collateral which constitutes any part of such facility or the property at which it is located and Collateral used therein (and all proceeds thereof), and apply the proceeds of the exercise of such rights and remedies to the Obligations.

         11.3 Right of Set-Off. Upon the occurrence and during the continuance of any Event of Default, each Agent and each Lender and the Issuing Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Agent or such Lender or the Issuing Bank to or for the credit or the account of any Obligor against any and all of the Obligations (in the case of any Obligor which is a Borrower), against any and all of the Guaranty Obligations (in the case of any Guarantor), in each case, including all such relevant Obligations or Guaranty Obligations (as the case may be) now or hereafter existing under any of the Loan Documents, irrespective of whether or not such Lender or any Agent or the Issuing Bank shall have made any demand and although such Obligations or Guaranty Obligations (as the case may be) may be unmatured. Each Lender and each Agent and the Issuing Bank agrees promptly to notify the Obligors after any such set-off and application made by such Lender or Agent or the Issuing Bank, as the case may be; provided that the failure to give such notice shall not affect the validity of such set-off and application.

SECTION 12.       TERMINATION

         The Borrowers or any one of them may request the termination of this Agreement at any time with such advance notice as is required and otherwise as contemplated in the provisions of this Agreement providing for reduction to zero of the Line of Credit and Commitments of the Lenders and prepayment in full of the Loans, but the actual termination shall be subject to the following. Notice of request of termination, as aforesaid, by Harvard shall be deemed to be notice by the Borrowers for purposes hereof. All Obligations shall become due and payable as of any termination under this provision and, pending a final accounting, the Administrative Agent may withhold any balances in the Borrowers' accounts (unless supplied with an indemnity satisfactory to the Administrative Agent) to cover all of the Obligations, whether absolute or contingent, including, but not limited to, cash reserves for any L/C Obligations, or otherwise, including an amount of one hundred five percent (105%) of the face amount of any outstanding Letters of Credit with an expiry date on, or within thirty (30) days of the effective date of termination of this Agreement. Upon satisfaction of the Agents, the Lenders and the Issuing Bank as to all of the foregoing, the Agents, the Issuing Bank and Lenders, at the expense of the Borrowers, shall execute and deliver such releases, termination statements or other documents and take such actions as Harvard may reasonably request, to confirm the release of the security interest and liens created in the Collateral by this Agreement and the other Loan Documents and to confirm the termination of this Agreement.

SECTION 13.       MISCELLANEOUS

         13.1 Waivers. Each Obligor hereby waives diligence, notice of intent to accelerate, notice of acceleration, demand, presentment and protest and any notices thereof as well as notice of nonpayment except as otherwise expressly provided in this Agreement. No delay or omission of any Agent or any Lender, the Issuing Bank or any Obligor to exercise any right or remedy hereunder, whether before or after the happening of any Event of Default, shall impair any such right or shall operate as a waiver thereof or as a waiver of any such Event of Default. No single or partial exercise by an Agent, the Issuing Bank or any Lender of any right or remedy precludes any other or further exercise thereof, or precludes any other right or remedy. A waiver on any one occasion shall not be construed as a bar to, or waiver of, any right or remedy on any future occasion. No waiver of any right or remedy provided for herein shall be effective as a waiver unless it is in writing and signed by the Administrative Agent

         13.2 Entire Agreement. This Agreement and the Loan Documents executed and delivered in connection therewith constitute the entire agreement between the Borrowers, the Guarantors, the Agents, the Issuing Bank and the Lenders relating to the subject matter hereof and thereof; supersede any agreements relating to that subject matter existing on the date of this Agreement other than the Agents' Commitment Letter (including, insofar as it relates to certain fees payable thereunder and hereunder, the terms of the Fee Letter referred to therein relating to those fees); may, subject to Paragraph 15.10, be changed only by a writing signed by the Borrowers, the Guarantors, the Administrative Agent (acting on behalf of the Required Lenders) and the Issuing Bank; and shall bind the Obligors, the Agents, the Lenders, the Issuing Bank and their respective successors and assigns, and shall benefit the Obligors, the Agents, the Issuing Bank and the Lenders and their respective successors and assigns. The foregoing is subject to the exception that, except as otherwise expressly provided in Paragraph 15.10, the signature of the Issuing Bank on any such writing shall not be required at any time unless the relevant change affects any right, commitment or obligation hereunder of the Issuing Bank.

         13.3 Usury. In no event shall an Obligor, upon demand by the Administrative Agent for payment of any Indebtedness relating to any Obligation or Guaranty Obligation, by acceleration of the maturity thereof, or otherwise, be obligated to pay interest and fees in excess of the amount permitted by applicable law. Regardless of any provision herein or in any agreement made in connection herewith, none of the Lenders or Agents or the Issuing Bank shall ever be entitled to receive, charge or apply, as interest on any indebtedness relating hereto, any amount in excess of the maximum amount of interest permissible under applicable law. If an Agent or a Lender or the Issuing Bank ever receives, collects or applies any such excess, it shall be deemed a partial repayment of principal owed to it hereunder and treated as such; and if principal is paid in full, any remaining excess shall be refunded to the Obligors, as the case may be. This paragraph shall control every other provision hereof, the Loan Documents and of any other agreement made in connection herewith. As used herein, the term "applicable law" shall mean the law in effect as of the date hereof provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this Agreement and the Loan Documents shall be governed by such new law insofar as it relates to the permissible rate of interest as of its effective date.

         13.4 Severability. If any provision hereof or of any other agreement made in connection herewith is held to be illegal or unenforceable, such provision shall be fully severable, and the remaining provisions of the applicable agreement shall remain in full force and effect and shall not be affected by such provision's severance. Furthermore, in lieu of any such provision, there shall be added automatically as a part of the applicable agreement a legal and enforceable provision as similar in terms to the severed provision as may be possible.

         13.5 Waiver of Jury Trial. NONE OF THE BORROWERS, THE GUARANTORS, THE LENDERS, THE AGENTS OR THE ISSUING BANK AND NO SUCCESSOR, ASSIGN OR PERSONAL REPRESENTATIVE OF ANY OF THEM SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER LITIGATION PROCEDURE INVOLVING ANY OF THE BORROWERS, THE GUARANTORS, THE LENDERS, THE AGENTS OR THE ISSUING BANK (OR ANY OFFICER, DIRECTOR, EMPLOYEE OR AGENT OF ANY OF THEM) BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, ANY COLLATERAL FOR THE PAYMENT OF ANY OF THE OBLIGATIONS OR THE DEALINGS OR THE RELATIONSHIP BETWEEN OR AMONG SUCH PERSONS OR ENTITIES, OR ANY OF THEM. NONE OF THE BORROWERS, THE GUARANTORS, THE LENDERS, THE AGENTS OR THE ISSUING BANK WILL SEEK TO CONSOLIDATE ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT OR HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS PARAGRAPH 13.5 OF THIS SECTION 13 HAVE BEEN FULLY DISCUSSED BY THE BORROWERS, THE AGENTS, THE LENDERS AND THE ISSUING BANK, AND THE PROVISIONS HEREOF SHALL BE SUBJECT TO NO EXCEPTIONS. NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER




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PARTY THAT THE PROVISIONS OF THIS PARAGRAPH 13.5 OF THIS SECTION 13 WILL NOT BE
FULLY ENFORCED IN ALL INSTANCES.

         13.6 Notices. Except as otherwise herein provided, any notice or other communication required hereunder or relating to this Agreement or any other Loan Document shall except as otherwise expressly provided herein or in such other Loan Document be in writing and may be given by personal delivery, including by any commercial courier or overnight delivery service, or by United States registered or certified mail, return receipt requested, with all postage and fees fully prepaid. Notices shall be effective upon receipt by the party being given notice, as indicated by the return receipt if mailed; except that if a party has relocated without providing the other party with its new address for service of notices, or if a party refuses delivery of a notice upon its tender, the notice shall be effective upon the attempt to serve the notice at the last address given for service of notices upon that party. In addition to (but not in lieu of) the foregoing, notice may be served by facsimile transmission, in which case service shall be deemed effective only upon receipt by the party serving the notice of telephonic or return facsimile transmission confirmation that the party to whom the notice is directed has received a complete and legible copy of the notice (provided that, any electronic communications from any of the Obligors with respect to any request, transmission, document, electronic signature, electronic mail or facsimile transmission shall be deemed binding on the Obligors for purposes of this Agreement, provided further that any such transmission shall not relieve the Obligors from any other obligation hereunder to communicate further in writing). Notices shall be addressed to the party to be notified as follows or to such other address as that party may designate for itself by notice to the sender:

         (A)      if to the Administrative Agent, at:

                           The CIT Group/Business Credit, Inc.
                           1211 Avenue of the Americas
                           New York, NY 10036
                           Attn:  Regional Manager
                           Fax No.:  212-536-1295

         With a courtesy copy of any material notice to the Administrative Agent's counsel at:

                           Dewey Ballantine LLP
                           1301 Avenue of the Americas
                           New York, New York 10019
                           Attn:  Mr. Stuart Hirshfield
                           Fax No.:  212-259-6333

         (B)      if to the Syndication Agent, at:

                           Citicorp USA Inc.
                           388 Greenwich Street
                           New York, NY 10013
                           Attn:  Mr. Miles McManus
                           Fax No.:  212-816-2613




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         With a courtesy copy of any material notice to the Syndication Agent's counsel at:

                           Dewey Ballantine LLP
                           1301 Avenue of the Americas
                           New York, New York 10019
                           Attn:  Mr. Stuart Hirshfield
                           Fax No.:  212-259-6333

         (C) if to the Issuing Bank as follows, except as otherwise provided in a Letter of Credit or, if applicable in the related L/C Application:

                           Citicorp USA, Inc.
                           388 Greenwich Street, 19th Floor
                           New York, NY   10013
                           Attn:    Miles McManus
                           Fax No.:  212-816-2613

         With a courtesy copy of any material notice to the Issuing Bank's counsel at:

                           Dewey Ballantine LLP
                           1301 Avenue of the Americas
                           New York, New York 10019
                           Attn:  Mr. Stuart Hirshfield
                           Fax No.:  212-259-6333


         (D)      if to any of the Borrowers or Guarantors at:

                           Harvard Industries, Inc.
                           3 Werner Way
                           Lebanon, New Jersey 08833
                           Attn:  Mr. Roger Pollazzi
                           Fax No.:  908-437-8134

         With a courtesy copy of any material notice to the Borrowers' counsel at:

                           Chadbourne & Parke LLP
                           30 Rockefeller Plaza
                           New York, New York 10112
                           Attn:  Mr. Joseph Smolinsky
                           Fax No.:  212-541-5369

(provided, however, that the failure of any Agent to provide the Borrowers' or Guarantors' counsel with a copy of such notice shall not invalidate any notice given to the Borrowers and shall not give the Borrowers any rights, claims or defenses due to the failure of any Agent to provide such additional notice);




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         (E)      if to any Lender hereunder,

at the address set forth for that Lender below or in the applicable Assignment and Assumption Agreement:

         As Lenders:

                           The CIT Group/Business Credit, Inc.
                           1211 Avenue of the Americas
                           New York, NY 10036
                           Attn:  Regional Manager
                           Fax No.:  212-536-1295

                           Citicorp USA Inc.
                           388 Greenwich Street
                           New York, NY 10013
                           Attn:  Mr. Miles McManus
                           Fax No.:  212-816-2613

         13.7 Certain Notices. (a) The Borrowers shall notify Administrative Agent of litigation involving the Borrowers.

         (b) The Borrowers shall give or cause to be given or served on Administrative Agent and its counsel copies of all pleadings, motions, applications, financial information and reports and other papers and documents filed or received by the Borrowers in or relating to the Cases.

         (c) The Borrowers shall notify Administrative Agent promptly of receipt of any Asset Disposition Proceeds and, in advance, of its intention to cash any check expected to generate or otherwise seek to receive any Asset Disposition Proceeds, the Borrower shall take such steps as Administrative Agent may request to cause such Asset Disposition Proceeds to be credited directly to Administrative Agent by the financial institution or other Person making the relevant payment.

         13.8 Governing Laws. THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS, EXCEPT TO THE EXTENT THAT ANY OTHER LOAN DOCUMENT INCLUDES AN EXPRESS ELECTION TO BE GOVERNED BY THE LAWS OF ANOTHER JURISDICTION AND EXCEPT AS OTHERWISE REQUIRED BY THE UNIFORM COMMERCIAL CODE.

         13.9 Intentionally Deleted.

         13.10 Headings. The headings of this Agreement are solely for the purpose of identification and shall not be construed as a part of the paragraphs or sections they head.

         13.11 Replacement of Promissory Note. Upon receipt of an affidavit of an officer of the Administrative Agent or a Lender, as applicable, as to the loss, theft, destruction or




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mutilation of a Promissory Note or any other Loan Document, and, in the case of any such loss, theft, destruction or mutilation, upon cancellation of such Promissory Note or other Loan Document, the Borrowers will issue, in lieu thereof, a replacement Promissory Note or other Loan Document in the same principal amount thereof and otherwise of like tenor. In addition, if any Lender shall so request, the Borrowers shall execute and deliver to such Lender, through the Administrative Agent, Promissory Notes evidencing such Lender's share of the Loans and, in substitution for the Promissory Notes previously delivered to the Administrative Agent evidencing the Loans, shall execute and deliver to the Administrative Agent new Promissory Notes evidencing the portions thereof not evidenced by separate Promissory Notes delivered to evidence any individual Lender's share of the Loans.

         13.12 Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signatures hereto were upon the same instrument.

         13.13 Waiver of Claims. (a) In consideration of the Loans to be made to the Borrowers hereunder, the Borrowers hereby agree not to assert and affirmatively waive any claim the Borrowers otherwise might have under Section 506(c) of the Bankruptcy Code and agree that the Collateral securing the Obligations to the Agents, the Issuing Bank and the Lenders may not be charged with costs or expenses.

         (b) In consideration of the Loans to be made to the Borrowers and the Letters of Credit to be issued for the account of the L/C Eligible Account Parties hereunder, the Borrowers hereby agree not to assert and affirmatively waive any claim the Borrowers might have under Section 510 of the Bankruptcy Code against the Agents, the Issuing Bank and the Lenders in any form or manner whatsoever and further releases each of the Agents, the Issuing Bank and the Lenders from and affirmatively waive any and all claims the Borrowers may have against the Agents, the Issuing Bank and the Lenders from the beginning of time to the date hereof.

         (c) Except as expressly permitted by this Agreement, the Borrowers hereby agree not to request an order of the Bankruptcy Court permitting it to use any Cash Collateral pursuant to Section 363 of the Bankruptcy Code while this Agreement is in effect and the Obligations are outstanding.

         13.14 Assignments and Participations. (a) The Borrowers may not assign or transfer any of their rights under this Agreement, the Promissory Notes or the other Loan Documents without the prior written consent of the Agents and the Lenders, and any such assignment or transfer without the Agents and the Lenders' prior written consent shall be null and void.

         (b) Each Lender may sell, transfer, negotiate or assign to one or more Eligible Assignees all or a portion of its rights and obligations hereunder (including all of its rights and obligations with respect to the Loans, the Revolving Loans and the L/C Participations); provided, however, that (i) if any such assignment shall be of the assigning Lender's Revolving Loans or Revolving Credit Commitment or any related L/C Participation, such assignment shall cover the same percentage of such Lender's Revolving Loans and Revolving Credit Commitment and L/C Participations, (ii) the aggregate amount being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event (if less than the assigning Lender's entire interest) be less than $5,000,000 and,




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unless such assigning Lender is assigning its entire interest, the aggregate amount retained by any such assigning Lender (determined as of such date) shall in no event be less than $5,000,000, except, in either case, (A) with the consent of the Administrative Agent or (B) if such assignment is being made to a Lender or an Affiliate or Approved Fund of such Lender and (iii) if such Eligible Assignee is not, prior to the date of such assignment, a Lender or an Affiliate or Approved Fund of a Lender, such assignment shall be subject to the prior consent of the Agents and Harvard (which consent of Harvard shall not be unreasonably withheld or delayed) and shall not be required during the continuance of a Default or an Event of Default.

         (c) The parties to each assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording, an Assignment and Transfer Agreement, together with any Promissory Note (if the assigning Lender's Loans are evidenced by a Promissory Note) subject to such assignment, and if any Revolving Loan or Revolving Credit Commitment is involved, shall at the same time deliver a copy to the Issuing Bank. Upon such execution, delivery, acceptance and recording and the receipt by the Administrative Agent from the assignee of an assignment fee in the amount of $3,500 (subject to any consents required pursuant to the preceding subparagraph), from and after the effective date specified in such Assignment and Transfer Agreement, (i) the assignee thereunder shall become a party hereto and, to the extent that rights and obligations under the Loan Documents have been assigned to such assignee pursuant to such Assignment and Transfer Agreement, have the rights and obligations of a Lender and L/C Participant and (ii) the assignor thereunder shall, to the extent that rights and obligations under this Agreement have been assigned by it pursuant to such Assignment and Transfer Agreement, relinquish its rights (except those that survive the payment in full of the Obligations) and be released from its obligations under the Loan Documents, other than those relating to events or circumstances occurring prior to such assignment (and, in the case of an Assignment and Transfer Agreement covering all or the remaining portion of an assigning Lender's rights and obligations under the Loan Documents, such Lender shall cease to be a party hereto).

         (d) The Administrative Agent shall maintain at its address referred to in Paragraph 13.6 a copy of each Assignment and Transfer Agreement delivered to and accepted by it and a register for the recording of the names and addresses of the Lenders and the Commitments of and principal amount of the Loans and, where applicable, Revolving Credit Percentage of L/C Obligations owing to each Lender from time to time (the "Register"). Any assignment pursuant to this Paragraph 13.14(d) shall not be effective until such assignment is recorded in the Register. The entries in the Register shall be conclusive and binding for all purposes absent manifest error, and each party to any of the Loan Documents may treat each Person whose name is recorded in the Register as a Lender as such for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers, the Guarantors, the Agents, the Issuing Bank or any Lender at any reasonable time and from time to time upon reasonable prior notice.

         (e) Notwithstanding anything to the contrary contained in the preceding subparagraph of this Paragraph 13.14, the Loans (including the Promissory Notes evidencing the Loans) are registered obligations and the right, title, and interest of the Lenders and their assignees in and to the Loans shall be transferable only upon notation of such transfer in the Register. A Promissory Note shall only evidence a Lender's or an assignee's right title and interest in and to the related Loan, and in no event is any such Promissory Note to be considered a bearer instrument or




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


obligation. This Paragraph 13.14 shall be construed so that the Loans are at all times maintained in "registered form" within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any related regulations (or any successor provisions of the Code or such regulations). Solely for purposes of this Paragraph and for tax purposes only, the Administrative Agent shall act as the Borrowers' agent for purposes of maintaining such notations of transfer in the Register.

         (f) Upon its receipt of an Assignment and Transfer Agreement executed by an assigning Lender and an assignee, the Administrative Agent shall, if such Assignment and Transfer Agreement has been completed, and subject to any consents required pursuant to subparagraph (b) of this Paragraph 13.14, (i) accept such Assignment and Transfer Agreement, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to Harvard (for it to give to the other Borrowers). Within five (5) Business Days after its receipt of such notice, the Borrowers, at their own expense, shall, if requested by such assignee, execute and deliver to the Administrative Agent, new Promissory Notes to the order of such assignee in an amount equal to the Loans assigned to it pursuant to such Assignment and Acceptance and, if the assigning Lender has surrendered any Promissory Note for exchange in connection with the assignment and has retained Loans hereunder, new Promissory Notes to the order of the assigning Lender in an amount equal to the Loans retained by it hereunder.

         (g) In addition to the other assignment rights provided in this Paragraph 13.14, each Lender may assign, as collateral or otherwise, any of its rights under this Agreement (including rights to payments of principal or interest on the Loans) to (i) any Federal Reserve Bank pursuant to Regulation A of the Federal Reserve Board without notice to or consent of the Borrowers or the Administrative Agent or the Issuing Bank and (ii) any trustee for the benefit of the holders of such Lender's securities; provided, however, that no such assignment shall release the assigning Lender from any of its obligations hereunder.

         (h) Each Lender may sell participations to one or more Persons in or to all or a portion of its rights and obligations under the Loan Documents. The terms of such participation shall not, in any event, require the participant's consent to any amendments, waivers or other modifications of any provision of any Loan Documents, the consent to any departure by any party to a Loan Document, or to the exercising or refraining from exercising any powers or rights such Lender may have under or in respect of the Loan Documents (including the right to enforce the obligations of the parties to the Loan Documents), except if any such amendment, waiver or other modification or consent would require the consent of all the Lenders pursuant to Section 13.17 of this Agreement. In the event of the sale of any participation by any Lender, (A) such Lender's obligations under the Loan Documents shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties for the performance of such obligations, (C) such Lender shall remain the holder of such Obligations for all purposes of this Agreement and other relevant Loan Documents and (D) the Obligors, the Administrative Agent and the other Lenders and the Issuing Bank shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and other relevant Loan Documents. Each participant shall be entitled to the benefits of Paragraph 9.9, Paragraph 9.11 and Paragraph 9.12 as if it were a Lender; provided, however, that anything herein to the contrary notwithstanding, the Borrowers shall not, at any time, be obligated to make under Paragraph 9.9, Paragraph 9.11 and Paragraph 9.12 to the participants in the rights and obligations of any Lender (together with such Lender) any payment in excess of the amount the Borrowers




                                      107
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would have been obligated to pay to such Lender in respect of such interest had such participation not been sold.

         (i) The Obligors authorize each Lender to disclose to any participant or purchasing lender (each, a "Transferee") and any prospective Transferee any and all financial information in such Lender's possession concerning such Obligors which has been delivered to such Lender by or on behalf of an Obligor pursuant to this Agreement or which has been delivered to such Lender by or on behalf of an Obligor in connection with such Lender's credit evaluation of an Obligor prior to entering into this Agreement, provided that such Transferee agrees in writing to hold such information, to the extent it is marked confidential, in confidence.

         (j) Notwithstanding any of the foregoing in this Paragraph 13.14, the Obligors shall, if necessary, execute any documents reasonably required to effectuate an assignment or transfer by a Lender contemplated by this Paragraph 13.14, including, without limitation, amendments to the Agreement, the Promissory Notes or any other Loan Document, as the Administrative Agent shall reasonably deem necessary to effect the foregoing.

         13.15 Currency. All Obligations and Guaranty Obligations shall be payable in U.S. dollars. The foregoing reference to U.S. dollars is of the essence. The Obligations and Guaranty Obligations shall, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in U.S. dollars that the Administrative Agent may, in accordance with normal banking procedures, purchase with the sum paid in that other currency (after deducting any premium and costs of exchange) on the Business Day immediately following the day on which the Administrative Agent receives that payment. If the amount in U.S. dollars that may be so purchased for any reason falls short of the amount originally due, the Obligors shall pay to the Administrative Agent such additional amount, in U.S. dollars, as is necessary to compensate for the shortfall. Any Obligation and Guaranty Obligation not discharged by that payment shall, to the fullest extent permitted by applicable law, be due as a separate and independent Obligation or Guaranty Obligation, as applicable, and, until discharged as provided herein, shall continue in full force and effect.

         13.16 Rate of Interest for Canadian Companies. For purposes of disclosure pursuant to the Interest Act (Canada), the yearly rate of interest to which any rate of interest payable under this Agreement which is to be calculated on any basis other than a full calendar year is equivalent may be determined by multiplying such rate by a fraction, the numerator of which is the number of days in the calendar year in which the period for which the interest at such rate is payable ends and the denominator of which is the number of days comprising such other basis.

         13.17 Amendments; Waivers. (a) No amendment or waiver of any provision of this Agreement or any other Loan Document nor consent to any departure by any Borrower or Guarantor therefrom shall in any event be effective unless (i) the same shall be in writing and signed by the Lenders and (ii) in the judgment of the Borrowers, the Agents and the Lenders, such waiver or amendment is either non-prejudicial to the rights of third parties or is not material and, in the case of any amendment, by the Borrowers or, if a party to the relevant Loan Documents, the Guarantors, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that (A) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in




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addition to the Lenders, affect the rights or duties of the Administrative Agent under this Agreement or the other Loan Documents, (B) no amendment, waiver or consent shall, unless in writing and signed by the Issuing Bank in addition to the Lenders, affect the rights or duties of the Issuing Bank under this Agreement or the other Loan Documents, and (C) no amendment, waiver or consent shall, unless in writing and signed by the Syndication Agent, in addition to the Lenders, affect the rights or duties of the Syndication Agent under this Agreement or the other Loan Documents.

         (b) The Administrative Agent may, but shall have no obligation to, with the written concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on the Obligors (or any of them) in any case shall entitle the Obligors (or any of them) to any other or further notice or demand in similar or other circumstances.

         13.18 Confidentiality. The Lenders, the Agents and the Issuing Bank agree to maintain the confidentiality of any non-public information provided by the Obligors to them, in the ordinary course of their business, provided that the foregoing confidentiality provision shall terminate one (1) year after the termination of the Line of Credit, and provided further that the Lenders may disclose such information (a) after such information shall have become public other than through a violation of this Paragraph 13.18 of this Section 13, (b) to the extent required by statute, rule, regulation or judicial process, (c) to counsel for any of the Lenders or any Agent, (d) to bank examiners or any other regulatory authority having jurisdiction over any Lender or any Agent, or to auditors or accountants, (e) to any Agent, or any Lender, (f) in connection with any litigation to which any one or more of the Lenders or any Agent is a party, or in connection with the enforcement of rights or remedies hereunder or under any other Loan Document, (g) to a subsidiary or affiliate of such Lender, (h) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant agrees to be bound by the provisions hereof or (i) to the Junior Lien Lender.

         13.19 Contribution.(a) Notwithstanding anything to the contrary in Paragraph 10.2 of Section 10 or Paragraph 15.4 of Section 15, if any Obligor makes any payment in respect of any of the Obligations or Guaranty Obligations, other than Obligations in respect of Loans to the extent the proceeds thereof were received by or for such Obligor, through Harvard or otherwise (an "Obligor Payment") and, taking into account all other Obligor Payments then previously made or concurrently being made by any of the other Obligors, the amount of such Obligor Payment exceeds the amount such Obligor would otherwise have paid if each Obligor had paid the aggregate Obligations satisfied by such Obligor Payment in the same proportion as such Obligor's Allocable Amount (as defined below), determined immediately prior to such Obligor Payment, bore to the aggregate Allocable Amounts of all the Obligors as determined immediately prior to the making of such Obligor Payment, then, following full, final and indefeasible payment of the Obligations and the Guaranty Obligations and the termination of the Commitments, such Obligor shall be entitled to receive contribution and indemnification payments from, subject to an applicable Bankruptcy Court order, and be reimbursed by, each other Obligor for the amount of the excess, pro rata, based upon their respective Allocable Amounts of the Obligors in effect immediately prior to such Obligor Payment.




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         (b) As of any date of determination, the "Allocable Amount" of each
Obligor shall be equal to the maximum amount of the claim that could then be recovered from such Obligor under this Paragraph without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

         (c) This Paragraph 13.19 is intended only to define certain relative rights of the Obligors vis-a-vis each other, and nothing set forth in this Paragraph 13.19 is intended to or shall impair the obligations of the Obligors to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Agreement, as their joint and several obligations in respect of the Obligations, in the case of the Borrowers, as their joint and several obligations in respect of the Harvard Obligations, in the case of the Guarantors, and as their own Guaranty Obligations, in the case of the Guarantors (to the extent those Guaranty Obligations exceed the Harvard Obligations). Nothing in this Paragraph 13.19 shall limit the liability of any Borrower to pay the Loans made directly or indirectly to that Borrower and accrued interest and expenses with respect thereto, for which such Borrower shall be primarily liable.

         (d) The parties hereto acknowledge that the rights of contribution and indemnification provided for in this Paragraph 13.19 shall constitute assets of the Obligor to which such contribution and indemnification is owing.

         (e) The rights of the indemnifying Obligors against other Obligors under this Paragraph 13.19 shall be exercisable upon the full, final and indefeasible payment of the Obligations and the Guaranty Obligations and the termination of the Commitments.

SECTION 14.       AGREEMENT BETWEEN THE LENDERS

         14.1 Disbursements. (a) The Administrative Agent, for the account of the Lenders, shall disburse all loans and advances to the Borrowers to be made hereunder by the Lenders and shall handle all collections of Collateral and repayment of Obligations and Guaranty Obligations. It is understood that for purposes of advances to the Borrowers and for purposes of this Section 14 the Administrative Agent is using the funds of the Administrative Agent.

         (b) Unless the Administrative Agent shall have been notified in writing by any Lender prior to any advance to the Borrowers that such Lender will not make the amount which would constitute its share of the borrowing of any Loan on such date available to the Administrative Agent, the Administrative Agent may assume that such Lender shall make such amount available to the Administrative Agent on a Settlement Date, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. A certificate of the Administrative Agent submitted to any Lender with respect to any amount owing under this subsection shall be conclusive, absent manifest error. If such Lender's share of such borrowing is not in fact made available to the Administrative Agent by such Lender on the Settlement Date, the Administrative Agent shall be entitled to recover such amount with interest thereon at the rate per annum applicable to Revolving Loans hereunder, on demand, from the Borrowers without prejudice to any rights which the Administrative Agent may have against such Lender hereunder. Nothing contained in this subsection shall relieve any Lender which has failed to make available its ratable portion of any borrowing hereunder from




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its obligation to do so in accordance with the terms hereof. Nothing contained herein shall be deemed to obligate the Administrative Agent to make available to the Borrowers the full amount of a requested advance when the Administrative Agent has any notice (written or otherwise) that any of the Lenders will not advance its ratable portion thereof.

         14.2 Lender and Administrative Agent Adjustments. (a) On each Settlement Date, the Administrative Agent and the Lenders shall (subject to Paragraph 14.2(c)) each remit to the other, in immediately available funds, all amounts necessary so as to ensure that, as of the Settlement Date, the Lenders shall have their proportionate shares of all outstanding Obligations and Guaranty Obligations as provided below in this Paragraph 14.2 (where "Lender" shall be understood to include the Administrative Agent), each of the Revolving Facility Lenders shall have paid to the Administrative Agent an amount equal to such Revolving Facility Lender's Revolving Credit Percentage of each payment made by the Administrative Agent to the Issuing Bank, on behalf of the Revolving Facility Lenders, pursuant to Paragraph 4.7 of Section 4 of this Agreement (taking into account the provisions of Paragraph 14.2(b)), and each Revolving Facility Lender shall have received its Revolving Credit Percentage of each payment made by the Issuing Bank to the Administrative Agent for distribution among the Revolving Facility Lenders as contemplated in Paragraph 4.6(d) of
Section 4 of this Agreement.

         (b) The amounts payable by each Revolving Facility Lender to the Administrative Agent on account of such Lender's Revolving Facility Percentage of each such payment made on its behalf by the Administrative Agent to the Issuing Bank shall be increased by the interest payable to the Issuing Bank on the same percentage of such payment pursuant to Paragraph 4.7 of Section 4 hereof, to the extent paid by the Administrative Agent. The failure of any Revolving Facility Lender to make available to the Administrative Agent its Revolving Credit Percentage or other relevant proportionate share of any such payment shall not relieve any other Lender of its obligation hereunder to make available to the Administrative Agent its Revolving Credit Percentage or other relevant proportionate share of any payment on a Settlement Date, but no Lender shall be responsible for the failure of any other Lender to make available to the Administrative Agent such other Revolving Facility Lender's Revolving Credit Percentage or other relevant proportionate share of any such payment.

         (c) The Administrative Agent is hereby irrevocably authorized by each of the Lenders to make the settlements provided for in Paragraph 14.2(a) on a net basis, setting off against the amounts otherwise distributable to any Lender by the Administrative Agent all amounts payable by such Lender to the Administrative Agent hereunder at the time, but each Lender shall remain responsible for remitting to the Administrative Agent and the Lenders the net amount payable by such Lender to the Administrative Agent or another Lender (as the case may be) on each Settlement Date.

         (d) In the event that any Lender shall obtain payment in respect of any Loan, L/C Obligations or any other Obligation or Guaranty Obligation owing to such Lender under this Agreement or any other Loan Document through the exercise of a right of setoff, banker's lien or counterclaim, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, in excess of its pro rata share of such payment as provided for in this Agreement,




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such Lender shall promptly, by way of assignment or participation, purchase from the other Lenders an interest (an "Interest") in such Loans, L/C Obligations and other Obligations and Guaranty Obligations in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all Lenders share such payment in accordance with their respective ratable shares as provided for in this Agreement. The Lenders further agree among themselves that if payment to a Lender obtained by such Lender through the exercise of a right of setoff, banker's lien, counterclaim or other event as aforesaid shall be rescinded or must otherwise be restored, each Lender which shall have shared the benefit of such payment shall, by repurchase of the Interest theretofore sold, return its share of that benefit (together with its share of any accrued interest payable with respect thereto) to each Lender whose payment shall have been rescinded or otherwise restored.

         (e) The Obligors agrees that any Lender so purchasing such an Interest by way of participation may, to the fullest extent permitted by law, exercise all rights of payment, including setoff, banker's lien or counterclaim, with respect to such Interest as fully as if such Lender were a holder of such Loan, L/C Obligations or other obligation in the amount of such Interest. Except as otherwise expressly provided in this Agreement, if any Lender or the Administrative Agent shall fail to remit to the Administrative Agent or any other Lender an amount payable by such Lender or the Administrative Agent to the Administrative Agent or such other Lender pursuant to this Agreement on the date when such amount is due, such payments shall be made together with interest thereon for each date from the date such amount is due until the date such amount is paid to the Administrative Agent or such other Lender at a rate per annum equal to the Federal Funds Rate. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Paragraph applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders under this Paragraph to share in the benefits of any recovery on such secured claim.

         14.3 Statement of Accounts. The Administrative Agent shall forward to each Lender, at the end of each month, a copy of the account statement rendered by the Administrative Agent hereunder to the Obligors.

         14.4 Sharing of Payments. The Administrative Agent shall, after receipt of any interest and fees earned under this Agreement, promptly remit to the
Lenders: (a) their respective pro rata portions of all fees, provided, however, that the Lenders (other than CIT in its role as the Administrative Agent) shall
(x) not share in the fees provided for in Paragraphs 9.8, 9.7 and 9.4 of Section 9, as applicable; and (y) receive their respective shares of the DIP Facility Fee in accordance with their respective agreements with the Administrative Agent; (b) interest computed at the rate and as provided for in Section 9 of this Agreement on all outstanding amounts advanced by the Lenders on each Settlement Date, prior to adjustment, that are subsequent to the last remittance by the Administrative Agent to the Lenders of the Borrowers' interest; (c) their respective pro rata portions of all principal repaid on any Loan; and (d) interest on the Loans computed at the rate and as provided for in Section 9 of this Agreement.

         14.5 Pro Rata Responsibility. The Borrowers hereby agree that each Lender is acting hereunder individually and is solely responsible for its portion of the Line of Credit and that the Issuing Bank, the Agents and the other Lenders shall not be responsible for, nor assume any




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obligations for, the failure of any other Lender to make available its portion of the Line of Credit. Further, should any Lender refuse to make available its portion of the Line of Credit, then the other Lenders may, but without obligation to do so, increase, unilaterally, their respective portions of the Line of Credit, in which event the Borrowers are so obligated to the other Lenders.

SECTION 15.       AGENTS AND ISSUING BANK

         15.1 Appointment of Agent. Each Lender hereby irrevocably designates and appoints CIT as the Administrative Agent for the Lenders and CUSA as Syndication Agent for the Lenders under this Agreement and any ancillary loan documents and irrevocably authorizes CIT as the Administrative Agent for such Lender, and CUSA as Syndication Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and all ancillary documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent or the Syndication Agent, as the case may be, by the terms of this Agreement and all ancillary documents together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, neither the Administrative Agent nor the Syndication Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement and the ancillary documents or otherwise exist against the Administrative Agent or the Syndication Agent. Further, without limiting any of the foregoing, each Lender hereby confirms its irrevocable authorization to the Administrative Agent to execute the acknowledgments and consents required (1) by General Motors Corporation in connection with its interest under the Access and Security Agreements or (2) in connection with any Participating Customer Agreement, and in each case ratifies such action by the Administrative Agent.

         15.2 Delegation. (a) The Administrative Agent may execute any of its duties under this Agreement and all ancillary documents by or through agents or attorneys-in-fact and shall be entitled to the advice of counsel concerning all matters pertaining to such duties or functions.

         (b) The Syndication Agent (in its capacity as such, as distinct from CUSA, acting as Lender) shall have no duties, obligations or liabilities hereunder. It may exercise any rights given to it hereunder or under any ancillary documents by or through agents or other attorneys-in-fact and shall be entitled to the advice of counsel concerning all matters pertaining to this Agreement and the other Loan Documents.

         15.3 Exculpatory Provisions. None of the Agents or the Issuing Bank nor any of the officers, directors, employees, agents, or attorneys-in-fact of any of them shall be (i) liable to any Lender for any action lawfully taken or omitted to be taken by it or such Person under or in connection with any Loan Document or all ancillary documents (except for its or such Person's own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction), or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Obligors or any officer thereof contained in any Loan Document or ancillary document or certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent or such Agent under or in connection




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with, any Letter of Credit, all ancillary documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of any Loan Document, all ancillary documents or for any failure of the Obligors to perform their obligations thereunder. The Agents and the Issuing Bank shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement and all ancillary documents or to inspect the properties, books or records of the Obligors.

         15.4 Reliance. Each of the Obligors, Agents and the Issuing Bank shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Obligors), independent accountants and other experts selected by such Agent or the Issuing Bank. Each Agent and the Issuing Bank shall be fully justified in failing or refusing to take any action under this Agreement and all ancillary documents unless it shall first receive such advice or concurrence of the Lenders, or the Required Lenders, as the case may require, as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent and the Issuing Bank shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and all ancillary documents in accordance with a request of the Lenders, or the Required Lenders, as the case may be, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders. The foregoing is without prejudice to Paragraph 4.9 of Section 4 relating to certain actions and reliance by the Issuing Bank.

         15.5 Notice of Default. In no circumstance will the Syndication Agent or the Issuing Bank be deemed to have knowledge or notice of any Default or Event of Default or any duty or responsibility relating thereto. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received written notice from a Lender or Harvard describing such Default or Event of Default. In the event that the Administrative Agent receives such a notice, the Administrative Agent shall promptly give notice thereof to the Lenders and the Issuing Bank. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Lenders, or Required Lenders, as the case may require; provided that unless and until the Administrative Agent shall have received such direction, the Administrative Agent may in the interim (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable and in the best interests of the Lenders.

         15.6 Non-Reliance on Agents, Issuing Bank and Other Lenders. Each Lender expressly acknowledges that neither of the Agents nor the Issuing Bank nor any of the officers, directors, employees, agents or attorneys-in-fact of any of them has made any representations or warranties to it and that no act by such Agent or the Issuing Bank hereinafter taken, including any review of the affairs of the Obligors shall be deemed to constitute any representation or warranty by such Agent or the Issuing Bank to any Lender. Each Lender represents to each Agent, the Issuing Bank and each other Lender that it has, independently and without reliance




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upon such Agent, the Issuing Bank or any other Lender and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Obligors and made its own decision to enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon either Agent, the Issuing Bank or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under the Agreement and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition or creditworthiness of the Obligors. The Administrative Agent, however, shall provide the Lenders with copies of all financial statements, projections and business plans which come into the possession of the Administrative Agent in its capacity as such pursuant to this Agreement.

         15.7 Indemnification by Lenders. (a) Each of the Lenders agrees to indemnify each Agent in its capacity as such (to the extent not reimbursed by the Obligors and without limiting the obligation of the Obligors to do so), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (including, without limitation, all Out-of-Pocket Expenses) of any kind whatsoever (including negligence on the part of such Agent) which may at any time be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of this Agreement or any ancillary documents or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from such Agent's gross negligence or willful misconduct, as finally determined by a court of competent jurisdiction. The agreements in this paragraph shall survive the payment of the Obligations and the Guaranty Obligations.

         (b) The Administrative Agent will use its reasonable business judgment in handling the collection of the Accounts, enforcement of its rights hereunder and realization upon the Collateral but shall not be liable to the Lenders or any other Person for any action taken or omitted to be taken in good faith or on the written advice of counsel or otherwise as contemplated in Paragraph 15.4 of this Section 15. Each of the Lenders expressly releases the Administrative Agent from any and all liability and responsibility (express or implied), for any loss, depreciation of or delay in collecting or failing to realize on any Collateral, the Obligations, the Guaranty Obligations or any guaranties therefor (including the Guaranty) and for any mistake, omission or error in judgment in passing upon or accepting any Collateral or in making (or in failing to make) examinations or audits or for granting indulgences or extensions to the Obligors, any account debtor or any guarantor, other than resulting from the Administrative Agent's gross negligence or willful misconduct, as finally determined by a court of competent jurisdiction.

         15.8 The Agents and the Issuing Bank in Their Individual Capacities. Each of the Issuing Bank and each Agent may make loans to, and generally engage in any kind of business with the Borrowers as though it were not an Agent or the Issuing Bank hereunder. With respect to its Loans made or deemed made by it or obligations hereunder as Lender, the Administrative Agent or the Syndication Agent or Issuing Bank, as the case may be, shall have the same rights




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and powers, duties and liabilities under this Agreement and the other Loan
Documents as any other Lender and may exercise the same as though it was not the Administrative Agent or the Syndication Agent or the Issuing Bank, as the case may be, and the terms "Lender" and "Lenders" shall include each of the Administrative Agent and the Syndication Agent and the Issuing Bank in its individual capacity as a Lender.

         15.9 Successor Agents. An Agent may resign as the Administrative Agent or Syndication Agent (as the case may be) upon 30 days' notice to the Lenders and such resignation shall be effective upon the appointment of a successor Agent acting in the same capacity. If either the Administrative Agent or the Syndication Agent shall resign as Administrative Agent or Syndication Agent, as the case may be, then the Lenders shall appoint a successor Administrative Agent or, if appropriate, Syndication Agent, as applicable, for the Lenders whereupon such successor Administrative Agent or Syndication Agent shall succeed to the rights, powers and duties of the Administrative Agent or Syndication Agent, as applicable, and the term "Administrative Agent" or "Syndication Agent", as the case may be, shall mean such successor agent effective upon its appointment, and the former Administrative Agent `s or Syndication Agent's (as the case may be) rights, powers and duties as Administrative Agent or Syndication Agent (as the case may be) shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement. After any retiring Administrative Agent's or Syndication Agent's (as the case may be) resignation hereunder as the Administrative Agent or Syndication Agent, as applicable, the provisions of this Section 15 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent or Syndication Agent, as applicable.

         15.10 Arrangements Requiring Consent of Lenders; Administrative Agent's Discretion. Notwithstanding anything contained in this Agreement to the contrary, the Administrative Agent shall not, without the prior written consent of all Lenders, knowingly make any Voluntary Overadvance at the request of any of the Borrowers, provided that the foregoing limitations shall not prohibit or restrict (x) Nonconsensual Overadvances or (y) Overadvances by the Administrative Agent to preserve and protect Collateral and immediately after such Voluntary Overadvance the aggregate amount of the Revolving Loans and the outstanding Letters of Credit would not exceed the Revolving Credit Line ("Administrative Agent Permitted Overadvances"). Subject to the provisions of
Section 13, Paragraph 13.2 and the provisions of this Paragraph 15.10 of Section 15 of this Agreement, in all other respects the Administrative Agent is authorized by each of the Lenders to take such actions or fail to take such actions under this Agreement and any other Loan Document if the Administrative Agent, in its reasonable discretion, deems such to be advisable and in the best interest of the Lenders. Notwithstanding any provision to the contrary contained in this Agreement (including the provisions of Section 13, Paragraphs 13.2 and 13.17 and this Section 15, Paragraph 15.10 hereof) the Administrative Agent is authorized to take such actions or fail to take such actions in connection with
(a) the exercise of (i) any and all rights and remedies under this Agreement (including but not limited to the exercise of rights and remedies under Section 11, Paragraph 11.2 of this Agreement) and (ii) its discretion in (x) determining compliance with the eligibility requirements of Eligible Accounts Receivable and/or Eligible Inventory and establishing reserves against Availability in connection therewith and/or (y) the making of Administrative Agent Permitted Overadvances, and/or (b) the release of Collateral not to exceed $250,000 in the aggregate during any Fiscal Year, and/or (c) curing any ambiguity, defect or inconsistency in the terms of this Agreement;




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provided that the Administrative Agent, in its reasonable discretion, deems such to be advisable and in the best interests of the Lenders. In the event the Administrative Agent terminates this Agreement pursuant to the written instructions of the Required Lenders, the Administrative Agent will cease making any loans or advances upon the effective date of termination except for any loans or advances which the Administrative Agent deems, in its sole discretion, to be reasonably required to maintain, protect or realize upon the Collateral.

         15.11 Nonconsenting Lenders. In the event any Lender's consent is required pursuant to the provisions of this Agreement and such Lender does not respond to any request by the Administrative Agent for such consent within ten
(10) days after such request is made to such Lender, such failure to respond shall be deemed a consent. In addition, in the event that any Lender declines to give its consent to any such request, it is hereby mutually agreed that the Administrative Agent and/or any other Lender shall have the right (but not the obligation) to purchase such Lender's share of the Loans and, if applicable, L/C Participations for the full amount thereof together with accrued interest thereon to the date of such purchase.

         15.12 Refund of Payments. If the Administrative Agent is required at any time to return to any Obligor or to a trustee, receiver, liquidator, custodian or other similar official any portion of the payments received by the Administrative Agent in respect of any of the Obligations in connection with the Cases or any bankruptcy or similar proceeding with respect to any Guarantor or any other Person or entity or otherwise, then each Lender shall, on demand of the Administrative Agent, forthwith return to the Administrative Agent its ratable share of any such payments made to such Lender by the Administrative Agent, together with its ratable share of interest and/or penalties, if any, payable by the Lenders. This provision shall survive the termination of this Agreement.

         15.13 Relationship. The Obligors acknowledge that the relationship between and among the Agents and the Lenders and the Issuing Bank, shall not be construed as giving rise to or constituting a joint venture, and the Agents, the Issuing Bank, the Lenders and the Obligors agree that none of the Agents or Lenders or the Issuing Bank is a partner or joint venturer with the Obligors or with any entity comprising the Obligors, in any manner whatsoever.

SECTION 16.       GUARANTY

         16.1 Guaranty. (a) Each Guarantor, as primary obligor and not merely as surety, hereby irrevocably, absolutely and unconditionally ratifies, confirms and acknowledges the continued force and effect of the guaranties given in connection with the Pre-Petition Agreements, and hereby further gives additional guaranty, to each Lender, to the Issuing Bank and to each Agent (each, and the respective successors, transferees and assigns of each, a "Beneficiary") the prompt and full payment in cash as and when due (whether at stated maturity or by required or optional prepayment, acceleration, demand or otherwise), of all existing and future Obligations payable by Harvard, hereunder and under the other Loan Documents, each Guarantor acknowledging and confirming that this Agreement and the Loan Documents and the Pre-Petition Agreements together constitute an amendment and restatement of the obligations guaranteed under the existing guaranties and security therefor, and that the obligations guaranteed include but are not limited to the Obligations payable by Harvard in respect of the principal of and interest (including, without limitation, all interest that accrues after the




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commencement of any case, proceeding or other action relating to bankruptcy, insolvency or reorganization of any Obligor) on the Loans, Reimbursement Obligations, and the fees, expenses and other amounts payable under this Agreement or any other Loan Document and specifically including all amounts payable by Harvard arising from its joint and several obligations as a co-obligor in respect of the Obligations, whether its obligations in respect of such amounts are in the nature of a guaranty or otherwise (all such amounts payable by Harvard in respect of the Obligations, the "Harvard Obligations"). The guaranty set forth in this Section 16 is the "Guaranty" referred to herein and in the other Loan Documents. The statement of account issued by the Administrative Agent to Harvard as to the amount and status of the Harvard Obligations shall be conclusive in the absence of manifest error.

         (b) If any Harvard Obligation is not paid as and when due by Harvard, each Guarantor shall pay such Harvard Obligation on demand, together with interest thereon, which shall accrue from and including the date such Harvard Obligation fell due, to but excluding the date such Harvard Obligation is paid in full, at the highest rate of interest then applicable to any of the Harvard Obligations at the time which is overdue and unpaid. This interest shall be calculated on the basis of a year of 360 days for the actual number of days elapsed in the relevant period.

         (c) Each Guarantor shall, on demand, pay to each Beneficiary any and all expenses (including reasonable fees and expenses of counsel) which may be paid or incurred by such Beneficiary in collecting any or all of the Harvard Obligations and/or enforcing the rights of the Beneficiaries against such Guarantor under the Guaranty, and the Guaranty specifically includes all such expenses, as well as all obligations of such Guarantor (in respect of Taxes and otherwise, including, in the case of Trim Trends, relating to Letters of Credit issued for its account) provided for in this Agreement or any other Loan Document (together with the Harvard Obligations, such obligations, in relation to each Guarantor, its "Guaranty Obligations").

         16.2 Guaranty Obligations Unconditional. (a) Each Guarantor shall perform its obligations under the Guaranty in respect of the Harvard Obligations so that they are paid strictly in accordance with the terms of the Loan Documents.

         (b) Without limiting the foregoing, this Guaranty is a guaranty of payment by each Guarantor, and not merely a guaranty of collection, and shall not be affected in any way by the absence of, or conditioned or contingent upon, any action to obtain payment of any of the Harvard Obligations (by way of setoff or otherwise) from Harvard or any other Person who now or hereafter may be responsible for all or any part of the Harvard Obligations, including any other Guarantor or any Borrower, or from any Collateral or other property, and each Guarantor specifically waives any argument or defense that the Beneficiaries or any of them make, seek or exhaust any recourse of any nature, including any right to realize as to security held, against any other Person before making demands under this Guaranty. In addition, this Guaranty shall be absolute and unconditional irrespective of:

               (i) any change in, or in the interpretation or application of, the law in any jurisdiction which affects or purports to affect any of the terms giving rise to any of the Harvard Obligations or the rights of any Beneficiary with respect thereto;




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               (ii)  any lack of validity or enforceability, any irregularity, default or omission in any relevant documentation, including, without limitation, any Loan Document, of any of the Harvard Obligations, or any delay, failure or omission to enforce or agreement not to enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise of any right with respect to the foregoing (including, in each case, without limitation, as a result of the insolvency, bankruptcy or reorganization of any Beneficiary, Harvard, any other Obligor or any other Person);

               (iii) any change in the time, manner or place of payment of, or in any other term in respect of, all or any of the Loan Documents;

               (iv) any exchange or release of, or non-perfection of any lien on or in, any Collateral, any release or amendment or waiver of or consent to any departure from any other guaranty or security, for all or any of the Harvard Obligations or any release of any Borrower or any other Guarantor from all or any part of its obligations under this Guaranty, any other part of this Agreement or any of the terms of any other Loan Document;

               (v) any claim, set-off, counterclaim, defense or other rights, including, without limitation, any as to marshalling of any security or other guaranties that any Obligor may have at any time and from time to time against any Beneficiary or any other Person, whether in connection with the transactions contemplated in the Loan Documents or any other transaction;

               (vi) the merger, consolidation or amalgamation of Harvard with or into any other Person or the loss by Harvard or any other Guarantor of its separate legal identity, or its ceasing to exist; or

               (vii) any other circumstances which might otherwise constitute a defense based on suretyship or otherwise available to, or a discharge of, any other Obligor or any other Guarantor in respect of (A) the Harvard Obligations or the Guaranty Obligations, (B) the release of or waiver of any rights against any other Obligor and the settlement, compromise or release of any other Obligor, or (C) the failure by any Beneficiary to attempt, or delay by it in attempting, to collect any Guaranty Obligations from any other Guarantor or any Obligations from any Borrower or to realize upon any Collateral; and the Beneficiaries may deal with Harvard, and any of the Obligors as it sees fit without prejudice to or effect on this Guaranty or the security for the Guaranty Obligations;

and each Guarantor hereby irrevocably waives all defenses that it might otherwise have based on any of the matters identified above in this Paragraph
16.2 or based on any other circumstances other than, in each case, the full, final and indefeasible payment of all Harvard Obligations and all Guaranty Obligations of such Guarantor.




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         (c) This Guaranty is a continuing guaranty and shall remain in full force and effect in relation to each Guarantor until the payment in full and indefeasible satisfaction of (i) all the Harvard Obligations and (ii) all of such Guarantor's Guaranty Obligations. This Guaranty shall continue to be effective or shall be reinstated, as the case may require, if at any time any payment, or any part thereof, of any of the Harvard Obligations is rescinded or must otherwise be returned by any Beneficiary upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Harvard or any Guarantor or otherwise, all as though such payment had not been made. This Guaranty shall not be affected by any change in status, of any kind, of Harvard, any Borrower or any Guarantor or of any Beneficiary.

         (d) Without the necessity of any reservation of rights against any Obligor and without notice to or further assent by any Obligor, any demand for payment of any of the Harvard Obligations made by any Beneficiary to any Guarantor may be rescinded by such Beneficiary and any of the Harvard Obligations continued after such rescission.

         (e) Each Guarantor confirms there has been no agreement, promise, representation or stipulation by any Person which in any way affects this Guaranty or its Guaranty Obligations.

         16.3 Waivers. To the extent permitted by applicable law (and without limiting the waivers of defenses of the Guarantors in Paragraph 16.2 of this
Section 16), each Guarantor hereby irrevocably waives:

         (a) promptness and diligence;

         (b) notice of or proof of reliance by any Beneficiary upon this Guaranty or acceptance of this Guaranty;

         (c) notice of the incurrence of any Harvard Obligation or of any Guaranty Obligation of any Guarantor, or of the renewal, extension or accrual of any Harvard Obligation or Guaranty Obligation;

         (d) notice of any actions taken by any Beneficiary, Harvard, any other Borrower, any Guarantor or any other party to any Harvard Obligation Document;

         (e) all other notices, demands and protests, and all other formalities of every kind in connection with the enforcement of the Harvard Obligations or the Guaranty Obligations of any Guarantor, the omission of or delay in which, but for the provisions of this Paragraph 16.3, might constitute grounds for relieving Harvard of any of the Harvard Obligations or any Guarantor of any of its Guaranty Obligations;

         (f) any requirement that any Beneficiary protect, secure, perfect or insure any lien on any Collateral or other property subject thereto or exhaust any right or take any action against Harvard, any other Borrower or any other Guarantor or any other Person or any Collateral; and

         (g) each other circumstance, other than the payment of the Harvard Obligations in full, that might otherwise result in a discharge or exoneration of, or constitute a defense to, such Guarantor's obligations under the Guaranty.




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         16.4 Subrogation. Each Guarantor hereby irrevocably waives and releases any rights which it may acquire by way of subrogation under or in respect of this Guaranty, whether acquired by any payment made hereunder, by any setoff or application of funds of Harvard or any other Guarantor by any Beneficiary or otherwise. Each Guarantor further hereby agrees that, if any of the Harvard Obligations is paid (by way of setoff or otherwise) by such Guarantor, any claim or right that such Guarantor may, as a result, have against any other Guarantor or any Borrower, for contribution or otherwise, shall be subordinate to the rights and claims of the Beneficiaries in respect of all Harvard Obligations and the Guaranty Obligations of each Guarantor, without limitation, as to any increases in the Harvard Obligations or the Guaranty Obligations arising hereunder or thereunder, and shall not be payable until all the Harvard Obligations and the Guaranty Obligations of each Guarantor have been fully, finally and indefeasibly paid in full in cash and, in the event of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding under the laws of any jurisdiction relating to any Guarantor, its debts or its assets, whether voluntary or involuntary, all such Harvard Obligations and Guaranty Obligations shall be fully, finally and indefeasibly paid in cash before any payment or distribution of any character, whether in cash, securities or other property, shall be made by any Guarantor to any other Obligor therefor. If, notwithstanding the foregoing, any Guarantor receives, in respect of any payment made by it under the Guaranty, any amount from Harvard or any other Borrower or another Guarantor, such Guarantor shall promptly pay such amount received by it to the Administrative Agent for the Beneficiaries, for application to the Harvard Obligations or the Guaranty Obligations in such order as the Administrative Agent shall elect and, until such payment is paid to the Administrative Agent, such amount shall be held by such Guarantor for the benefit of the Beneficiaries.

         16.5 Reaffirmation of Pre-Petition Agreements. Each of the Obligors acknowledges and confirms the Obligations and the Guaranty Obligations, as applicable, to the Agents, the Issuing Bank and the Lenders arising out of, in connection with, or as a consequence of, the Pre-Petition Agreements and the other Loan Documents, as amended or modified by this Agreement and the Orders. Each of the Obligors further acknowledges and confirms that each of the Agents, the Issuing Bank and each of the Lenders is entitled to all benefits of the security interest and liens granted under and pursuant to the terms of the Pre-Petition Agreements and any and all of the Loan Documents, as amended and modified by this Agreement and the Orders. Each of the Obligors hereby further acknowledges and confirms the validity, priority and extent of the security interests, liens and claims of the Administrative Agent (for itself and for the Agents, the Issuing Banks and the Lenders) and the claims of the Agents, the Issuing Banks and the Lenders in and to the Pre-Petition Collateral and waive their rights to challenge the entitlements thereto of Agents, the Issuing Bank and the Lenders, and acknowledge that such liens, security interests and claims are valid, enforceable, and binding and entitled to first priority as and against all other claims against the Pre-Petition Collateral, except for valid and perfected liens arising prior to and existing on the Filing Date. Each of the Obligors hereby waives and releases any and all it they may have to challenge the validity, extent and perfection of the liens, claims and security interests in and to the Pre-Petition Collateral of Agents, the Issuing Bank and the Lenders, whether arising under the Loan Documents, this Agreement, or otherwise.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be effective, executed, accepted and delivered at New York, New York, by their proper and duly authorized officers as of the date set forth above.

                                  THE CIT GROUP/BUSINESS CREDIT, INC.
                                  (as Administrative Agent, Collateral Agent and
                                   Lender)

                                  By:
                                     ----------------------------------------



                                  CITICORP USA, INC.,
                                  (as Syndication Agent and Lender)

                                  By:
                                     ----------------------------------------


                                  CITIBANK, N.A.,
                                  (as Issuing Bank)

                                  By:
                                     ----------------------------------------
                                     Vice President

BORROWERS:

HARVARD INDUSTRIES, INC.

By:  ______________
Title:

By:  ______________
Title:

HARVARD TRANSPORTATION CORPORATION

By:
   ------------------------------------------------
   Title:


HAYES-ALBION CORPORATION

By:
   ------------------------------------------------
   Title:


GUARANTORS:


TRIM TRENDS CANADA LIMITED

By:
   --------------------------------------------------
   Title:

177192 CANADA INC.

By:
   --------------------------------------------------
   Title:

                                                                       EXHIBIT A


                         REVOLVING LOAN PROMISSORY NOTE


                                January ___, 2002

$35,000,000


FOR VALUE RECEIVED, the undersigned, HARVARD INDUSTRIES, INC., a Delaware corporation, HARVARD TRANSPORTATION CORPORATION, a Michigan corporation, HAYES-ALBION CORPORATION, a Michigan corporation, (each, a "Borrower" and collectively, the "Borrowers"), promises to pay to the order of THE CIT GROUP/BUSINESS CREDIT, INC. (herein "CIT") as Administrative Agent for the Lenders referred to in the Agreement identified below (in that capacity, the "Administrative Agent") at its office located at 1211 Avenue of the Americas, New York, NY 10036, in lawful money of the United States of America and in immediately available funds, the principal amount of Thirty-Five Million Dollars and No Cents ($35,000,000.00) or such other principal amount as may from time to time be advanced or deemed advanced under the Revolving Credit Line, as defined in the Agreement (each a "Revolving Loan") pursuant to the Agreement (as herein defined). Such Revolving Loan advances shall be repaid on a daily basis as a result of the application of the proceeds of collections of the Accounts and the making of additional Revolving Loans as described in Section 3 of the Agreement. Subject to the terms of the Agreement, the Revolving Loans may be borrowed, repaid and reborrowed by the Borrowers. A final balloon payment in an amount equal to the outstanding aggregate balance of principal and interest remaining unpaid, if any, under this Note as shown on the books and records of the Administrative Agent shall be due and payable on the termination of the Agreement or such earlier time as is provided in the Agreement.

Each Borrower further agrees to pay interest at said office, in like money, on the unpaid principal amount owing hereunder from time to time from the date hereof on the dates, at the rates and otherwise as specified in Section 9 of the Secured Super-Priority Debtor-In-Possession Financing Agreement, of even date herewith between the Borrowers, the Guarantors, and the entities identified therein as the Lenders, the Administrative Agent, the Syndication Agent and the Issuing Bank identified therein (as amended from time to time, the "Agreement"). Capitalized terms used herein and defined in the Agreement shall have the same meanings as set forth therein unless otherwise specifically defined herein.

If any payment on this Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day, and with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

This Note is a Revolving Loan Promissory Note referred to in Section 3.1(d) of the Agreement, evidences the obligations of the Borrowers in respect of Revolving Loans thereunder, and is subject to, and entitled to, all provisions and benefits thereof and is subject to mandatory prepayment, in whole or in part, as provided therein.

The date and amount of the advances made hereunder may be recorded on the grid page or pages which are attached hereto and hereby made part of this Note or the separate ledgers maintained by the Administrative Agent. The aggregate unpaid principal amount of all Revolving Loan advances may be set forth in the balance column on said grid page or such ledgers maintained by the Administrative Agent. All such advances, whether or not so recorded, shall be due as part of this Note. The holder of this Note is authorized to record the date and amount of each Revolving Loan and the date and amount of each payment or prepayment of principal thereof on those grid page or pages.

Each Borrower confirms that any amount received by or paid to the Administrative Agent in connection with the Agreement and/or any balances standing to its credit on any of its accounts or those of any other Borrower on the Administrative Agent's books under the Agreement may in accordance with the terms of the Agreement be applied in reduction of this Note, but no balance or amounts shall be deemed to effect payment in whole or in part of this Note or the Revolving Loans unless the Administrative Agent shall have actually charged such account or accounts for the purposes of such reduction or payment of this Note.

Upon the occurrence of any Event of Default specified in the Agreement or upon termination of the Agreement, all amounts then remaining unpaid on this Note may become, or be declared to be, immediately due and payable as provided in the Agreement.

For purposes of disclosure pursuant to the Interest Act (Canada), the yearly rate of interest to which any rate of interest payable under this Note which is to be calculated on any basis other than a full calendar year is equivalent may be determined by multiplying such rate by a fraction, the numerator of which is the number of days in the calendar year in which the period for which the interest at such rate is payable ends and the denominator of which is the number of days comprising such other basis.

                       HARVARD INDUSTRIES, INC.,
                       HARVARD TRANSPORTATION CORPORATION,
                       HAYES-ALBION CORPORATION,


                       By:
                          --------------------------------
                          Title:

                          GRID PAGES TO REVOLVING NOTE

==============  ==================  ======================  ====================

     Date              Loan                Payment                 Balance
--------------  ------------------  ----------------------  --------------------


--------------  ------------------  ----------------------  --------------------


--------------  ------------------  ----------------------  --------------------


--------------  ------------------  ----------------------  --------------------


--------------  ------------------  ----------------------  --------------------


--------------  ------------------  ----------------------  --------------------


--------------  ------------------  ----------------------  --------------------


--------------  ------------------  ----------------------  --------------------


--------------  ------------------  ----------------------  --------------------


--------------  ------------------  ----------------------  --------------------


--------------  ------------------  ----------------------  --------------------


--------------  ------------------  ----------------------  --------------------


--------------  ------------------  ----------------------  --------------------


--------------  ------------------  ----------------------  --------------------


--------------  ------------------  ----------------------  --------------------


--------------  ------------------  ----------------------  --------------------


--------------  ------------------  ----------------------  --------------------


--------------  ------------------  ----------------------  --------------------


--------------  ------------------  ----------------------  --------------------


--------------  ------------------  ----------------------  --------------------


--------------  ------------------  ----------------------  --------------------


==============  ==================  ======================  ====================

                          GRID PAGES TO REVOLVING NOTE

==============  ==================  ======================  ====================

     Date              Loan                Payment                 Balance
--------------  ------------------  ----------------------  --------------------


--------------  ------------------  ----------------------  --------------------


--------------  ------------------  ----------------------  --------------------


--------------  ------------------  ----------------------  --------------------


--------------  ------------------  ----------------------  --------------------


--------------  ------------------  ----------------------  --------------------


--------------  ------------------  ----------------------  --------------------


--------------  ------------------  ----------------------  --------------------


--------------  ------------------  ----------------------  --------------------


--------------  ------------------  ----------------------  --------------------


--------------  ------------------  ----------------------  --------------------


--------------  ------------------  ----------------------  --------------------


--------------  ------------------  ----------------------  --------------------


--------------  ------------------  ----------------------  --------------------


--------------  ------------------  ----------------------  --------------------


--------------  ------------------  ----------------------  --------------------


--------------  ------------------  ----------------------  --------------------


--------------  ------------------  ----------------------  --------------------


--------------  ------------------  ----------------------  --------------------


--------------  ------------------  ----------------------  --------------------


--------------  ------------------  ----------------------  --------------------


==============  ==================  ======================  ====================

                                                                       EXHIBIT C

                          CERTIFICATE OF THE SECRETARY

         I, ___________________, hereby certify that I am the duly elected, qualified and acting Secretary of __________________ (the "Company"), a _________ corporation, and that, as such, I have access to its corporate records and am familiar with the matters herein certified, and I am authorized to execute and deliver this Certificate in the name and on behalf of the Company and that:

         1. This Certificate is being delivered pursuant to Section 2.1(e) of that certain Secured Super-Priority Debtor-in-Possession Financing Agreement dated as of January 24, 2002, by and among the Company, the lenders from time to time party thereto and The CIT Group/Business Credit, Inc., as Administrative Agent (the "Agreement").

         2. Attached hereto as Exhibit A is a true and correct copy of the Certificate of Incorporation of the Company as certified by the Secretary of State of its State of Incorporation, as in full force and effect immediately prior to the date hereof.

         3. Attached hereto as Exhibit B is a true, correct and complete copy of the bylaws of the Company as in full force and effect on and as of the date hereof.

         4. Attached hereto as Exhibit C is a resolution of the Board of Directors or Board of Managers of the Company, as the case may be, approving and authorizing the execution, delivery, and performance of the Loan Documents to which it is a party as in full force and effect without modification or amendment on and as of the date hereof.

         5. The following persons have been duly elected to the offices of the Company set forth beside their names, have been duly qualified, and on the date hereof, hold the offices set forth opposite their respective names below and the signatures set forth opposite their respective names are their respective genuine signatures:

Name                        Title                               Signature
----                        -----                               ---------
_____________               Chief Financial Officer             ________________
_____________               General Counsel                     ________________

         IN WITNESS WHEREOF, I hereby set forth my signature this ____ day of January, 2002.



                                     --------------------------
                                     Name:
                                     Title:


         I, __________________, hereby certify that (a) I am the duly elected, qualified and acting __________ of the company (b) __________ is the duly elected, qualified and acting Secretary of the Company, and (c) the signature of __________ set forth above is her genuine signature.



                                     --------------------------
                                     Name:
                                     Title:

                                                                       EXHIBIT D

                              OFFICER'S CERTIFICATE

                  Reference is made to the Secured Super-Priority Debtor-In-Possession Financing Agreement dated as of January 24, 2002, [as Amended and Restricted as of February 4, 2002]* between the Borrowers, the Lenders and Issuers party thereto, and The CIT Group/Business Credit, Inc. ("CIT"), as agent for the Lenders and the Issuers (in such capacity, the "Administrative Agent") (the "Agreement"; terms defined therein being used herein as therein defined). The undersigned, the Chief Financial Officer of ______________, in such capacity and not in any personal capacity, hereby certified to the Administrative Agent and each Lender as follows:

         1. The representations and warranties set forth in Section 8 of the Agreement and in the other Loan Documents to which the Company is a party are true and correct in all material respects on and as of the date hereof.

         2. The Company is in compliance with all of the terms and provisions set forth in the Agreement and in the other Loan Documents to which the Company is a party.

         3. As of the date hereof, no Default or Event of Default has occurred and is continuing.

                  IN WITNESS WHEREOF, I hereby set forth my signature this ____
day of [   ], 2002.





                                       --------------------------
                                       Name:
                                       Title:



-------------

*Bracketed language to be used on and after the First Amendment Date.

                                                                       EXHIBIT E

                               NOTICE OF BORROWING

                              Date: _________, 2002

The CIT Group/Business Credit, Inc.
1211 Avenue of the Americas
New York, NY 10036
Attention:  Loan Administrative Officer

         Re: $35,000,000 SECURED SUPER-PRIORITY DEBTOR-IN-POSSESSION FINANCING AGREEMENT DATED AS OF JANUARY 24, 2002, AS AMENDED AND RESTATED AS OF FEBRUARY 4, 2002, BY AND AMONG HARVARD INDUSTRIES, INC., HARVARD TRANSPORTATION CORPORATION, AND HAYES-ALBION CORPORATION, AS BORROWERS, TRIM TRENDS CANADA LIMITED AND 177912 CANADA INC., AS GUARANTORS, THE CIT GROUP/BUSINESS CREDIT, INC., AS ADMINISTRATIVE AGENT, COLLATERAL AGENT AND LENDER, CITICORP USA, INC., AS SYNDICATION AGENT AND LENDER, AND CITIBANK N.A., AS ISSUING BANK (AS AT ANY TIME AMENDED, THE "AGREEMENT")

         This Notice of Borrowing is delivered to you pursuant to Section 3.1(b) of the Agreement. Unless otherwise defined herein, capitalized terms used herein shall have the meanings attributable thereto in the Agreement. Borrower hereby requests an Advance in the aggregate principal amount of $___________, to be made on ___________, 2002.

         Borrower hereby ratifies and reaffirms all of its liabilities and obligations under the Loan Documents and Borrower hereby certifies that no Default or Event of Default exists on the date hereof.

         Borrower has caused this Notice of Borrowing to be executed and delivered by its duly authorized officer, this ____ day of ______, 2002.


                                     By:________________________
                                     Name:
                                     Title:

                                                                       EXHIBIT F


                                     FORM OF
                             ASSIGNMENT AND TRANSFER


         ASSIGNMENT AND TRANSFER AGREEMENT dated as of ___________, ____ between [insert name of assigning Lender] (the "Assignor") and [insert name of Assignee] (the "Assignee").

                             PRELIMINARY STATEMENTS

               1. This Assignment and Transfer Agreement (this "Agreement") relates to the Secured Super-Priority Debtor-In-Possession Financing Agreement dated as of January 24, 2002 (as amended from time to time, the "Agreement"), among THE CIT GROUP/BUSINESS CREDIT, INC., ("CIT"), as administrative agent for the Lenders party thereto from time to time (in that capacity, the "Administrative Agent"), CITICORP USA, INC., as syndication agent, each Lender party thereto from time to time, CITIBANK, N.A., as Issuing Bank, and HARVARD INDUSTRIES, INC., and certain of its direct and indirect subsidiaries as joint and several co-obligors and guarantors. All capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Agreement.

               The Assignor, at commencement of business on the date hereof

         (i) is the lender in respect of Revolving Loans in an aggregate amount of $__________,

         (ii) the Assignor's Revolving Credit Percentage is _______ percent (____%) of the total Revolving Credit Commitment.

               2. This Agreement shall become effective prior to the making of any Loan that is made on the date hereof.

               3. The Assignor proposes to sell and assign to the Assignee all of the rights and interests of the Assignor under the Agreement, and the Assignee proposes to accept assignment of such rights and assume the corresponding obligations from the Assignor on such terms, in each case in respect and to the extent of the interests set forth in the table below (the "Transferred Interest"):

                                    Principal Amount of
                                    Transferred Interest
                                    (Principal or %)       Percentage Assigned*


 (i)     Revolving Loans;           $

(ii)     Revolving Credit Percentage                       %



         NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

         A. Assignment. (1) The Assignor hereby assigns and sells to the Assignee the Transferred Interest, and the Assignee hereby accepts such assignment from the Assignor and assumes all of the obligations of the Assignor under the Agreement corresponding to the Transferred Interest including, without limitation, the related portion of the Assignor's Commitments. Upon such execution, delivery, acceptance and recording hereof by the Assignor and Assignee and the receipt by the Administrative agent from the Assignee of an assignment fee of $3,500 (subject to any consent required in subparagraph (b) of paragraph 13.17 of the Agreement) and the payment by the Assignee of the amount specified in Part B required to be paid on the date hereof, (2) the Assignee shall, as of the commencement of business on the date hereof, succeed to the rights and be obligated to perform the obligations of a Lender under the Agreement and the Loan Documents, in respect of the Transferred Interest and (3) the Loans and Commitments of the Assignor shall, as of the commencement of business on the date hereof, be reduced correspondingly and the Assignor released from its obligations under the Agreement and Loan Documents to the extent such obligations have been assumed by the Assignee. The assignment provided for herein shall be without recourse to the Assignor.

               (2) After giving effect to this Assignment and Transfer Agreement the parties hereto agree that the Loans and Commitment of each of the Assignor and the Assignee will be as set forth on Schedule I following the signature lines hereof.

         B. Payments. As consideration for the assignment and sale contemplated in Section 1 hereof, the Assignee shall pay to the Assignor on the date hereof in immediately available funds an amount equal to ________________ ($________). It is understood that interest and fees payable to the Assignor under the Agreement accrued to the date hereof are for the account of the Assignor and such interest and fees accruing from and including the date hereof are for the account of the Assignee. Each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party.


-------------------------
* After the Initial Closing Date only.

         C. Agreement. Each of the Assignor and the Assignee agrees that this Assignment and Transfer Agreement is made in accordance with and subject to the terms of Section 13.14 of the Agreement, which is hereby incorporated by reference herein.

         D. Representations and Warranties of Assignee. The Assignee represents and warrants that (i) the Assignee is legally authorized to enter into this Agreement and is an Eligible Assignee under the terms of the Agreement and (ii) the Assignee has received copies of the Agreement and the Loan Documents, such financial statements and such other documents and information as it has requested or deemed appropriate to make its own credit analysis and decision to enter into this Agreement and the transactions contemplated herein.

         E. Non-Reliance on Assignor. The Assignee expressly acknowledges that neither the Assignor nor the Agents nor the Issuing Bank nor any of the officers, directors, employees, agents or attorneys-in-fact of any of them has made any representations or warranties to it and that no act by such Assignor, Agent or the Issuing Bank hereinafter taken, including any review of the affairs of the Obligors shall be deemed to constitute any representation or warranty by such Assignor, Agent or the Issuing Bank to the Assignee. The Assignee represents to each of the Assignor, the Agents, the Issuing Bank and each other Lender that it has, independently and without reliance upon the Assignor or any Agent, the Issuing Bank or any Lender and based on such documents and information as the Assignee alone has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Obligors and made its own decision to enter into this Agreement.

         F. Governing Law. This Agreement and any disputes that may arise in connection with this Agreement or any transaction hereunder shall be governed by and construed in accordance with the internal laws of the State of New York without respect to principles of conflicts of laws.

         G. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         H. Other Documentation. Any notice or other communication required under or relating to the Agreement shall be addressed to the Assignee as identified in Schedule II.

         I. Notice. Upon receipt of this Agreement and payment of the fee referred to in Paragraph A from the Assignee, the Administrative Agent is hereby requested, if this Agreement has been completed, and subject to any consents required pursuant to subparagraph (b) of Paragraph 13.15 of the Agreement, to
(i) accept such Assignment and Transfer Agreement, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to Harvard (for further notice from Harvard to the other Borrowers).

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.


                                            [NAME OF ASSIGNOR]

                                             By:
                                                --------------------------
                                                Name:
                                                Title:

                                            [NAME OF ASSIGNEE]

                                             By:
                                                ---------------------------
                                                Name:
                                                Title:

ACCEPTED AND ACKNOWLEDGED* TO:

THE CIT GROUP/BUSINESS CREDIT, INC.,
     as Administrative Agent

By:
   -----------------------------------
   Name:
   Title:

-------------------------
* Subject to any consents required pursuant to subparagraph (b) of Paragraph
13.14 of the Agreement.


*[CONSENTED TO:

HARVARD INDUSTRIES INC.,

By:
   ----------------------------------
   Name:
   Title:  ]

-------------------------
*If required.

                                                                      Schedule I


After giving effect to this Assignment and Transfer Agreement the amount of the Commitment, each of the Loans and the Revolving Credit Percentage of each of the Assignor and the Assignee will be as follows:


Assignor:
---------


                                          Amount                 Percentage
        Revolving Loans                   $                      %


        Revolving Credit Percentage                              %


Assignee:
---------


                                          Amount                 Percentage
        Revolving Loans                   $                      %


        Revolving Credit Percentage                              %

                                                                     Schedule II

LEGAL NAME OF ASSIGNEE TO APPEAR IN DOCUMENTATION

------------------------------------------------------------------------------


GENERAL INFORMATION

LENDING OFFICE:

Institution Name: _____________________________________________________________

Street Address: _______________________________________________________________

City, State, Country, Zip Code: _______________________________________________


CONTACTS/NOTIFICATION METHODS

CREDIT CONTACTS

Contact: ______________________________________________________________________

Street Address: _______________________________________________________________

City, State, Country, Zip Code: _______________________________________________

Phone Number: ________________________________________________________________

Fax Number: __________________________________________________________________


ADMINISTRATIVE CONTACTS -- BORROWINGS, PAYDOWNS, INTEREST, FEES, ETC.

Contact: ______________________________________________________________________

Street Address: _______________________________________________________________

City, State, Country, Zip Code: _______________________________________________

Phone Number: ________________________________________________________________

Fax Number: __________________________________________________________________